
                                                                    EXHIBIT 10.2

                                                           EXECUTION COUNTERPART

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                                 $1,200,000,000

                                CREDIT AGREEMENT

                                      AMONG

                             MASTERCARD INCORPORATED

                               THE SEVERAL LENDERS
                        FROM TIME TO TIME PARTIES HERETO

                         CITIGROUP GLOBAL MARKETS INC.,
                            AS SOLE LEAD ARRANGER AND
                                SOLE BOOK MANAGER

                                       AND

                                 CITIBANK, N.A.,
                           AS CO-ADMINISTRATIVE AGENT

                              JPMORGAN CHASE BANK,
                           AS CO-ADMINISTRATIVE AGENT

                          J.P. MORGAN SECURITIES, INC.,
                                 AS CO-ARRANGER

                            DATED AS OF JUNE 20, 2003

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                                TABLE OF CONTENTS

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SECTION 1.   DEFINITIONS.........................................................................      1
     1.1      Defined Terms......................................................................      1
     1.2      Other Definitional Provisions......................................................     14

SECTION 2.   AMOUNT AND TERMS OF LOANS...........................................................     14
     2.1      Revolving Credit Commitments.......................................................     14
     2.2      Procedure for Revolving Credit Borrowing...........................................     14
     2.3      Term Loans.........................................................................     15
     2.4      Procedure for Term Loan Borrowing..................................................     15
     2.5      Facility Fee.......................................................................     15
     2.6      Termination or Reduction of Commitments............................................     15
     2.7      Repayment of Revolving Credit Loans and Term Loans; Evidence of Debt...............     16
     2.8      Optional Prepayments...............................................................     17
     2.9      Conversion and Continuation Options................................................     17
     2.10     CAF Advances.......................................................................     17
     2.11     Procedure for CAF Advance Borrowing................................................     18
     2.12     CAF Advance Payments...............................................................     20
     2.13     Evidence of Debt...................................................................     21
     2.14     Certain Restrictions...............................................................     21
     2.15     Minimum Amounts of Tranches........................................................     21
     2.16     Interest Rates and Payment Dates...................................................     21
     2.17     Computation of Interest and Fees...................................................     22
     2.18     Inability to Determine Interest Rate...............................................     22
     2.19     Pro Rata Treatment and Payments....................................................     23
     2.20     Swing Line Commitment..............................................................     23
     2.21     Illegality.........................................................................     25
     2.22     Requirements of Law................................................................     26
     2.23     Taxes..............................................................................     27
     2.24     Indemnity..........................................................................     28
     2.25     Commitment Increases...............................................................     28
     2.26     Commitment Extensions..............................................................     29

SECTION 3.   REPRESENTATIONS AND WARRANTIES......................................................     30
     3.1      Financial Condition................................................................     31
     3.2      No Change..........................................................................     31
     3.3      Corporate Existence; Compliance with Law...........................................     31
     3.4      Corporate Power; Authorization; Enforceable Obligations............................     32
     3.5      No Legal Bar.......................................................................     32
     3.6      No Material Litigation.............................................................     32
     3.7      No Default.........................................................................     32
     3.8      Ownership of Property; Liens.......................................................     32
     3.9      Intellectual Property..............................................................     33
     3.10     No Burdensome Restrictions.........................................................     33
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     3.11     Taxes..............................................................................     33
     3.12     Federal Regulations................................................................     33
     3.13     ERISA..............................................................................     33
     3.14     Investment Company Act; Other Regulations..........................................     34
     3.15     Subsidiaries.......................................................................     34
     3.16     Purpose of Loans...................................................................     34
     3.17     Environmental Matters..............................................................     34
     3.18     Solvency...........................................................................     35

SECTION 4.   CONDITIONS PRECEDENT................................................................     35
     4.1      Conditions to Initial Loan.........................................................     35
     4.2      Conditions to Each Loan............................................................     36

SECTION 5.   AFFIRMATIVE COVENANTS...............................................................     37
     5.1      Financial Statements...............................................................     37
     5.2      Certificates; Other Information....................................................     38
     5.3      Payment of Obligations.............................................................     38
     5.4      Conduct of Business and Maintenance of Existence...................................     38
     5.5      Maintenance of Property; Insurance.................................................     39
     5.6      Inspection of Property; Books and Records; Discussions.............................     39
     5.7      Notices............................................................................     39
     5.8      Environment Laws...................................................................     40

SECTION 6.   NEGATIVE COVENANTS..................................................................     40
     6.1      Maintenance of Net Worth...........................................................     40
     6.2      Limitation on Liens................................................................     40
     6.3      Limitation on Fundamental Changes..................................................     42
     6.4      Limitation on Sale of Assets.......................................................     42
     6.5      Limitation on Dividends............................................................     43
     6.6      Limitation on Investments, Loans and Advances......................................     43
     6.7      Limitation on Transactions with Affiliates.........................................     43
     6.8      Limitation on Changes in Fiscal Year...............................................     43
     6.9      Limitation on Lines of Business....................................................     43
     6.10     Upstreaming........................................................................     43

SECTION 7.   EVENTS OF DEFAULT...................................................................     44

SECTION 8.   THE ADMINISTRATIVE AGENT............................................................     46
     8.1      Appointment........................................................................     46
     8.2      Delegation of Duties...............................................................     46
     8.3      Exculpatory Provisions.............................................................     46
     8.4      Reliance by Administrative Agent...................................................     47
     8.5      Notice of Default..................................................................     47
     8.6      Non-Reliance on Administrative Agent and Other Lenders.............................     47
     8.7      Indemnification....................................................................     48
     8.8      Administrative Agent in Its Individual Capacity....................................     48

                                       ii

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     8.9      Successor Administrative Agent.....................................................     48
     8.10     Substitute Administrative Agent....................................................     49

SECTION 9.   GUARANTEE...........................................................................     49

SECTION 10.  MISCELLANEOUS.......................................................................     53
     10.1     Amendments and Waivers.............................................................     53
     10.2     Notices............................................................................     54
     10.3     No Waiver; Cumulative Remedies.....................................................     55
     10.4     Survival of Representations and Warranties.........................................     55
     10.5     Payment of Expenses and Taxes......................................................     55
     10.6     Successors and Assigns; Participations and Assignments.............................     56
     10.7     Adjustments; Set-off...............................................................     59
     10.8     Counterparts.......................................................................     60
     10.9     Severability.......................................................................     60
     10.10    Integration........................................................................     60
     10.11    Termination of Commitments and Swing Line Commitments..............................     60
     10.12    GOVERNING LAW......................................................................     60
     10.13    Submission To Jurisdiction; Waivers................................................     60
     10.14    Acknowledgements...................................................................     61
     10.15    WAIVERS OF JURY TRIAL..............................................................     61
     10.16    Confidentiality....................................................................     61

SCHEDULES

1.1(a)   -    Cash Equivalents
1.1(b)   -    Permitted Investments
1.2      -    Commitments
3.1      -    Interest Rate and Currency Protection
3.6      -    Material Litigation
3.15     -    Subsidiaries
6.2(f)   -    Liens
6.10     -    Dividend Blocks
10.7(b)  -    Fiduciary Accounts

EXHIBITS

A        Form of Revolving Credit Note
B        Form of Term Note
C        Form of Swing Line Note
D-1      Form of CAF Advance Request
D-2      Form of CAF Advance Offer
D-3      Form of CAF Advance Confirmation
D-4      Form of CAF Advance Assignment
E        Form of Swing Line Loan Participation Certificate
F        Form of Opinion of General Counsel of Borrower and International
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                                      iii

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G        Form of Borrowing Notice
H        Form of Assignment and Acceptance
I        Form of Closing Certificate
J        Form of Compliance Certificate
K-1      Form of New Lender Supplement
K-2      Form of Commitment Increase Supplement
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                                       iv

                  CREDIT AGREEMENT, dated as of June 20, 2003 among MASTERCARD INCORPORATED, a Delaware corporation (the "Borrower"), MASTERCARD INTERNATIONAL INCORPORATED, a Delaware corporation ("International" or the "Guarantor"), the several banks and other financial institutions from time to time parties to this Agreement (the "Lenders"), and CITIBANK, N.A. ("Citibank"), as administrative agent for the Lenders hereunder (in such capacity, the "Administrative Agent"), and JPMORGAN CHASE BANK, as back-up administrative agent for the Lenders hereunder (in such capacity, the "Backup Agent").

                  The parties hereto hereby agree as follows:

                             SECTION 1. DEFINITIONS

                  1.1 Defined Terms. As used in this Agreement, the following terms shall have the following meanings:

                  "ABR": a fluctuating interest rate per annum in effect from time to time, which rate per annum shall at all times be equal to the highest of:

                                    (i) the rate of interest announced publicly
                  by Citibank in New York City from time to time as Citibank's base rate; and

                                    (ii) 1.00% per annum above the latest
                  three-week moving average of secondary market morning offering rates in the United States for three-month certificates of deposit of major United States money market banks, such three-week moving average being determined weekly on each Monday (or, if any such day is not a Business Day, on the next succeeding Business Day) for the three-week period ending on the previous Friday by Citibank on the basis of such rates reported by certificate of deposit dealers to and published by the Federal Reserve Bank of New York or, if such publications shall be suspended or terminated, on the basis of quotations for such rates received by Citibank from three New York certificate of deposit dealers of recognized standing selected by Citibank, in either case adjusted to the nearest 0.25%, or if there is no nearest 0.25%, to the next higher 0.25%; and

                                    (iii) for any day, 0.50% per annum above the
                  Federal Funds Rate in effect on such day;

                  plus for each Term Loan, 0.25% per annum.

                  Each change in any interest rate provided for herein based upon the ABR resulting from a change in the ABR shall take effect at the time of such change in the ABR.

                  "ABR Loans": Revolving Credit Loans and Term Loans hereunder the rate of interest applicable to which is based upon the ABR.

                  "Administrative Agent": as defined in the preamble hereof.

                                CREDIT AGREEMENT

                  "Administrative Questionnaire": an Administrative Questionnaire in a form supplied by the Administrative Agent.

                  "Affiliate": as to any Person, any other Person (other than a Subsidiary) which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. For purposes of this definition, "control" of a Person means the power, directly or indirectly, either to (a) vote 25% or more of the securities having ordinary voting power for the election of directors of such Person or (b) direct or cause the direction of the management and policies of such Person, whether by contract or otherwise.

                  "Agreement": this Credit Agreement, as amended, supplemented or otherwise modified from time to time.

                  "Applicable Margin": for each LIBOR Loan, 0.28% per annum, plus (i) on each day on which the drawn portion of the aggregate amount of the Commitments (including Swing Line Loans, CAF Advances and Term Loans) exceeds 33% of the aggregate amount of the Commitments as in effect on the Closing Date, 0.10% per annum, plus (ii) for each Term Loan, 0.25% per annum.

                  "Assignee": as defined in subsection 10.6(c).

                  "Available Commitment": as to any Lender on any day, an amount equal to the excess, if any, of (a) the amount of such Lender's Commitment over (b) the aggregate of (i) the aggregate principal amount of all Revolving Credit Loans and Term Loans made by such Lender then outstanding and (ii) an amount equal to such Lender's Commitment Percentage of the aggregate principal amount of all Swing Line Loans then outstanding (after giving effect to any repayment of Swing Line Loans on such day).

                  "Backup Agent": as defined in the preamble hereof.

                  "Board": the Board of Governors of the Federal Reserve System of the United States (or any successor).

                  "Borrower": as defined in the preamble hereof.

                  "Borrowing Date": any Business Day specified in a notice pursuant to subsections 2.2, 2.4, 2.11 or 2.20 as a date on which the Borrower requests the Lenders or the Swing Line Lender, as the case may be, to make Loans hereunder.

                  "Business": as defined in subsection 3.17.

                  "Business Day": a day other than a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to close; provided that when such term is used to describe a day on which a borrowing, payment or interest rate determination is to be made in respect of a LIBOR Loan or a LIBOR CAF Advance, such day shall also be a day on which dealings in foreign currencies and exchange between banks may be carried on in London, England.

                                CREDIT AGREEMENT

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                                                                               3

                  "CAF Advance": each CAF Advance made pursuant to subsection 2.10.

                  "CAF Advance Availability Period": the period from and including the Closing Date to and including the date which is 7 days prior to the Revolving Credit Termination Date.

                  "CAF Advance Confirmation": each confirmation by the Borrower of its acceptance of CAF Advance Offers, which confirmation shall be substantially in the form of Exhibit D-3 and shall be delivered to the Administrative Agent by facsimile transmission.

                  "CAF Advance Interest Payment Date": as to each CAF Advance, each interest payment date specified by the Borrower for such CAF Advance in the related CAF Advance Request.

                  "CAF Advance Maturity Date": as to any CAF Advance, the date specified by the Borrower pursuant to subsection 2.11(a) in its acceptance of the related CAF Advance Offer.

                  "CAF Advance Offer": each offer by a Lender to make CAF Advances pursuant to a CAF Advance Request, which offer shall contain the information specified in Exhibit D-2 and shall be delivered to the Administrative Agent by telephone, immediately confirmed by facsimile transmission.

                  "CAF Advance Request": each request by the Borrower for Lenders to submit bids to make CAF Advances, which request shall contain the information in respect of such requested CAF Advances specified in Exhibit D-1 and shall be delivered to the Administrative Agent in writing, by facsimile transmission, or by telephone, immediately confirmed by facsimile transmission.

                  "Capital Lease": as applied to any Person, any lease of any property (whether real, personal or mixed) by that Person as lessee which, in conformity with GAAP, is, or is required to be, accounted for as a capital lease on the balance sheet of that Person.

                  "Capitalized Lease Obligations": all obligations under Capital Leases of any Person, in each case taken at the amount thereof accounted for as liabilities in accordance with GAAP.

                  "Capital Stock": any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation) and any and all warrants or options to purchase any of the foregoing.

                  "Cash Equivalents": (i) cash equivalents in existence on March 31, 2003 as set forth on Schedule 1.1(a) (and, in the case of any such cash equivalents described on Schedule 1.1(a), any replacement of any such cash equivalents with substantially the same investment), (ii) securities issued or directly and fully guaranteed or insured by the United States or any agency or instrumentality thereof (provided that the full faith and credit of the United States is pledged in support thereof) having maturities of not more

                                CREDIT AGREEMENT

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                                                                               4

         than one year from the date of acquisition, (iii) Dollar denominated time deposits, certificates of deposit and bankers acceptances of any Lender or any bank whose short-term commercial paper rating from Standard & Poor's Corporation ("S&P") is at least A-1 or the equivalent thereof or from Moody's Investors Service, Inc. ("Moody's") is at least P-1 or the equivalent thereof (any such bank, an "Approved Bank"), with maturities of not more than one year from the date of acquisition, (iv) repurchase obligations with a term of not more than seven days for underlying securities of the type described in clause (ii) entered into with an Approved Bank, (v) commercial paper issued by, or guaranteed by, any Approved Bank or by the parent company of any Approved Bank or commercial paper issued by, or guaranteed by, any industrial or financial company with a short-term commercial paper rating of at least A-1 or the equivalent thereof by S&P or at least P-1 or the equivalent thereof by Moody's, or issued by, or guaranteed by, any industrial or financial company with a long term unsecured debt rating of at least A or A2, or the equivalent of each thereof, from S&P or Moody's, respectively, and in each case maturing within one year after the date of acquisition and (vi) any fund or funds making substantially all of their investments in investments of the type described in clauses (i) through (v) above.

                  "C/D Assessment Rate": for any day as applied to any loan the interest rate applicable to which is based upon the ABR, the annual assessment rate in effect on such day which is payable by a member of the Bank Insurance Fund maintained by the Federal Deposit Insurance Corporation (the "FDIC") classified as well-capitalized and within supervisory subgroup "B" (or a comparable successor assessment risk classification) within the meaning of 12 C.F.R. Section 327.4 (or any successor provision) to the FDIC (or any successor) for the FDIC's (or such successor's) insuring time deposits at offices of such institution in the United States.

                  "C/D Reserve Percentage": for any day as applied to any loan the interest rate applicable to which is based upon the ABR, that percentage (expressed as a decimal) which is in effect on such day, as prescribed by the Board, for determining the maximum reserve requirement for a Depositary Institution (as defined in Regulation D of the Board) in respect of new non-personal time deposits in Dollars having a maturity of 30 days or more.

                  "Citibank": as defined in the preamble hereof.

                  "Closing Date": the date on which the conditions precedent set forth in subsection 4.1 shall be satisfied.

                  "Code": the Internal Revenue Code of 1986, as amended from time to time.

                  "Commitment": as to any Lender, the obligation of such Lender to make Revolving Credit Loans and Term Loans to the Borrower hereunder in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Lenders name on Schedule 1.2, as such amount may be reduced or increased from time to time in accordance with the provisions of this Agreement.

                  "Commitment Increase Offer": as defined in subsection 2.25(a).

                                CREDIT AGREEMENT

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                                                                               5

                  "Commitment Increase Supplement": as defined in subsection 2.25(c).

                  "Commitment Percentage": as to any Lender at any time, the percentage which such Lender's Commitment then constitutes of the aggregate Commitments (or, at any time after the Commitments shall have expired or terminated, the percentage which the aggregate principal amount of such Lender's Revolving Credit Loans and Term Loans then outstanding constitutes of the aggregate principal amount of the Revolving Credit Loans and Term Loans then outstanding).

                  "Commitment Period": the period from and including the date hereof to but not including the Revolving Credit Termination Date or such earlier date on which the Commitments shall terminate as provided herein.

                  "Commonly Controlled Entity": an entity, whether or not incorporated, which is under common control with the Borrower within the meaning of Section 4001 of ERISA or is part of a group which includes the Borrower and which is treated as a single employer under
         Section 414 of the Code.

                  "Confidential Information": non-public information that the Borrower or any of its Subsidiaries (or any of their representatives) furnishes to the Administrative Agent or any Lender, but does not include any such information that is or becomes generally available to the public (other than as a result of a result of breach of this Agreement).

                  "Consolidated Net Income": as at date for determination thereof, consolidated net income of the Borrower and its Subsidiaries, determined in accordance with GAAP.

                  "Consolidated Net Worth": for any Person and as at any date of determination, the members' or stockholders' equity of such Person, as the case may be, as determined in accordance with GAAP and as would be reflected on a consolidated balance sheet of such Person prepared as of such date.

                  "Contractual Obligation": as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is legally bound.

                  "Declined Amount": as defined in subsection 2.25(a).

                  "Declining Lender": as defined in subsection 2.25(a).

                  "Default": any of the events specified in Section 7, whether or not any requirement for the giving of notice, the lapse of time, or both, or any other condition, has been satisfied.

                  "Dollars" and "$": dollars in lawful currency of the United States.

                  "Domestic Subsidiary": any Subsidiary organized under the laws of any jurisdiction within the United States of America.

                                CREDIT AGREEMENT

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                                                                               6

                  "Environmental Laws": any and all foreign, Federal, state, local or municipal laws, rules, orders, regulations, statutes, ordinances, codes, decrees, requirements of any Governmental Authority or other Requirements of Law (including common law) regulating, relating to or imposing liability or standards of conduct concerning protection of human health or the environment, as now or may at any time hereafter be in effect.

                  "ERISA": the Employee Retirement Income Security Act of 1974, as amended from time to time.

                  "Eurocurrency Reserve Requirements": for any day as applied to a LIBOR Loan or a LIBOR CAF Advance, the aggregate (without duplication) of the rates (expressed as a decimal fraction) of reserve requirements in effect on such day (including, without limitation, basic, supplemental, marginal and emergency reserves under any regulations of the Board or other Governmental Authority having jurisdiction with respect thereto) dealing with reserve requirements prescribed for eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D of the Board) maintained by a member bank of such system.

                  "Event of Default": any of the events specified in Section 7, provided that any requirement for the giving of notice, the lapse of time, or both, or any other condition, has been satisfied.

                  "Executive Incentive Compensation Plan": as described in the annual report of the Borrower.

                  "Federal Funds Rate": for any day, the rate per annum (rounded upward, if necessary, to the nearest 1/100 of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day, provided that (i) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (ii) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average of the quotations received by the Administrative Agent from three federal funds brokers of recognized standing selected by the Administrative Agent.

                  "Fixed Rate CAF Advance Request": any CAF Advance made pursuant to a Fixed Rate CAF Advance Request.

                  "Fixed Rate CAF Advance": any CAF Advance Request requesting the Lenders to offer to make CAF Advances at a fixed rate of interest (as opposed to a rate composed of the London Interbank Offered Rate plus (or minus) a margin).

                  "Foreign Subsidiary": as to any Person, any Subsidiary of such Person organized under the laws of any jurisdiction outside the United States.

                  "GAAP": generally accepted accounting principles in the United States in effect from time to time.

                                CREDIT AGREEMENT

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                                                                               7

                  "Governmental Authority": any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

                  "Guarantee": as to any Person (the "guaranteeing person"), any obligation of (a) the guaranteeing person or (b) another Person (including, without limitation, any bank under any letter of credit) to induce the creation of which the guaranteeing person has issued a reimbursement, counterindemnity or similar obligation, in either case guaranteeing or in effect guaranteeing any Indebtedness, leases, dividends or other obligations (the "primary obligations") of any other third Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, any obligation of the guaranteeing person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (1) for the purchase or payment of any such primary obligation or (2) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the owner of any such primary obligation against loss in respect thereof; provided, however, that the term Guarantee shall not include endorsements of instruments for deposit or collection in the ordinary course of business or obligations of any Obligor or its Subsidiaries in respect of settlement failures by one or more of its members. The amount of any Guarantee of any guaranteeing person shall be deemed to be the lower of (a) an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee is made and (b) the maximum amount for which such guaranteeing person may be liable pursuant to the terms of the instrument embodying such Guarantee, unless such primary obligation and the maximum amount for which such guaranteeing person may be liable are not stated or determinable, in which case the amount of such Guarantee shall be such guaranteeing person's maximum reasonably anticipated liability in respect thereof as determined by the Borrower in good faith.

                  "Guaranteed Obligations": as defined in Section 9.

                  "Guarantor": as defined in the preamble hereof.

                  "Indebtedness": as to any Person, (a) all indebtedness of such Person for borrowed money, (b) the deferred purchase price of assets or services which in accordance with GAAP would be shown on the liability side of the balance sheet of such Person, (c) the face amount of all letters of credit issued for the account of such Person and, without duplication, all drafts drawn thereunder, (d) all Indebtedness of a second Person secured by any Lien on any property owned by such first Person, whether or not such Indebtedness has been assumed, (e) all Capitalized Lease Obligations of such Person, (f) all obligations of such Person to pay a specified purchase price for goods or services whether or not delivered or accepted, e.g., take-or-pay and similar obligations, (g) all obligations of such Person under Interest Rate Agreements, and (h) without duplication, all Guarantees of such Person of Indebtedness of others, provided that

                                CREDIT AGREEMENT

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                                                                               8

         Indebtedness shall not include trade payables and accrued expenses relating to employees, in each case arising in the ordinary course of business.

                  "Insolvency": with respect to any Multiemployer Plan, the condition that such Plan is insolvent within the meaning of Section 4245 of ERISA.

                  "Insolvent": pertaining to a condition of Insolvency.

                  "Interest Payment Date": (a) as to any Loan the rate of interest applicable to which is based upon the ABR, the last day of each March, June, September and December, on the Revolving Credit Termination Date and on the Termination Date, (b) as to any LIBOR Loan or LIBOR CAF Advance having an Interest Period of three months or less, or any Fixed Rate CAF Advance having an Interest Period of 90 days or less, the last day of such Interest Period and (c) as to any LIBOR Loan or any Fixed Rate CAF Advance having an Interest Period longer than three months or 90 days, respectively, each day which is three months or 90 days, respectively, or a whole multiple thereof, after the first day of such Interest Period and the last day of such Interest Period.

                  "Interest Period": (a) with respect to any LIBOR Loan:

                                    (i) initially, the period commencing on the
                  borrowing or conversion date, as the case may be, with respect to such LIBOR Loan and ending one, two, three or six months thereafter, as selected by the Borrower in its notice of borrowing or notice of conversion, as the case may be, given with respect thereto; and

                                    (ii) thereafter, each period commencing on
                  the last day of the next preceding Interest Period applicable to such LIBOR Loan and ending one, two, three or six months thereafter, as selected by the Borrower by irrevocable notice to the Administrative Agent not less than three Business Days prior to the last day of the then current Interest Period with respect thereto;

                  (b) with respect to any CAF Advance, the period specified in the CAF Advance Confirmation with respect to such CAF Advance;

         provided that all of the foregoing provisions relating to Interest Periods are subject to the following:

                           (A) if any Interest Period would otherwise end on a
                  day that is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless, in the case of LIBOR Loans or LIBOR CAF Advances, the result of such extension would be to carry such Interest Period into another calendar month in which event such Interest Period shall end on the immediately preceding Business Day;

                           (B) any Interest Period that would otherwise extend
                  beyond the Revolving Credit Termination Date or beyond the date final payment is due on the Term Loans shall end on the Revolving Credit Termination Date or such date of final payment, as the case may be; and

                                CREDIT AGREEMENT

                           (C) any Interest Period pertaining to a LIBOR Loan or
                  a LIBOR CAF Advance that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of a calendar month.

                  "Interest Rate Agreement": any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate futures contract, interest rate option contract or other similar agreement or arrangement designed to protect any Person against fluctuations in interest rates.

                  "International": as defined in the preamble hereof.

                  "LIBOR CAF Advance": any CAF Advance made pursuant to a LIBOR CAF Advance Request.

                  "LIBOR CAF Advance Request": any CAF Advance Request requesting the Lenders to offer to make CAF Advances at an interest rate equal to the London Interbank Offered Rate plus (or minus) a margin.

                  "LIBOR Loans": Revolving Credit Loans and Term Loans hereunder the rate of interest applicable to which is based upon the London Interbank Offered Rate.

                  "Lien": any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge or other security interest or any preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement and any Capital Lease having substantially the same economic effect as any of the foregoing).

                  "Loan": any Revolving Credit Loan, Term Loan, CAF Advance or Swing Line Loan made by any Lender pursuant to this Agreement.

                  "Loan Documents": this Agreement and any Notes issued hereunder.

                  "London Interbank Offered Base Rate": with respect to each day during each Interest Period pertaining to a LIBOR Loan or a LIBOR CAF Advance, the rate appearing on Page 3750 of the Telerate Service (or on any successor or substitute page of such service, or any successor to or substitute for such service, providing rate quotations comparable to those currently provided on such page of such Service, as determined by the Administrative Agent from time to time for purposes of providing quotations of interest rates applicable to dollar deposits in the London interbank market) at approximately 11:00 A.M., London time, two Business Days prior to the commencement of such Interest Period, as the rate for dollar deposits with a maturity comparable to such Interest Period. In the event that such rate is not available at such time for any reason, then the "London Interbank Offered Base Rate" with respect to such LIBOR Loan or LIBOR CAF Advance for such Interest Period shall be the rate at which dollar deposits of $5,000,000 and for a maturity comparable to such Interest Period are offered by the principal London office of Citibank in immediately available funds in the London

                                CREDIT AGREEMENT
         interbank market at approximately 11:00 A.M., London time, two Business Days prior to the commencement of such Interest Period.

                  "London Interbank Offered Rate": with respect to each day during each Interest Period pertaining to a LIBOR Loan or a LIBOR CAF Advance, a rate per annum determined for such day in accordance with the following formula (rounded upward to the nearest 1/100th of 1%):

                       London Interbank Offered Base Rate
                    ----------------------------------------
                    1.00 - Eurocurrency Reserve Requirements

                  "Margin Stock": margin stock within the meaning of Regulation
         U.

                  "Material Adverse Effect": a material adverse effect on (a) the business, assets, operations, property or condition (financial or otherwise) of the Borrower and its Subsidiaries taken as a whole (it being understood that neither (i) a settlement failure by one or more members of International nor (ii) the settlement of the merchant antitrust litigation described on Schedule 3.6 on terms substantially as heretofore disclosed to the Lenders, in and of itself, shall constitute an event, development or circumstance that has a "Material Adverse Effect") or (b) the validity or enforceability of this or any of the other Loan Documents or the material rights or remedies of the Administrative Agent or the Lenders hereunder or thereunder.

                  "Material Foreign Subsidiary" means, at any time, any Foreign Subsidiary (i) accounting, during the immediately preceding fiscal quarter of the Borrower, for more than 5% of the total sales or EBITDA of the Borrower and its Subsidiaries or (ii) having, as at the last day of such fiscal quarter, more than 1% of the total assets of the Borrower and its Subsidiaries on a consolidated basis, all determined in accordance with GAAP.

                  "Materials of Environmental Concern": any gasoline or petroleum (including crude oil or any fraction thereof) or petroleum products or any hazardous or toxic substances, materials or wastes, defined or regulated as such in or under any Environmental Law, including, without limitation, asbestos, polychlorinated biphenyls and urea-formaldehyde insulation.

                  "Multiemployer Plan": a Plan which is a multiemployer plan as defined in Section 4001 (a)(3) of ERISA.

                  "New Lender": as defined in subsection 2.25(b).

                  "New Lender Supplement": as defined in subsection 2.25(b).

                  "Non-Excluded Taxes": as defined in subsection 2.23.

                  "Notes": the collective reference to the Revolving Credit Notes, the Term Notes and the Swing Line Note.

                  "Obligors": the collective reference to the Borrower and the Guarantor.

                                CREDIT AGREEMENT

                  "Participant": as defined in subsection 10.6(b).

                  "PBGC": the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA.

                  "Permitted Investments": (a) investments in Cash Equivalents;
         (b) investments in existence on the date of this Agreement and disclosed in the financial statements previously delivered to the Administrative Agent and the Lenders and as set forth on Schedule 1.1
         (b) (and, in the case of any investments described on Schedule 1.1 (b), any replacement of any such investment with substantially the same investment in no greater amounts); (c) investments in, or extensions of credit to, any Subsidiary by the Borrower or by any Subsidiary, subject to the limitations set forth in the proviso to this definition, including any investment made to acquire such Subsidiary; (d) investments in, or extensions of credit to, the Borrower by any existing or future Subsidiary of the Borrower; (e) sales of goods or services on trade credit terms in the ordinary course of business; (f) loans and advances to employees in the ordinary course of business; (g) loans or advances to vendors or contractors of the Borrower in the ordinary course of business; (h) lease, utility and other similar deposits in the ordinary course of business; (i) stock, obligations or securities received in the ordinary course of business in settlement of debts owing to the Borrower or a Subsidiary as a result of foreclosure, perfection or enforcement of any Lien, or in connection with good faith settlement of delinquent obligations owing to the Borrower or a Subsidiary; (j) investments in partnerships or joint ventures engaged in a business related to that engaged in by the Borrower on the date of this Agreement and investments in other entities engaged in the development or production of new technologies directly related to the businesses engaged in by the Borrower and its Subsidiaries on the date of this Agreement, which investments do not exceed an aggregate amount at any time outstanding of 25% of the total assets of the Borrower and its consolidated Subsidiaries; (k) investments in securities of member banks by the Borrower pursuant to the Executive Incentive Compensation Plan in an aggregate amount not to exceed at any time outstanding not more than 15% of the total assets of the Borrower and its consolidated Subsidiaries; (l) investments or assumed Indebtedness under Interest Rate Agreements and currency exchange and protection agreements entered into in the ordinary course of business; and (m) in addition to Permitted Investments described in the foregoing clauses (a) through
         (l), investments in an aggregate amount not to exceed an amount equal to 20% of the total assets of the Borrower and its consolidated Subsidiaries at any one time outstanding; provided that the aggregate amount of investments by International and its Subsidiaries in Subsidiaries of the Borrower that are not also Subsidiaries of International shall not exceed an amount equal to 30% of the total assets of International and its consolidated Subsidiaries at any one time outstanding.

                  "Person": an individual, partnership, corporation, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Authority or other entity of whatever nature.

                  "Plan": at a particular time, any employee benefit plan which is covered by ERISA and in respect of which the Borrower or a Commonly Controlled Entity is (or, if

                                CREDIT AGREEMENT
         such plan were terminated at such time, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA.

                  "Properties": as defined in subsection 3.17.

                  "Register": as defined in subsection 10.6(e).

                  "Regulation U": Regulation U of the Board as in effect from time to time.

                  "Reorganization": with respect to any Multiemployer Plan, the condition that such plan is in reorganization within the meaning of
         Section 4241 of ERISA.

                  "Reportable Event": any of the events set forth in Section 4043(c) of ERISA, other than those events as to which the thirty day notice period is waived under PBGC Reg. Section 4043.

                  "Required Lenders": at any time, Lenders the Commitment Percentages of which aggregate more than 50%.

                  "Requirement of Law": as to any Person, the certificate of incorporation and by-laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

                  "Responsible Officer": the chief executive officer and president or the executive vice president, global resources of the Borrower or, with respect to financial matters, the chief financial officer or the treasurer of the Borrower.

                  "Revolving Credit Loans": as defined in subsection 2.1.

                  "Revolving Credit Note": as defined in subsection 2.7(e).

                  "Revolving Credit Termination Date": June 18, 2004 or such earlier date as the Commitments shall terminate pursuant to the terms hereof; provided that if said date is not a Business Day, the Revolving Credit Termination Date shall be the immediately preceding Business Day.

                  "Single Employer Plan": any Plan which is covered by Title IV of ERISA, but which is not a Multiemployer Plan.

                  "Solvent": with respect to any Person on a particular date, means that (i) the fair value of the property of such Person is greater than the total amount of the liabilities, including, without limitation, contingent liabilities, of such Person, (ii) the present fair saleable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (iii) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay such debts and liabilities as they

                                CREDIT AGREEMENT
         mature, and (iv) such Person is not engaged in business, and is not about to engage in business, for which such Person's property would constitute unreasonably small capital.

                  "Subsidiary": as to any Person, a corporation, partnership or other entity of which a majority of the Voting Shares are at the time owned, directly or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise qualified, all references to a "Subsidiary" or to "Subsidiaries" in this Agreement shall refer to a Subsidiary or Subsidiaries of the Borrower.

                  "Swing Line Commitment": the Swing Line Lender's obligation to make Swing Line Loans pursuant to subsection 2.20.

                  "Swing Line Lender": Citibank in its capacity as provider of the Swing Line Loans.

                  "Swing Line Loan Participation Certificate": a certificate in substantially the form of Exhibit E.

                  "Swing Line Loans": as defined in subsection 2.20(a).

                  "Swing Line Note": as defined in subsection 2.20(b).

                  "Term Loans": as defined in subsection 2.3.

                  "Term Note": as defined in subsection 2.7(e).

                  "Termination Date": the date that is the first anniversary of the Revolving Credit Termination Date (or, if such day is not a Business Day, the immediately preceding Business Day).

                  "Tranche": the collective reference to LIBOR Loans the then current Interest Periods with respect to all of which begin on the same date and end on the same later date (whether or not such loans shall originally have been made on the same day); Tranches may be identified as "LIBOR Tranches".

                  "Transferee": as defined in subsection 10.6(g).

                  "Type": as to any Revolving Credit Loan or Term Loan, its nature as an ABR Loan or a LIBOR Loan.

                  "United States": the United States of America.

                  "Voting Shares": as to any Person, shares of stock of or other ownership interests in such Person having ordinary voting power (other than such stock or other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors (or similar managers) of such Person.

                                CREDIT AGREEMENT

                  1.2 Other Definitional Provisions. (a) Unless otherwise specified therein, all terms defined in this Agreement shall have the defined meanings when used in any Notes or any certificate or other document made or delivered pursuant hereto.

                  (b) As used herein and in any Notes, and any certificate or other document made or delivered pursuant hereto, accounting terms relating to the Borrower and its Subsidiaries not defined in subsection 1.1 and accounting terms partly defined in subsection 1.1, to the extent not defined, shall have the respective meanings given to them under GAAP.

                  (c) The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section, subsection, Schedule and Exhibit references are to this Agreement unless otherwise specified.

                  (d) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

                  (e) The words "asset" and "property" shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

                      SECTION 2. AMOUNT AND TERMS OF LOANS

                  2.1 Revolving Credit Commitments. (a) Subject to the terms and conditions hereof, each Lender severally agrees to make revolving credit loans ("Revolving Credit Loans") to the Borrower from time to time during the Commitment Period in an aggregate principal amount at any one time outstanding, when added to such Lender's Commitment Percentage of all outstanding Swing Line Loans, not to exceed the amount of such Lender's Commitment, provided that the aggregate principal amount of all Loans outstanding at any time shall not exceed the aggregate amount of the Commitments at such time. During the Commitment Period the Borrower may use the Commitments by borrowing, prepaying the Revolving Credit Loans in whole or in part, and reborrowing, all in accordance with the terms and conditions hereof.

                  (b) The Revolving Credit Loans may from time to time be LIBOR Loans, ABR Loans, or a combination thereof, as determined by the Borrower and notified to the Administrative Agent in accordance with subsections 2.2 and 2.9.

                  2.2 Procedure for Revolving Credit Borrowing. The Borrower may borrow under the Commitments during the Commitment Period on any Business Day, provided that the Borrower shall give the Administrative Agent irrevocable notice (which notice must be received by the Administrative Agent prior to 12:00 Noon, New York City time, (a) three Business Days prior to the requested Borrowing Date, if all or any part of the requested Revolving Credit Loans are to be initially LIBOR Loans, or (b) on the same Business Day of the requested Borrowing Date, otherwise), specifying (i) the amount to be borrowed,
(ii) the requested Borrowing Date, (iii) whether the borrowing is to be of LIBOR Loans, ABR Loans, or a combination thereof and (iv) if the borrowing is to be entirely or partly of LIBOR Loans, the respective amounts of each such Type of Revolving Credit Loan and the respective lengths of the initial Interest Periods therefor. Each borrowing under the Commitments shall be in an amount equal to at least

                                CREDIT AGREEMENT

$10,000,000 or a whole multiple of $1,000,000 in excess thereof (or, if the then aggregate Available Commitments are less than $10,000,000, such lesser amount). Upon receipt of any such notice from the Borrower, the Administrative Agent shall promptly notify each Lender thereof. Except as contemplated by subsection 2.20(c), each Lender will make the amount of its pro rata share of each borrowing available to the Administrative Agent for the account of the Borrower at the office of the Administrative Agent specified in subsection 10.2 prior to 2:00 P.M., New York City time, on the Borrowing Date requested by the Borrower in funds immediately available to the Administrative Agent. Such borrowing will then be made available to the Borrower by the Administrative Agent crediting the account of the Borrower on the books of such office with the aggregate of the amounts made available to the Administrative Agent by the Lenders and in like funds as received by the Administrative Agent.

                  2.3 Term Loans. The Revolving Credit Loans outstanding at the close of business New York City time on the Revolving Credit Termination Date shall, at the option of the Borrower, subject to Section 4.2, be converted on such date into term loans (the "Term Loans") to the Borrower. The Term Loans may from time to time be (a) LIBOR Loans, (b) ABR Loans or (c) a combination thereof, as determined by the Borrower and notified to the Administrative Agent in accordance with subsections 2.4 and 2.9.

                  2.4 Procedure for Term Loan Borrowing. The Borrower shall give the Administrative Agent irrevocable notice (which notice must be received by the Administrative Agent prior to 10:00 A.M., New York City time, (a) three Business Days prior to the Revolving Credit Termination Date, if all or any part of the Term Loans are to be initially LIBOR Loans or (b) on the Revolving Credit Termination Date, otherwise) if the Borrower intends to convert Revolving Credit Loans to Term Loans pursuant to Section 2.3 and specifying (i) whether the resulting Term Loans are to be initially LIBOR Loans, ABR Loans or a combination thereof, and (ii) if the Term Loans are to be entirely or partly LIBOR Loans the respective lengths of the initial Interest Periods therefor. Upon receipt of such notice the Administrative Agent shall promptly notify each Lender thereof. The aggregate principal amount of the Term Loans shall be equal to the aggregate principal amount of the Revolving Credit Loans outstanding at the close of business New York City time on the Revolving Credit Termination Date and the Term Loans shall be deemed to have been made at such time without any payments being made by the Lenders. Promptly after the making of its Term Loan each Lender shall mark any Revolving Credit Note held by it "cancelled" and deliver the same to the Borrower.

                  2.5 Facility Fee. The Borrower agrees to pay to the Administrative Agent for the account of each Lender a facility fee for the period from and including the first day of the Commitment Period to the Termination Date, computed at the rate of .07% per annum on (i) the average daily Commitment of such Lender, whether or not utilized, from and including the first day of the Commitment Period until the Revolving Credit Termination Date, and on (ii) the outstanding principal amount of the Term Loans of such Lender, if any, thereafter. Such facility fee shall be payable quarterly in arrears on the last day of each March, June, September and December, on the Revolving Credit Termination Date or the Termination Date, as applicable, or such earlier date as the Commitments shall terminate as provided herein, commencing on the first of such dates to occur after the date hereof.

                  2.6 Termination or Reduction of Commitments. The Borrower shall have the right, upon not less than one Business Days' notice to the Administrative Agent, to terminate the

                                CREDIT AGREEMENT

Commitments or, from time to time, to reduce the amount of the Commitments, provided that after giving effect to such termination or reduction, the aggregate outstanding principal amount of the Loans shall not exceed the aggregate Commitments. Any such reduction shall be in an amount equal to $10,000,000 or a whole multiple of $1,000,000 in excess thereof and shall reduce permanently the Commitments then in effect. Termination of the Commitments shall also terminate the obligation of the Lenders to make the Term Loans.

                  2.7 Repayment of Revolving Credit Loans and Term Loans; Evidence of Debt. (a) The Borrower hereby unconditionally promises to pay to the Administrative Agent for the account of each Lender (i) subject to Section 2.3, the then unpaid principal amount of each Revolving Credit Loan of such Lender on the Revolving Credit Termination Date (or such earlier date on which the Revolving Credit Loans become due and payable pursuant to Section 7), and (ii) the principal amount of the Term Loan of such Lender on the Termination Date (or the then unpaid principal amount of such Term Loan, on the date that the Term Loans become due and payable pursuant to Section 7). The Borrower hereby further agrees to pay interest on the unpaid principal amount of the Revolving Credit Loans and Term Loans from time to time outstanding from the date hereof until payment in full thereof at the rates per annum, and on the dates, set forth in subsection 2.16.

                  (b) Each Lender shall maintain in accordance with its usual practice appropriate records evidencing indebtedness of the Borrower to such Lender resulting from each Revolving Credit Loan and Term Loan of such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time under this Agreement.

                  (c) The Administrative Agent shall maintain the Register pursuant to subsection 10.6(e), and a record therein for each Lender, in which shall be recorded (i) the amount of each Revolving Credit Loan and Term Loan made hereunder, the Type thereof and each Interest Period applicable thereto,
(ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) both the amount of any sum received by the Administrative Agent hereunder from the Borrower and each Lender's share thereof.

                  (d) The entries made in the Register and the records of each Lender maintained pursuant to subsection 2.7(b) shall, to the extent permitted by applicable law, be prima facie evidence of the existence and amounts of the obligations of the Borrower therein recorded; provided, however, that the failure of any Lender or the Administrative Agent to maintain the Register or any such record, or any error therein, shall not in any manner affect the obligation of the Borrower to repay (with applicable interest) the Revolving Credit Loans and Term Loans made to such Borrower by such Lender in accordance with the terms of this Agreement.

                  (e) The Borrower agrees that, upon the request to the Administrative Agent by any Lender, the Borrower will execute and deliver to such Lender (i) a promissory note of the Borrower evidencing the Revolving Credit Loans of such Lender, substantially in the form of Exhibit A attached hereto with appropriate insertions as to date and principal amount (a "Revolving Credit Note"), and/or (ii) a promissory note of the Borrower evidencing the Term Loan of such Lender, substantially in the form of Exhibit B with appropriate insertions as to date and principal amount (a "Term Note").

                                CREDIT AGREEMENT

                  2.8 Optional Prepayments. The Borrower may at any time and from time to time prepay the Revolving Credit Loans or the Term Loans, in whole or in part, without premium or penalty (subject to Section 2.24), upon at least two Business Days' irrevocable notice to the Administrative Agent, if such prepayment is to be applied in whole or in part to LIBOR Loans, and upon same day notice otherwise (which notices shall be made on the relevant day not later than 10:00 A.M., New York City time), specifying the date and amount of prepayment and whether the prepayment is of LIBOR Loans, or a combination of LIBOR and ABR Loans, and, if of a combination thereof, the amount allocable to each; in the case of ABR Loans, notice shall be same day. Upon receipt of any such notice the Administrative Agent shall promptly notify each Lender thereof. If any such notice is given, the amount specified in such notice shall be due and payable on the date specified therein, together with any accrued interest to such date on the amount prepaid and any other amounts payable pursuant to subsection 2.24. Amounts prepaid on account of the Term Loans may not be reborrowed. Partial prepayments shall be in an aggregate principal amount of $10,000,000 or a whole multiple of $1,000,000 in excess thereof. The Borrower shall not have the right to prepay any principal amount of any CAF Advance except as provided in subsection 2.12(a). Prepayments of any Swing Line Loan shall be as provided in subsection 2.20(a).

                  2.9 Conversion and Continuation Options. (a) The Borrower may elect from time to time to convert LIBOR Loans to ABR Loans, by giving the Administrative Agent at least three Business Days' prior irrevocable notice of such election, provided that any such conversion of LIBOR Loans may only be made on the last day of an Interest Period with respect thereto. The Borrower may elect from time to time to convert ABR Loans to LIBOR Loans by giving the Administrative Agent at least three Business Days' prior irrevocable notice of such election. Any such notice of conversion to LIBOR Loans shall specify the length of the initial Interest Period or Interest Periods therefor. Upon receipt of any such notice the Administrative Agent shall promptly notify each Lender thereof. All or any part of outstanding LIBOR Loans and ABR Loans may be converted as provided herein, provided that (i) no Revolving Credit Loan or Term Loan may be converted into a LIBOR Loan when any Event of Default has occurred and is continuing and the Administrative Agent has or the Required Lenders have determined that such a conversion is not appropriate, and (ii) no Swing Line Loan may be converted into a loan that bears interest at any rate other than the ABR.

                  (b) Any LIBOR Loans may be continued as such upon the expiration of the then current Interest Period with respect thereto by the Borrower giving notice to the Administrative Agent, in accordance with the applicable provisions of the term "Interest Period" set forth in subsection 1.1, of the length of the next Interest Period to be applicable to such Revolving Credit Loans, provided that no LIBOR Loan may be continued as such when any Event of Default has occurred and is continuing and the Administrative Agent has or the Required Lenders have determined that such a continuation is not appropriate; and provided, further, that if the Borrower shall fail to give such notice or if such continuation is not permitted such Revolving Credit Loans shall be automatically converted to ABR Loans on the last day of such then expiring Interest Period.

                  2.10 CAF Advances. Subject to the terms and conditions of this Agreement, the Borrower may borrow CAF Advances from time to time on any Business Day during the CAF Advance Availability Period. CAF Advances may be borrowed in amounts such that the aggregate principal amount of all Loans outstanding at any time shall not exceed the aggregate

                                CREDIT AGREEMENT
amount of the Commitments at such time. Within the limits and on the conditions hereinafter set forth with respect to CAF Advances, the Borrower from time to time may borrow, repay and reborrow CAF Advances.

                  2.11 Procedure for CAF Advance Borrowing. (a) The Borrower shall request CAF Advances by delivering a CAF Advance Request to the Administrative Agent, not later than 12:00 Noon (New York City time) four Business Days prior to the proposed Borrowing Date (in the case of a LIBOR CAF Advance Request), and not later than 10:00 A.M., New York City time, one Business Day prior to the proposed Borrowing Date (in the case of a Fixed Rate CAF Advance Request). Each CAF Advance Request in respect of any Borrowing Date may solicit bids for CAF Advances on such Borrowing Date in an aggregate principal amount of $10,000,000 or an integral multiple of $1,000,000 in excess thereof and having not more than three alternative CAF Advance Maturity Dates. The CAF Advance Maturity Date for each CAF Advance shall be the date set forth therefor in the relevant CAF Advance Request, which date shall be (i) not less than 7 days nor more than 60 days after the Borrowing Date therefor, in the case of a Fixed Rate CAF Advance, (ii) one or two months after the Borrowing Date therefor, in the case of a LIBOR CAF Advance and (iii) not later than the Revolving Credit Termination Date, in the case of any CAF Advance. The Administrative Agent shall notify each Lender promptly by facsimile transmission of the contents of each CAF Advance Request received by the Administrative Agent.

                  (b) In the case of a LIBOR CAF Advance Request, upon receipt of notice from the Administrative Agent of the contents of such CAF Advance Request, each Lender may elect, in its sole discretion, to offer irrevocably to make one or more CAF Advances at the applicable London Interbank Offered Rate plus (or minus) a margin determined by such Lender in its sole discretion for each such CAF Advance. Any such irrevocable offer shall be made by delivering a CAF Advance Offer to the Administrative Agent, before 10:30 A.M., New York City time, on the day that is three Business Days before the proposed Borrowing Date, setting forth:

                           (i) the maximum amount of CAF Advances for each CAF Advance Maturity Date and the aggregate maximum amount of CAF Advances for all CAF Advance Maturity Dates which such Lender would be willing to make (which amounts may, subject to subsection 2.10, exceed such Lender's Commitment); and

                           (ii) the margin above or below the applicable London Interbank Offered Rate at which such Lender is willing to make each such CAF Advance.

The Administrative Agent shall advise the Borrower before 11:00 A.M., New York City time, on the date which is three Business Days before the proposed Borrowing Date of the contents of each such CAF Advance Offer received by it. If the Administrative Agent, in its capacity as a Lender, shall elect, in its sole discretion, to make any such CAF Advance Offer, it shall advise the Borrower of the contents of its CAF Advance Offer before 10:15 A.M., New York City time, on the date which is three Business Days before the proposed Borrowing Date.

                  (c) In the case of a Fixed Rate CAF Advance Request, upon receipt of notice from the Administrative Agent of the contents of such CAF Advance Request, each Lender may elect, in its sole discretion, to offer irrevocably to make one or more CAF Advances at a rate of interest determined by such Lender in its sole discretion for each such CAF Advance. Any such

                                CREDIT AGREEMENT
irrevocable offer shall be made by delivering a CAF Advance Offer to the Administrative Agent before 9:30 A.M., New York City time, on the proposed Borrowing Date, setting forth:

                           (i) the maximum amount of CAF Advances for each CAF Advance Maturity Date, and the aggregate maximum amount for all CAF Advance Maturity Dates, which such Lender would be willing to make (which amounts may, subject to subsection 2.10, exceed such Lender's Commitment); and

                           (ii) the rate of interest at which such Leader is willing to make each such CAF Advance.

The Administrative Agent shall advise the Borrower before 10:00 A.M., New York City time, on the proposed Borrowing Date of the contents of each such CAF Advance Offer received by it. If the Administrative Agent, in its capacity as a Lender, shall elect, in its sole discretion, to make any such CAF Advance Offer, it shall advise the Borrower of the contents of its CAF Advance Offer before 9:15 A.M., New York City time, on the proposed Borrowing Date.

                  (d) Before 11:30 A.M., New York City time, three Business Days before the proposed Borrowing Date (in the case of CAF Advances requested by a LIBOR CAF Advance Request) and before 10:30 A.M., New York City time, on the proposed Borrowing Date (in the case of CAF Advances requested by a Fixed Rate CAF Advance Request), the Borrower, in its absolute discretion, shall:

                           (i) cancel such CAF Advance Request by giving the Administrative Agent telephone notice to that effect, or

                           (ii) by giving telephone notice to the Administrative Agent (immediately confirmed by delivery to the Administrative Agent of a CAF Advance Confirmation by facsimile transmission) (A) subject to the provisions of subsection 2.11(e), accept one or more of the offers made by any Lender or Lenders pursuant to subsection 2.11(b) or subsection 2.11(c), as the case may be, and (B) reject any remaining offers made by Lenders pursuant to subsection 2.11(b) or subsection 2.11(c), as the case may be.

                  (e) The Borrower's acceptance of CAF Advances in response to any CAF Advance Offers shall be subject to the following limitations:

                           (i) the amount of CAF Advances accepted for each CAF Advance Maturity Date specified by any Lender in its CAF Advance Offer shall not exceed the maximum amount for such CAF Advance Maturity Date specified in such CAF Advance Offer;

                           (ii) the aggregate amount of CAF Advances accepted for all CAF Advance Maturity Dates specified by any Lender in its CAF Advance Offer shall not exceed the aggregate maximum amount specified in such CAF Advance Offer for all such CAF Advance Maturity Dates;

                           (iii) the Borrower may not accept offers for CAF Advances for any CAF Advance Maturity Date in an aggregate principal amount in excess of the maximum principal amount requested in the related CAF Advance Request; and

                                CREDIT AGREEMENT

                           (iv) if the Borrower accepts any of such offers, it must accept offers based solely upon pricing for each relevant CAF Advance Maturity Date and upon no other criteria whatsoever, and if two or more Lenders submit offers for any CAF Advance Maturity Date at identical pricing and the Borrower accepts any of such offers but does not wish to (or, by reason of the limitations set forth in subsection 2.10, cannot) borrow the total amount offered by such Lenders with such identical pricing, the Borrower shall accept offers from all of such Lenders in amounts allocated among them pro rata according to the amounts offered by such Lenders (with appropriate rounding, in the sole discretion of the Borrower, to assure that each accepted CAF Advance is an integral multiple of $1,000,000); provided that if the number of Lenders that submit offers for any CAF Advance Maturity Date at identical pricing is such that, after the Borrower accepts such offers pro rata in accordance with the foregoing provisions of this paragraph, the CAF Advance to be made by any such Lender would be less than $5,000,000 principal amount, the number of such Lenders shall be reduced by the Administrative Agent by lot until the CAF Advances to be made by each such remaining Lender would be in a principal amount of $5,000,000 or an integral multiple of $1,000,000 in excess thereof.

                  (f) If the Borrower notifies the Administrative Agent that a CAF Advance Request is cancelled pursuant to subsection 2.11(d)(i), the Administrative Agent shall give prompt telephone notice thereof to the Lenders.

                  (g) If the Borrower accepts pursuant to subsection 2.11(d)(ii) one or more of the offers made by any Lender or Lenders, the Administrative Agent promptly shall notify each Lender which has made such an offer of (i) the aggregate amount of such CAF Advances to be made on such Borrowing Date for each CAF Advance Maturity Date and (ii) the acceptance or rejection of any offers to make such CAF Advances made by such Lender. Before 12:00 Noon (New York City time) on the Borrowing Date specified in the applicable CAF Advance Request, each Lender whose CAF Advance Offer has been accepted shall make available to the Administrative Agent at its office set forth in subsection 10.2 the amount of CAF Advances to be made by such Lender, in immediately available funds. The Administrative Agent will make such funds available to the Borrower as soon as practicable on such date at such office of the Administrative Agent. As soon as practicable after each Borrowing Date, the Administrative Agent shall notify each Lender of the aggregate amount of CAF Advances advanced on such Borrowing Date and the respective CAF Advance Maturity Dates thereof.

                  2.12 CAF Advance Payments. (a) The Borrower hereby unconditionally promises to pay to the Administrative Agent, for the account of each Lender which has made a CAF Advance, on the applicable CAF Advance Maturity Date, the then unpaid principal amount of such CAF Advance. The Borrower shall not have the right to prepay any principal amount of any CAF Advance without the consent of the Lender to which such CAF Advance is owed.

                  (b) The Borrower hereby further agrees to pay interest on the unpaid principal amount of each CAF Advance from the Borrowing Date of such CAF Advance to the applicable CAF Advance Maturity Date at the rate of interest specified in the CAF Advance Offer accepted by the Borrower in connection with such CAF Advance (calculated on the basis of a 360-day year for actual days elapsed), payable on each applicable CAF Advance Interest Payment Date.

                                CREDIT AGREEMENT

                  (c) If any principal of, or interest on, any CAF Advance shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), such CAF Advance shall, without limiting any rights of any Lender under this Agreement, bear interest from the date on which such payment was due at a rate per annum which is 2% per annum above the rate which would otherwise be applicable to such CAF Advance until the stated CAF Advance Maturity Date of such CAF Advance, and for each day thereafter at a rate per annum which is 2% per annum above the ABR, in each case until paid in full (as well after as before judgment). Interest accruing pursuant to this paragraph (c) shall be payable from time to time on demand.

                  2.13 Evidence of Debt. Each Lender shall maintain in accordance with its usual practice appropriate records evidencing indebtedness of the Borrower to such Lender resulting from each CAF Advance of such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time in respect of such CAF Advance. The Administrative Agent shall maintain the Register pursuant to subsection 10.6(e), and a record therein for each Lender, in which shall be recorded (i) the amount of each CAF Advance made by such Lender, the CAF Advance Maturity Date thereof, the interest rate applicable thereto and each CAF Advance Interest Payment Date applicable thereto, and (ii) the amount of any sum received by the Administrative Agent hereunder from the Borrower on account of such CAF Advance. The entries made in the Register and the records of each Lender maintained pursuant to this subsection shall, to the extent permitted by applicable law, be prima facie evidence of the existence and amounts of the obligations of the Borrower therein recorded; provided, however, that the failure of any Lender or the Administrative Agent to maintain the Register or any such record, or any error therein, shall not in any manner affect the obligation of the Borrower to repay (with applicable interest) the CAF Advances made by such Lender in accordance with the terms of this Agreement.

                  2.14 Certain Restrictions. A CAF Advance Request may request offers for CAF Advances to be made on not more than one Borrowing Date and to mature on not more than three CAF Advance Maturity Dates. No CAF Advance Request may be submitted earlier than five Business Days after submission of any other CAF Advance Request.

                  2.15 Minimum Amounts of Tranches. All borrowings, conversions and continuations of Revolving Credit Loans and Term Loans hereunder and all selections of Interest Periods hereunder shall be in such amounts and be made pursuant to such elections so that, after giving effect thereto, the aggregate principal amount of the Revolving Credit Loans and Term Loans comprising each LIBOR Tranche shall be equal to $10,000,000 or a whole multiple of $1,000,000 in excess thereof. In no event shall there be more than five LIBOR Tranches outstanding at any time.

                  2.16 Interest Rates and Payment Dates. (a) Each LIBOR Loan shall bear interest for each day during each Interest Period with respect thereto at a rate per annum equal to the London Interbank Offered Rate determined for such day plus the Applicable Margin.

                  (b) Each ABR Loan and Swing Line Loan shall bear interest at a rate per annum equal to the ABR. Each CAF Advance shall bear interest as provided in subsection 2.10.

                  (c) If all or a portion of (i) any principal of any Revolving Credit Loan, Term Loan or Swing Line Loan, (ii) any interest payable thereon,
(iii) any facility fee or (iv) any other

                                CREDIT AGREEMENT
amount payable hereunder (other than overdue CAF payments provided for in subsection 2.12(c)) shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), the principal of the Revolving Credit Loans, Term-Loans and the Swing Line Loans and any such overdue interest, facility fee or other amount shall bear interest at a rate per annum which is (x) in the case of principal, the rate that would otherwise be applicable thereto pursuant to the foregoing provisions of this subsection plus 2% per annum or (y) in the case of any such overdue interest, facility fee or other amount, the rate applicable to ABR Loans pursuant to subsection 2.16(b) plus 2% per annum, in each case from the date of such non-payment until such overdue principal, interest, facility fee or other amount is paid in full (as well after as before judgment).

                  (d) Interest on Revolving Credit Loans, Term Loans and Swing Line Loans shall be payable in arrears on each Interest Payment Date, provided that interest accruing pursuant to paragraph (c) of this subsection shall be payable from time to time on demand.

                  2.17 Computation of Interest and Fees. (a) Whenever it is calculated on the basis of the ABR, interest shall be calculated on the basis of a 365- (or 366-, as the case may be) day year for the actual days elapsed; and, otherwise, interest and the facility fee shall be calculated on the basis of a 360-day year for the actual days elapsed. The Administrative Agent shall as soon as practicable notify the Borrower and the Lenders of each determination of a London Interbank Offered Rate. Any change in the interest rate on a Loan resulting from a change in the ABR, the Eurocurrency Reserve Requirements, the C/D Assessment Rate or the C/D Reserve Percentage shall become effective as of the opening of business on the day on which such change becomes effective. The Administrative Agent shall as soon as practicable notify the Borrower and the Lenders of the effective date and the amount of each such change in interest rate.

                  (b) Each determination of an interest rate by the Administrative Agent pursuant to any provision of this Agreement shall be conclusive and binding on the Borrower and the Lenders in the absence of manifest error. The Administrative Agent shall, at the request of the Borrower, deliver to the Borrower a statement showing the quotations used by the Administrative Agent in determining any interest rate pursuant to subsection 2.16(a) or 2.9(b).

                  2.18 Inability to Determine Interest Rate. If prior to the first day of any Interest Period:

                  (a) the Administrative Agent shall have determined (which determination shall be conclusive and binding upon the Borrower) that, by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining the London Interbank Offered Rate for such Interest Period, or

                  (b) the Administrative Agent shall have received notice from the Required Lenders that the London Interbank Offered Rate determined or to be determined for such Interest Period will not adequately and fairly reflect the cost to such Lenders (as conclusively certified by such Lenders) of making or maintaining their affected Loans during such Interest Period, the Administrative Agent shall give telecopy or telephonic notice thereof to the Borrower and the Lenders as soon as practicable thereafter. If such notice is given (x) any LIBOR Loans requested

                                CREDIT AGREEMENT
to be made on the first day of such Interest Period shall be made as ABR Loans,
(y) any Loans that were to have been converted on the first day of such Interest Period to LIBOR Loans, shall be converted to or continued as ABR Loans and (z) any outstanding LIBOR Loans shall be converted, on the first day of such Interest Period, to ABR Loans. Until such notice has been withdrawn by the Administrative Agent, no further LIBOR Loans shall be made or continued as such, nor shall the Borrower have the right to convert Loans to LIBOR Loans, as the case may be.

                  2.19 Pro Rata Treatment and Payments. (a) Each borrowing of Revolving Credit Loans and Term Loans by the Borrower from the Lenders hereunder, each payment by the Borrower on account of any facility fee hereunder and any reduction of the Commitments of the Lenders shall be made pro rata according to the respective Commitment Percentages of the Lenders. Each payment (including each prepayment) by the Borrower on account of principal of and interest on any Loans shall be made pro rata according to the respective outstanding principal amounts of such Loans then held by the Lenders. All payments (including prepayments) to be made by the Borrower hereunder, whether on account of principal, interest, fees or otherwise, shall be made without set-off or counterclaim and shall be made prior to 12:00 Noon, New York City time, on the due date thereof to the Administrative Agent, for the account of the Lenders, at the Administrative Agent's office specified in subsection 10.2, in Dollars and in immediately available funds. The Administrative Agent shall distribute such payments to the Lenders promptly upon receipt in like funds as received. If any payment hereunder becomes due and payable on a day other than a Business Day, such payment shall be extended to the next succeeding Business Day, and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension.

                  (b) Unless the Administrative Agent shall have been notified in writing by any Lender prior to a borrowing that such Lender will not make the amount that would constitute its allocable share of such borrowing available to the Administrative Agent, the Administrative Agent may assume that such Lender is making such amount available to the Administrative Agent, and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower a corresponding amount. If such amount is not made available to the Administrative Agent by the required time on the Borrowing Date therefor, such Lender shall pay to the Administrative Agent, on demand, such amount with interest thereon at a rate equal to the daily average Federal Funds Rate for the period until such Lender makes such amount immediately available to the Administrative Agent. A certificate of the Administrative Agent submitted to any Lender with respect to any amounts owing under this subsection shall be conclusive in the absence of manifest error. If such Lender's Commitment Percentage of such borrowing is not made available to the Administrative Agent by such Lender within three Business Days of such Borrowing Date, the Administrative Agent shall also be entitled to recover such amount with interest thereon at the rate per annum applicable to ABR Loans hereunder, on demand, from the Borrower.

                  2.20 Swing Line Commitment. (a) Subject to the terms and conditions hereof, the Swing Line Lender agrees to make swing line loans ("Swing Line Loans") to the Borrower from time to time during the Commitment Period in an aggregate principal amount at any one time outstanding not to exceed $200,000,000, provided that the aggregate principal amount of all Loans outstanding at any one time shall not exceed the aggregate amount of the Commitments at such time. During the Commitment Period, the Borrower may use the Swing Line Commitment

                                CREDIT AGREEMENT
by borrowing, prepaying the Swing Line Loans in whole or in part, and reborrowing, all in accordance with the terms and conditions hereof. All Swing Line Loans shall bear interest based upon the ABR and shall not be entitled to be converted into loans that bear interest at any other rate. The Borrower shall give the Swing Line Lender irrevocable notice (which notice must be received by the Swing Line Lender prior to 11:00 A.M., New York City time, on the requested Borrowing Date specifying the amount of the requested Swing Line Loan which shall be in a minimum amount of $100,000 or a whole multiple of $50,000 in excess thereof). The proceeds of the Swing Line Loan will be made available by the Swing Line Lender to the Borrower at the office of the Swing Line Lender by 3:00 P.M., New York City time, on the Borrowing Date by crediting the account of the Borrower at such office with such proceeds. The Borrower may, at any time and from time to time, prepay the Swing Line Loans, in whole or in part, without premium or penalty, by notifying the Swing Line Lender prior to 11:00 A.M., New York City time, on any Business Day of the date and amount of prepayment. If any such notice is given, the amount specified in such notice shall be due and payable on the date specified therein. Partial prepayments shall be in an aggregate principal amount of $100,000 or a whole multiple of $50,000 in excess thereof.

                  (b) The Swing Line Loans shall be evidenced by a promissory note of the Borrower substantially in the form of Exhibit C to this Agreement, with appropriate insertions (the "Swing Line Note"), payable to the order of the Swing Line Lender and representing the obligation of the Borrower to pay the amount of the Swing Line Commitment or, if less, the unpaid principal amount of the Swing Line Loans, with interest thereon as prescribed in subsection 2.16. The Swing Line Lender is hereby authorized to record the Borrowing Date, the amount of each Swing Line Loan and the date and amount of each payment or prepayment of principal thereof, on the schedule annexed to and constituting a part of the Swing Line Note and any such recordation shall constitute prima facie evidence of the accuracy of the information so recorded, provided that the failure by the Swing Line Lender to make any such recordation shall not affect any of the obligations of the Borrower under such Swing Line Note or this Agreement. The Swing Line Note shall (a) be dated the Closing Date, (b) be stated to mature on the Revolving Credit Termination Date and (c) bear interest for the period from the date thereof until paid in full on the unpaid principal amount thereof from time to time outstanding at the applicable interest rate per annum determined as provided in, and payable as specified in, subsection 2.16.

                  (c) The Swing Line Lender, at any time in its sole and absolute discretion may, on behalf of the Borrower (which hereby irrevocably directs the Swing Line Lender to act on its behalf) request each Lender including the Swing Line Lender, to make a Revolving Credit Loan in an amount equal to such Lender's Commitment Percentage of the amount of the Swing Line Loans outstanding on the date such notice is given (the "Outstanding Swing Line Loans"). Unless any of the events described in paragraph (f) of Section 7 shall have occurred with respect to the Borrower (in which event the procedures of paragraph (e) of this subsection shall apply) each Lender shall make the proceeds of its Revolving Credit Loan available to the Administrative Agent for the account of the Swing Line Lender at the office of the Administrative Agent specified in subsection 10.2 prior to 12:00 Noon (New York City time) in funds immediately available on the Business Day next succeeding the date such notice is given. The proceeds of such Revolving Credit Loans shall be immediately applied to repay the Outstanding Swing Line Loans. Effective on the day such Revolving Credit Loans are made, the portion of the Swing Line Loans so paid shall no longer be outstanding as Swing Line Loans,

                                CREDIT AGREEMENT
shall no longer be due under the Swing Line Note and shall be evidenced as provided in subsection 2.7(b). The Borrower authorizes the Swing Line Lender to charge the Borrower's accounts with the Administrative Agent (up to the amount available in each such account) in order to immediately pay the amount of such Outstanding Swing Line Loans to the extent amounts received from the Lenders are not sufficient to repay in full such Outstanding Swing Line Loans.

                  (d) Notwithstanding anything herein to the contrary, the Swing Line Lender shall not be obligated to make any Swing Line Loans if the conditions set forth in subsection 4.2 have not been satisfied.

                  (e) If prior to the making of a Revolving Credit Loan pursuant to paragraph (c) of subsection 2.20 one of the events described in paragraph (f) of Section 7 shall have occurred and be continuing with respect to the Borrower, each Lender will, on the date such Revolving Credit Loan was to have been made pursuant to the notice in subsection 2.20(c), purchase an undivided participating interest in the Outstanding Swing Line Loan in an amount equal to
(i) its Commitment Percentage times (ii) the aggregate principal amount of Swing Line Loans then outstanding. Each Lender will immediately transfer to the Swing Line Lender, in immediately available funds, the amount of its participation, and upon receipt thereof the Swing Line Lender will deliver to such Lender a Swing Line Loan Participation Certificate dated the date of receipt of such funds and in such amount.

                  (f) Whenever, at any time after any Lender has purchased a participating interest in a Swing Line Loan, the Swing Line Lender receives any payment on account thereof, the Swing Line Lender will distribute to such Lender its participating interest in such amount (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender's participating interest was outstanding and funded); provided, however, that in the event that such payment received by the Swing Line Lender is required to be returned, such Lender will return to the Swing Line Lender any portion thereof previously distributed by the Swing Line Lender to it.

                  (g) Each Lender's obligation to make the Revolving Credit Loans referred to in subsection 2.20(c) and to purchase participating interests pursuant to subsection 2.20(e) shall be absolute and unconditional and shall not be affected by any circumstance, including, without limitation, (i) any set-off, counterclaim, recoupment, defense or other right which such Lender or the Borrower may have against the Swing Line Lender, the Borrower or any other Person for any reason whatsoever, (ii) the occurrence or continuance of a Default or an Event of Default; (iii) any adverse change in the condition (financial or otherwise) of the Borrower; (iv) any breach of this Agreement or any other Loan Document by the Borrower, any Subsidiary or any other Lender; or
(v) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing.

                  2.21 Illegality. Notwithstanding any other provision herein, if the adoption of or any change in any Requirement of Law or in the interpretation or application thereof shall make it unlawful for any Lender to make or maintain LIBOR Loans as contemplated by this Agreement, (a) the commitment of such Lender hereunder to make LIBOR Loans, continue LIBOR Loans as such and convert ABR Loans to LIBOR Loans shall forthwith be cancelled and (b) such Lender's Loans then outstanding as LIBOR Loans, if any, shall be converted

                                CREDIT AGREEMENT
automatically to ABR Loans on the respective last days of the then current Interest Periods with respect to such Loans or within such earlier period as required by law. If any such conversion of a LIBOR Loan occurs on a day which is not the last day of the then current Interest Period with respect thereto, the Borrower shall pay to such Lender such amounts, if any, as may be required pursuant to subsection 2.22.

                  2.22 Requirements of Law. (a) If the adoption of or any change in any Requirement of Law or in the interpretation or application thereof or compliance by any Lender with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority made subsequent to the date hereof:

                           (i) shall subject any Lender to any tax of any kind whatsoever with respect to this Agreement, any Note or any LIBOR Loan made by it, or change the basis of taxation of payments to such Lender in respect thereof (except for Non-Excluded Taxes covered by subsection
         2.23 and changes in the rate of tax on the overall net income of such Lender);

                           (ii) shall impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances, loans or other extensions of credit by, or any other acquisition of funds by, any office of such Lender which is not otherwise included in the determination of the London Interbank Offered Rate hereunder; or

                           (iii) shall impose on such Lender any other condition;

and the result of any of the foregoing is to increase the cost to such Lender, by an amount which such Lender deems to be material, of making, converting into, continuing or maintaining LIBOR Loans or to reduce any amount receivable hereunder in respect thereof, then, in any such case, the Borrower shall promptly pay such Lender such additional amount or amounts as will compensate such Lender for such increased cost or reduced amount receivable.

                  (b) If any Lender shall have determined that the adoption of or any change in any Requirement of Law regarding capital adequacy or in the interpretation or application thereof or compliance by such Lender or any corporation controlling such Lender with any request or directive regarding capital adequacy (whether or not having the force of law) from any Governmental Authority made subsequent to the date hereof shall have the effect of reducing the rate of return on such Lender's or such corporation's capital as a consequence of its obligations hereunder to a level below that which such Lender or such corporation could have achieved but for such adoption, change or compliance (taking into consideration such Lender's or such corporation's policies with respect to capital adequacy) by an amount deemed by such Lender to be material, then from time to time, the Borrower shall promptly pay to such Lender such additional amount or amounts as will compensate such Lender for such reduction.

                  (c) If any Lender becomes entitled to claim any additional amounts pursuant to paragraphs (a) or (b) of this Section 2.22, it shall promptly notify the Borrower (with a copy to the Administrative Agent) of the event by reason of which it has become so entitled and of the basis for the calculation of such additional amounts; provided that the Borrower shall not be required to compensate a Lender pursuant to such paragraph for any increased costs incurred

                                CREDIT AGREEMENT
more than 180 days prior to the date that such Lender notifies the Borrower of the change giving rise to such increased costs and of such Lender's intention to claim compensation therefor; provided, further that, if the change giving rise to such increased costs is retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof. A certificate as to any additional amounts payable pursuant to this Section submitted by such Lender to the Borrower (with a copy to the Administrative Agent) shall be conclusive in the absence of manifest error. The agreements in this subsection shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

                  2.23 Taxes. (a) All payments made by the Borrower under this Agreement and any Notes shall be made free and clear of, and without deduction or withholding for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority, excluding net income taxes and franchise taxes (imposed in lieu of net income taxes) imposed on the Administrative Agent or any Lender as a result of a present or former connection between the Administrative Agent or such Lender and the jurisdiction of the Governmental Authority imposing such tax or any political subdivision or taxing authority thereof or therein (other than any such connection arising solely from the Administrative Agent or such Lender having executed, delivered or performed its obligations or received a payment under, or enforced, this Agreement or any Note). If any such non-excluded taxes, levies, imposts, duties, charges, fees deductions or withholdings ("Non-Excluded Taxes" ) are required to be withheld from any amounts payable to the Administrative Agent or any Lender hereunder or under any Note, the amounts so payable to the Administrative Agent or such Lender shall be increased to the extent necessary to yield to the Administrative Agent or such Lender (after payment of all Non-Excluded Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in this Agreement, provided, however, that the Borrower shall not be required to increase any such amounts payable to any Lender that is not organized under the laws of the United States or a state thereof if such Lender fails to comply with the requirements of paragraph (b) of this subsection. Whenever any Non-Excluded Taxes are payable by the Borrower, as promptly as possible thereafter the Borrower shall send to the Administrative Agent for its own account or for the account of such Lender, as the case may be, a certified copy of an original official receipt received by the Borrower showing payment thereof. If the Borrower fails to pay any Non-Excluded Taxes when due to the appropriate taxing authority or fails to remit to the Administrative Agent the required receipts or other required documentary evidence, the Borrower shall indemnify the Administrative Agent and the Lenders for any incremental taxes, interest or penalties that may become payable by the Administrative Agent or any Lender as a result of any such failure. The agreements in this subsection shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

                  (b) Each Lender that is not incorporated under the laws of the United States or a state thereof shall:

                           (i) deliver to the Borrower and the Administrative Agent two duly completed copies of United States Internal Revenue Service Form W-8 BEN or W-8 ECI, or successor applicable form, as the case may be;

                                CREDIT AGREEMENT

                           (ii) deliver to the Borrower and the Administrative Agent two further copies of any such form or certification on or before the date that any such form or certification expires or becomes obsolete and after the occurrence of any event requiring a change in the most recent form previously delivered by it to the Borrower; and

                           (iii) obtain such extensions of time for filing and complete such forms or certifications as may reasonably be requested by the Borrower or the Administrative Agent;

unless in any such case an event (including, without limitation, any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent such Lender from duly completing and delivering any such form with respect to it and such Lender so advises the Borrower and the Administrative Agent. Such Lender shall certify that it is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes. Each Person that shall become a Lender or a Participant pursuant to subsection 10.6 shall, upon the effectiveness of the related transfer, be required to provide all of the forms and statements required pursuant to this subsection, provided that in the case of a Participant such Participant shall furnish all such required forms and statements to the Lender from which the related participation shall have been purchased.

                  2.24 Indemnity. The Borrower agrees to indemnify each Lender and to hold each Lender harmless from any loss or expense which such Lender may sustain or incur as a consequence of (a) default by the Borrower in making either (i) a borrowing of LIBOR Loans (including without limitation Term Loans) or LIBOR CAF Advances or (ii) a conversion into or continuation of LIBOR Loans, in each case after the Borrower has given a notice requesting the same in accordance with the provisions of this Agreement (in the case of a borrowing of LIBOR CAF Advances, so long as the Borrower shall have accepted a CAF Advance offered in connection with any such notice), (b) default by the Borrower in making any prepayment after the Borrower has given a notice thereof in accordance with the provisions of this Agreement or (c) the making of either (i) a prepayment of LIBOR Loans, LIBOR CAF Advances or Fixed Rate CAF Advances or
(ii) a conversion of LIBOR Loans, in each case on a day which is not the last day of an Interest Period with respect thereto. Such indemnification may include an amount equal to the excess, if any, of (i) the amount of interest which would have accrued on the amount so prepaid, or not so borrowed, converted or continued, for the period from the date of such prepayment or of such failure to borrow, convert or continue to the last day of such Interest Period (or, in the case of a failure to borrow, convert or continue, the Interest Period that would have commenced on the date of such failure) in each case at the applicable rate of interest for such Loans provided for herein (excluding, however, the Applicable Margin included therein, if any) over (ii) the amount of interest (as reasonably determined by such Lender) which would have accrued to such Lender on such amount by placing such amount on deposit for a comparable period with leading banks in the interbank eurodollar market. This covenant shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

                  2.25 Commitment Increases. (a) In the event that Borrower wishes to increase the aggregate Commitments, it shall notify the Lenders (through the Administrative Agent) of the amount of such proposed increase (such notice, a "Commitment Increase Offer"). Each

                                CREDIT AGREEMENT

Commitment Increase Offer shall offer the Lenders the opportunity to participate in the increased Commitments ratably in accordance with their respective Commitment Percentages. In the event that any Lender (each, a "Declining Lender") shall fail to accept in writing a Commitment Increase Offer within 10 Business Days after receiving notice thereof, all or any portion of the proposed increase in the Commitments offered to the Declining Lenders (the aggregate of such offered amounts, the "Declined Amount") may instead be allocated to any one or more additional banks, financial institutions or other entities pursuant to paragraph (b) below and/or to any one or more existing Lenders pursuant to paragraph (c)(ii) below.

                  (b) Any additional bank, financial institution or other entity (herein called a "New Lender") which, with the consent of the Borrower and the Administrative Agent, elects to become a party to this Agreement and obtain a Commitment in an amount equal to all or any portion of a Declined Amount shall execute a New Lender Supplement (each, a "New Lender Supplement") with the Borrower and the Administrative Agent, substantially in the form of Exhibit K-1, whereupon such New Lender shall become a Lender for all purposes and to the same extent as if originally a party hereto and shall be bound by and entitled to the benefits of this Agreement, and Schedule 1.2 shall be deemed to be amended to add the name and Commitment of such New Lender.

                  (c) Any Lender which (i) accepts a Commitment Increase Offer pursuant to subsection 2.25(a) or (ii) with the consent of the Borrower, elects to increase its Commitment by an amount equal to all or any portion of a Declined Amount shall, in each case, execute a Commitment Increase Supplement (each, a "Commitment Increase Supplement") with the Borrower and the Administrative Agent, substantially in the form of Exhibit K-2, whereupon such Lender shall be bound by and entitled to the benefits of this Agreement with respect to the full amount of its Commitment as so increased, and Schedule 1.2 shall be deemed to be amended to so increase the Commitment of such Lender.

                  (d) If on the date upon which a bank, financial institution or other entity becomes a New Lender pursuant to subsection 2.25(b) or upon which a Lender's Commitment is increased pursuant to subsection 2.25(a) or (c) there is an unpaid principal amount of Revolving Credit Loans, the Borrower shall borrow Revolving Credit Loans from the Lenders and/or (subject to compliance by the Borrower with subsection 2.24) prepay Revolving Credit Loans of the Lenders such that, after giving effect thereto, the Revolving Credit Loans (including, without limitation, the Types thereof and Interest Periods with respect thereto) shall be held by the Lenders (including for such purposes the New Lenders) pro rata according to their respective Commitment Percentages.

                  (e) Notwithstanding anything to the contrary in this subsection, (i) in no event shall any transaction effected pursuant to this subsection cause (x) the aggregate Commitments to exceed $1,700,000,000 or (y) an increase in the aggregate Commitments of an amount less than $100,000,000,
(ii) the aggregate amount of any increase in Commitments pursuant to subsection 2.25(b) or (c)(ii) shall be limited to the relevant Declined Amount and (iii) no Lender shall have any obligation to increase its Commitment unless it agrees to do so in its sole discretion.

                  2.26 Commitment Extensions. (a) The Borrower may, not earlier than 60 days and not later than 45 days before the Revolving Credit Termination Date, by notice to the

                                CREDIT AGREEMENT

Administrative Agent request that the Revolving Credit Termination Date then in effect (the "Existing Revolving Credit Termination Date") be extended to the date 364 days after the Existing Commitment Termination Date. The Administrative Agent shall promptly notify the Lenders of such request.

                  (b) Each Lender, in its sole discretion, shall advise the Administrative Agent whether or not such Lender agrees to such extension. If a Lender agrees to renew its Commitment (an "Extending Lender"), it shall notify the Administrative Agent, in writing, of its decision to do so not earlier than 45 days and not later than 30 days prior to the Existing Revolving Credit Termination Date. A Lender that determines not to so extend its Commitment shall so notify the Administrative Agent promptly after making such determination and is herein called a "Non-Extending Lender". If a Lender does not give timely notice to the Administrative Agent of whether or not such Lender agrees to such extension, it shall be deemed to be a Non-Extending Lender.

                  (c) The Administrative Agent shall notify the Borrower of each Lender's determination not earlier than 30 days and not later than 20 days prior to the Existing Revolving Credit Termination Date.

                  (d) The Borrower shall have the right to accept Commitments from New Lenders, each of which shall be acceptable to the Administrative Agent, in an aggregate amount equal to the amount of the Commitments of any Non-Extending Lender, provided that the Extending Lenders shall have the right to increase their Commitments up to the aggregate amount of the Non-Extending Lenders' Commitments before the Borrower shall be permitted to substitute any New Lenders for Non-Extending Lenders.

                  (e) If and only if (i) more than 50% of the total of the Commitments is extended or otherwise committed to by Extending Lenders and any New Lenders, and (ii) immediately prior to the Existing Revolving Credit Termination Date no Default has occurred and is continuing and the representations and warranties of the Borrower set forth in Section 3 shall be true and correct in all material respects on and as of the Existing Revolving Credit Termination Date as though made on and as of such date, and subject to each New Lender having executed a New Lender Supplement (on the effective date of which such New Lender shall become a Lender for all purposes and to the same extent as if originally a party hereto and shall be bound by and entitled to the benefits of this Agreement), then effective on the Existing Revolving Credit Termination Date the Revolving Credit Termination Date shall be extended to the date 364 days after the Existing Revolving Credit Termination Date (or, if such day is not a Business Day, the immediately preceding Business Day) which date shall thereafter be the Revolving Credit Termination Date, provided that the Commitment of each Non-Extending Lender shall in any event terminate on the Existing Revolving Credit Termination Date and the Borrower shall pay in full on the Existing Revolving Credit Termination Date all amounts payable to each Non-Extending Lender hereunder.

                    SECTION 3. REPRESENTATIONS AND WARRANTIES

                  To induce the Administrative Agent and the Lenders to enter into this Agreement and to make the Loans, the Borrower and, in the case of Sections 3.3, 3.4, 3.5 and 3.14, each

                                CREDIT AGREEMENT

Obligor with respect to itself, hereby represents and warrants to the Administrative Agent and each Lender that:

                  3.1 Financial Condition. The consolidated balance sheet of the Borrower and its consolidated Subsidiaries as at December 31, 2002 and the related consolidated statements of income and of cash flows for the fiscal year ended on such date, reported on by PricewaterhouseCoopers LLP, copies of which have heretofore been furnished to each Lender, are complete and correct in all material respects and present fairly the consolidated financial condition of the Borrower and its consolidated Subsidiaries as at such date, and the consolidated results of their operations and their consolidated cash flows for the fiscal year then ended. The unaudited consolidated balance sheet of the Borrower and its consolidated Subsidiaries as at March 31, 2003 and the related unaudited consolidated statements of income and of cash flows for the three-month period ended on such date, certified by a Responsible Officer, copies of which have heretofore been furnished to each Lender, are complete and correct in all material respects and present fairly the consolidated financial condition of the Borrower and its consolidated Subsidiaries as at such date, and the consolidated results of their operations and their consolidated cash flows for the three-month period then ended (subject to normal year-end audit adjustments). All such financial statements have been prepared in accordance with GAAP applied consistently throughout the periods involved (except as approved by such accountants or Responsible Officer, as the case may be, and as disclosed therein). Neither the Borrower nor any of its consolidated Subsidiaries had, at the date of the most recent balance sheet referred to above, any material Guarantee outside the ordinary course of business, contingent liability or liability for taxes, or any long-term lease or unusual forward or long-term commitment which in the aggregate may reasonably be expected to have a Material Adverse Effect, including, without limitation, any interest rate or foreign currency swap or exchange transaction (except as listed on Schedule 3.1 attached hereto), which is not reflected in the foregoing statements or in the notes thereto. Except as heretofore disclosed to the Lenders, during the period from December 31, 2002 to and including the date hereof there has been no sale, transfer or other disposition by the Borrower or any of its consolidated Subsidiaries of any material part of its business or property and no purchase or other acquisition of any business or property (including any capital stock of any other Person) material in relation to the consolidated financial condition of the Borrower and its consolidated Subsidiaries at December 31, 2002.

                  3.2 No Change. Since December 31, 2002 there has been no development or event which has had or could reasonably be expected to have a Material Adverse Effect.

                  3.3 Existence; Compliance with Law. Each Obligor and its Subsidiaries (a) is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization (provided, that no representation is made under this clause (a) with respect to any Foreign Subsidiary that is not a Material Foreign Subsidiary of an Obligor if the failure of such Foreign Subsidiary to be duly organized, validly existing or in good standing as aforesaid could not reasonably be expected to have a Material Adverse Effect), (b) has the power and authority, and the legal right, to own and operate its property, to lease the property it operates as lessee and to conduct the business in which it is currently engaged, (c) is duly qualified as a foreign entity and in good standing under the laws of each jurisdiction (other than that of its organization) where its ownership, lease or operation of property or the conduct of its business requires such qualification and (d) is in compliance with all Requirements of Law, except in the case of clause (c) or
(d) above, to the extent that the failure to qualify as a foreign entity or to be

                                CREDIT AGREEMENT
in good standing or to comply with any Requirement of Law could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

                  3.4 Corporate Power; Authorization; Enforceable Obligations. Each Obligor has the corporate power and authority, and the legal right, to make, deliver, and perform the Loan Documents to which it is a party and to borrow hereunder and has taken all necessary corporate action to authorize the borrowings on the terms and conditions of this Agreement and any Notes and to authorize the execution, delivery and performance of the Loan Documents to which it is a party. No consent or authorization of, filing with, notice to or other act by or in respect of, any Governmental Authority or any other Person is required in connection with the borrowings hereunder or with the execution, delivery, performance, validity or enforceability of the Loan Documents to which either Obligor is a party. This Agreement has been, and each other Loan Document to which it is a party will be, duly executed and delivered on behalf of each Obligor. This Agreement constitutes, and each other Loan Document to which it is a party when executed and delivered will constitute, a legal, valid and binding obligation of each Obligor enforceable against such Obligor in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

                  3.5 No Legal Bar. The execution, delivery and performance of the Loan Documents to which each Obligor is a party, the borrowings hereunder and the use of the proceeds thereof will not violate any Requirement of Law or Contractual Obligation of such Obligor and will not result in, or require, the creation or imposition of any Lien on any of its or their respective properties or revenues pursuant to any such Requirement of Law or Contractual Obligation.

                  3.6      No Material Litigation. Except as listed on Schedule
3.6 or as previously disclosed to the Lenders in connection with the information provided pursuant to Section 3.1 no litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to the knowledge of the Borrower, threatened by or against the Borrower or any of its Subsidiaries or against any of its or their respective properties or revenues
(a) with respect to any of the Loan Documents or any of the transactions contemplated hereby or thereby, or (b) which could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

                  3.7 No Default. Neither the Borrower nor any of its Subsidiaries is in default under or with respect to any of its Contractual Obligations in any respect which could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. No Default or Event of Default has occurred and is continuing.

                  3.8 Ownership of Property; Liens. Each of the Borrower and its Subsidiaries has good record and marketable title in fee simple to, or a valid leasehold interest in, all its material real property, and good title to, or a valid leasehold interest in, all its other material property, and none of such property is subject to any Lien except as permitted by subsection 6.2.

                                CREDIT AGREEMENT

                  3.9 Intellectual Property. The Borrower and each of its Subsidiaries owns, or is licensed to use, all trademarks, tradenames, copyrights, technology, know-how and processes necessary for the conduct of its business as currently conducted except for those the failure to own or license which could not reasonably be expected to have a Material Adverse Effect (the "Intellectual Property"). No claim has been asserted and is pending by any Person challenging or questioning the use of any such Intellectual Property or the validity or effectiveness of any such Intellectual Property, nor does International know of any valid basis for any such claim, except for such claims that, in the aggregate, could not reasonably be expected to have a Material Adverse Effect. The use of such Intellectual Property by the Borrower and its Subsidiaries does not infringe on the rights of any Person, except for such claims and infringements that, in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

                  3.10 No Burdensome Restrictions. No Requirement of Law or Contractual Obligation of the Borrower or any of its Subsidiaries could reasonably be expected to have a Material Adverse Effect.

                  3.11 Taxes. Each of the Borrower and its Subsidiaries has filed or caused to be filed all tax returns which, to the knowledge of the Borrower, are required to be filed and has paid all taxes shown to be due and payable on said returns or on any assessments made against it or any of its property and all other taxes, fees or other charges imposed on it or any of its property by any Governmental Authority, except (a) any the amount or validity of which are currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided on the books of the Borrower or its Subsidiaries, as the case may be or (b) to the extent that the failure to do so could not reasonably be expected to have a Material Adverse Effect); no tax Lien has been filed, and, to the knowledge of the Borrower, no claim is being asserted, with respect to any such tax, fee or other charge.

                  3.12 Federal Regulations. Neither the Borrower nor any of its Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose (whether immediate, incidental or ultimate) of buying or carrying Margin Stock. No part of the proceeds of any Loans will be used directly or indirectly for the purpose (whether immediate, incidental or ultimate) of buying or carrying Margin Stock or for any purpose that violates the provisions of the regulations of the Board. If requested by any Lender or the Administrative Agent, the Borrower will furnish to each Lender and the Administrative Agent a statement in conformity with the requirements of Federal Reserve Form FR U-1 or FR G-3, as appropriate, referred to in Regulation U, to demonstrate the compliance of any borrowing hereunder with Regulation U.

                  3.13 ERISA. Neither a Reportable Event nor an "accumulated funding deficiency" (within the meaning of Section 412 of the Code or Section 302 of ERISA) has occurred during the five-year period prior to the date on which this representation is made or deemed made with respect to any Single Employer Plan that could reasonably be expected to have a Material Adverse Effect, and each Plan has complied with the applicable provisions of ERISA and the Code to the extent that the failure to comply could not reasonably be expected to have a Material Adverse Effect. No termination of a Single Employer Plan has occurred (other than via a "standard termination" as defined in Section 4041(b) of ERISA), and no Lien in favor of the PBGC or a Single Employer Plan has arisen, during such five-year period that could

                                CREDIT AGREEMENT
reasonably be expected to have a Material Adverse Effect. The excess, if any, of the present value of all accrued benefits under each Single Employer Plan (based on those assumptions used to fund such Plans), as of the last annual valuation date prior to the date on which this representation is made or deemed made, over the value of the assets of such Plan allocable to such accrued benefits could not reasonably be expected to have a Material Adverse Effect. Neither the Borrower nor any Commonly Controlled Entity has had a complete or partial withdrawal from any Multiemployer Plan that could reasonably be expected to have a Material Adverse Effect, and neither the Borrower nor any Commonly Controlled Entity would become subject to any liability under ERISA that could reasonably be expected to have a Material Adverse Effect if the Borrower or any such Commonly Controlled Entity were to withdraw completely from all Multiemployer Plans as of the valuation date most closely preceding the date on which this representation is made or deemed made. To the best knowledge of the Borrower, no such Multiemployer Plan is in Reorganization or Insolvent. The excess, if any, of the present value (determined using actuarial and other assumptions which are reasonable in respect of the benefits provided and the employees participating) of the liability of the Borrower for post retirement benefits to be provided to their current and former employees under Plans which are welfare benefit plans (as defined in Section 3(l) of ERISA) over the assets under all such Plans allocable to such benefits could not reasonably be expected to have a Material Adverse Effect.

                  3.14 Investment Company Act; Other Regulations. Neither of the Obligors is an "investment company", or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended. Neither of the Obligors is subject to regulation under any Federal or State statute or regulation (other than Regulation X of the Board) which limits its ability to incur Indebtedness.

                  3.15 Subsidiaries. Schedule 3.15 lists each Subsidiary of the Borrower (and the direct and indirect ownership interest of the Borrower therein), in each case existing on March 31, 2003. The Borrower will at all times own directly or indirectly at least the same percentage of the outstanding capital stock or other ownership interests, if any, of said Subsidiaries indicated on Schedule 3.15 as is owned by the Borrower as of the date hereof except to the extent the disposition thereof would not violate Section 6.4.

                  3.16 Purpose of Loans. The proceeds of the Loans shall be used by the Borrower and its Subsidiaries solely to ensure the integrity of the MasterCard payment system in the event of settlement failure by one or more of its members, including failure by one or more of its members to meet merchant payment obligations, and to refinance outstanding loans, if any, under the agreement referred to in Section 4.1(i).

                  3.17 Environmental Matters. (a) To the best knowledge of the Borrower, the facilities and properties owned, leased or operated by the Borrower or any of its Subsidiaries (the "Properties") do not contain, and have not previously contained, any Materials of Environmental Concern in amounts or concentrations which (i) constitute or constituted a violation of, or (ii) could reasonably be expected to give rise to liability under, any Environmental Law.

                  (b) The Properties and all operations at the Properties are in compliance in all material respects with all applicable Environmental Laws, and there is no contamination at, under or about the Properties or violation of any Environmental Law with respect to the Properties or the business operated by the Borrower or any of its Subsidiaries (the "Business")

                                CREDIT AGREEMENT
which could materially interfere with the continued operation of the Properties or materially impair the fair saleable value thereof.

                  (c) Neither the Borrower nor any of its Subsidiaries has received any notice of violation, alleged violation, non-compliance, liability or potential liability regarding environmental matters or compliance with Environmental Laws with regard to any of the Properties or the Business, nor does the Borrower have knowledge or reason to believe that any such notice will be received or is being threatened.

                  (d) No judicial proceeding or governmental or administrative action is pending or, to the knowledge of the Borrower, threatened, under any Environmental Law to which the Borrower or any Subsidiary is or will be named as a party with respect to the Properties or the Business, nor are there any consent decrees or other decrees, consent orders, administrative orders or other orders, or other administrative or judicial requirements outstanding under any Environmental Law with respect to the Properties or the Business.

                  3.18 Solvency. The Borrower is, and after giving effect to each borrowing hereunder will be, Solvent.

                         SECTION 4. CONDITIONS PRECEDENT

                  4.1 Conditions to Initial Loan. The agreement of each Lender to make the initial Loan requested to be made by it is subject to the satisfaction of the following conditions precedent:

                  (a) Loan Documents. The Administrative Agent shall have received (i) this Agreement, executed and delivered by a duly authorized officer of each Obligor, with a counterpart for each Lender, and (ii) for the account of the Swing Line Lender, the Swing Line Note conforming to the requirements hereof and executed by a duly authorized officer of the Borrower.

                  (b) Related Agreements. The Administrative Agent shall have received, with a copy for each Lender, true and correct copies, certified as to authenticity by the Borrower, of such other documents or instruments as may be reasonably requested by the Administrative Agent on or prior to the Closing Date, including, without limitation, a copy of any debt instrument, security agreement or other material contract to which the Borrower or its Subsidiaries may be a party.

                  (c) Closing Certificate. The Administrative Agent shall have received, with a copy for each Lender, a closing certificate of each Obligor, dated the Closing Date, substantially in the form of Exhibit I, with appropriate insertions and attachments, satisfactory in form and substance to the Administrative Agent, executed by the President or any Vice President and the Secretary or any Assistant Secretary of each Obligor.

                  (d) Corporate Proceedings. The Administrative Agent shall have received, with a copy for each Lender, a copy of the resolutions, in form and substance satisfactory to the Administrative Agent, of the Board of Directors of each Obligor authorizing (i) the execution, delivery and performance by such Obligor of this Agreement and the other

                                CREDIT AGREEMENT

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                                                                              36

         Loan Documents to which it is a party and (ii) in the case of the Borrower, the making of the borrowings contemplated hereunder and, in the case of International, the guarantee thereof as provided herein, certified by its Secretary or an Assistant Secretary as of the Closing Date, which certificate shall be in form and substance satisfactory to the Administrative Agent and shall state that the resolutions thereby certified have not been amended, modified, revoked or rescinded.

                  (e) Incumbency Certificate. The Administrative Agent shall have received, with a copy for each Lender, a certificate of each Obligor, dated the Closing Date, as to the incumbency and signature of its officers executing any Loan Document, satisfactory in form and substance to the Administrative Agent, executed by its President or any Vice President and its Secretary or any Assistant Secretary.

                  (f) Corporate Documents. The Administrative Agent shall have received, with a copy for each Lender, true and complete copies of the certificate of incorporation and by-laws of each Obligor, certified as of the Closing Date as complete and correct copies thereof by the Secretary or an Assistant Secretary of such Obligor.

                  (g) Fees. The Administrative Agent shall have received the fees to be received on the Closing Date.

                  (h) Legal Opinions. The Administrative Agent shall have received, with a counterpart for each Lender, the executed legal opinion of Noah J. Hanft, General Counsel and Secretary of the Borrower and International substantially in the form of Exhibit F. Such legal opinion shall be dated as of the Closing Date and cover such other matters incident to the transactions contemplated by this Agreement as the Administrative Agent may reasonably require.

                  (i) Existing Agreement. The Administrative Agent shall have received evidence satisfactory to it that the commitments under the existing $1,200,000,000 Credit Agreement, dated as of June 4, 2002 among the Borrower, International, certain financial institutions, Citibank, N.A. as Administrative Agent and JPMorgan Chase Bank, as Backup Agent (the "Existing Credit Agreement"), shall have been canceled and all amounts outstanding thereunder shall have been repaid as of the Closing Date (and each Lender which is a party to the Existing Credit Agreement hereby waives compliance with the requirement under Section 2.6 of the Existing Credit Agreement for the giving of five Business Days' prior written notice for termination of the commitments thereunder).

                  4.2 Conditions to Each Loan. The agreement of each Lender to make any Loan requested to be made by it on any date (including, without limitation, its initial Loan and its Term Loan) is subject to the satisfaction of the following conditions precedent:

                  (a) Representations and Warranties. Each of the representations and warranties made by the Obligors in or pursuant to the Loan Documents shall be true and correct in all material respects on and as of such date as if made on and as of such date, except for representations and warranties expressly stated to relate to a specific earlier date, in which case such representations and warranties were true and correct as of such earlier date.

                                CREDIT AGREEMENT

                  (b) No Default. No Default or Event of Default shall have occurred and be continuing on such date or after giving effect to the Loans requested to be made on such date.

Each borrowing by the Borrower hereunder shall constitute a representation and warranty by the Borrower as of the date thereof that the conditions contained in this subsection have been satisfied.

                        SECTION 5. AFFIRMATIVE COVENANTS

                  The Borrower hereby agrees that, so long as the Commitments remain in effect or any amount is owing to any Lender or the Administrative Agent hereunder or under any other Loan Document, the Borrower shall and (except in the case of delivery of financial information, reports and notices) shall cause each of its Subsidiaries to:

                  5.1      Financial Statements. Furnish to each Lender:

                  (a) as soon as available, but in any event within 120 days after the end of each fiscal year of the Borrower, a copy of the consolidated balance sheet of the Borrower and its consolidated Subsidiaries as at the end of such year and the related consolidated statements of income and retained earnings and of cash flows for such year, setting forth in each case in comparative form the figures for the previous year, reported on without a "going concern" or like qualification or exception, or qualification arising out of the scope of the audit, by PricewaterhouseCoopers LLP or other independent certified public accountants of nationally recognized standing; and

                  (b) as soon as available, but in any event not later than 60 days after the end of each of the first three quarterly periods of each fiscal year of the Borrower, the unaudited consolidated balance sheet of the Borrower and its consolidated Subsidiaries as at the end of such quarter and the related unaudited consolidated statements of income and retained earnings of such quarter and of cash flows of the Borrower and its consolidated Subsidiaries for the portion of the fiscal year through the end of such quarter, setting forth in each case in comparative form the figures for the previous year or, in the case of such consolidated balance sheet, for the last day of the prior fiscal year, certified by a Responsible Officer as being fairly stated in all material respects (subject to normal year-end audit adjustments);

all such financial statements shall be complete and correct in all material respects and shall be prepared in reasonable detail and in accordance with GAAP applied consistently throughout the periods reflected therein and with prior periods (except as approved by such accountants or officer, as the case may be, and disclosed therein). Information required to be delivered pursuant to this
Section 5.1 shall be deemed to have been delivered to the Lenders on the date on which the Borrower provides written notice to the Lenders that such information has been posted on the Borrower's website on the Internet at http://www.mastercardintl.com or is available on the website of the Securities and Exchange Commission or any successor at http://www.sec.gov (to the extent such information has been posted or is available as described in such notice).

                                CREDIT AGREEMENT

                  5.2 Certificates; Other Information. Furnish to the Administrative Agent:

                  (a) concurrently with the delivery of the financial statements referred to in subsection 5.1(a), a certificate of the independent certified public accountants reporting on such financial statements stating that in making the examination necessary therefor no knowledge was obtained of any failure by the Borrower to comply with subsections 6.1, 6.4 or 6.5, except as specified in such certificate;

                  (b) concurrently with the delivery of the financial statements referred to in subsections 5.1(a) and (b), a certificate of a Responsible Officer, substantially in the form of Exhibit J, stating that, to the best of such Officer's knowledge, during such period the Borrower has observed or performed all of its covenants and other agreements, and satisfied every condition, contained in this Agreement and the other Loan Documents to be observed, performed or satisfied by it, and that such Officer has obtained no knowledge of any Default or Event of Default except as specified in such certificate;

                  (c) within five days after the same are sent, copies of all financial statements and reports which the Borrower sends to shareholders generally, and within five days after the same are filed, copies of all financial statements and reports which the Borrower may make to, or file with, the Securities and Exchange Commission or any successor or analogous Governmental Authority; provided, that any such financial statement or report shall be deemed to have been delivered on the date that the Borrower notifies the Administrative Agent that such financial statement or report is available on "EDGAR", the Electronic Data Gathering, Analysis and Retrieval system of the Securities and Exchange Commission, or "http://www.sec.gov/edgar.shtml"); and

                  (d) promptly, such additional financial and other information (other than any non-public information or materials pertaining to the Borrower's proprietary new products, systems or services, proprietary marketing programs, strategies or plans, or any member specific billing, contractual or other arrangements) as the Administrative Agent or any Lender through the Administrative Agent may from time to time reasonably request.

                  5.3 Payment of Obligations. Pay, discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all its obligations of whatever nature, except (i) where the amount or validity thereof is currently being contested in good faith by appropriate proceedings and reserves in conformity with GAAP with respect thereto have been provided on the books of the Borrower or its Subsidiaries, as the case may be or
(ii) to the extent that failure to comply therewith could not, in the aggregate, be reasonably expected to have a Material Adverse Effect.

                  5.4 Conduct of Business and Maintenance of Existence. Continue to engage in business of the same general type as now conducted by it and preserve, renew and keep in full force and effect its existence and take all reasonable action to maintain all rights, privileges and franchises necessary or desirable in the normal conduct of its business except as otherwise permitted pursuant to Section 6.3 or 6.9 unless the failure to do so could not reasonably be expected to have a Material Adverse Effect; and comply with all Contractual Obligations and

                                CREDIT AGREEMENT

Requirements of Law except to the extent that failure to comply therewith could not, in the aggregate, be reasonably expected to have a Material Adverse Effect.

                  5.5 Maintenance of Property; Insurance. Keep all property material to the business of the Borrower and its Subsidiaries taken as a whole in good working order and condition ordinary wear and tear excepted; maintain with financially sound and reputable insurance companies insurance on all its property in at least such amounts and against at least such risks as are usually insured against in the same general area by companies engaged in the same or a similar business; and furnish to each Lender, upon written request, full information as to the insurance carried.

                  5.6 Inspection of Property; Books and Records; Discussions. Keep proper books of records and account in which full, true and correct entries in conformity with GAAP (or such other commonly accepted accounting practice which has been previously disclosed to the Administrative Agent) and all Requirements of Law shall be made of all dealings and transactions in relation to its business and activities; and permit representatives of any Lender (coordinated through the Administrative Agent) to, upon reasonable notice, visit and inspect any of its properties (not more than one time in any fiscal year) and examine and make abstracts from any of its books and records (other than any non-public information or materials pertaining to (i) its proprietary new products, systems or services, (ii) its proprietary marketing programs, strategies or plans, or (iii) any member specific billing, contractual or other arrangements) at any reasonable time and as often as may reasonably be desired and to discuss the business, operations, properties and financial and other condition of the Borrower and its Subsidiaries with officers and employees of the Borrower and its Subsidiaries and with its independent certified public accountants; provided that if a Default or Event of Default shall have occurred and be continuing, such visits and inspections (coordinated through the Administrative Agent) may be conducted at any time upon reasonable notice.

                  5.7 Notices. Promptly give notice to the Administrative Agent for distribution to the Lenders of:

                  (a) the occurrence of any Default or Event of Default;

                  (b) any (i) default or event of default under any Contractual Obligation of the Borrower or any of its Subsidiaries or (ii) litigation, investigation or proceeding which may exist at any time between the Borrower or any of its Subsidiaries and any Governmental Authority, which in either case, could reasonably be expected to have a Material Adverse Effect;

                  (c) any litigation or proceeding affecting the Borrower or any of its Subsidiaries in which the amount involved is $50,000,000 or more and not covered by insurance or in which injunctive or similar relief is sought;

                  (d) the following events, as soon as possible and in any event within 30 days after the Borrower knows or has reason to know thereof:
         (i) the occurrence or expected occurrence of any Reportable Event with respect to any Plan, a failure to make any required contribution to any "pension plan" (as defined in Section 3(2) of ERISA), the creation of any Lien in favor of the PBGC or a Plan that could reasonably be expected to

                                CREDIT AGREEMENT
         result in a liability or Lien in excess of $10,000,000 or (ii) the institution of proceedings or the taking of any other action by the PBGC or the Borrower or any Commonly Controlled Entity or any Multiemployer Plan with respect to the withdrawal from, or the terminating, Reorganization or Insolvency of, any Multiemployer Plan, except where the termination, Reorganization or Insolvency of any Multiemployer Plan could not reasonably be expected to result in a liability in excess of $10,000,000; and

                  (e) any material adverse change in the business, operations, property or condition (financial or otherwise) of the Borrower and its Subsidiaries taken as a whole.

Each notice pursuant to this subsection shall be accompanied by a statement of a Responsible Officer setting forth details of the occurrence referred to therein and stating what action the Borrower proposes to take with respect thereto. Notices and other communications to the Lenders required pursuant to paragraphs
(b), (c), (d) and (e) of this Section 5.7 may be delivered or furnished by electronic communications pursuant to procedures approved by the Administrative Agent.

                  5.8 Environment Laws. (a) Comply with, and ensure compliance by all tenants and subtenants, if any, with, all applicable Environmental Laws and obtain and comply in all material respects with and maintain, and ensure that all tenants and subtenants obtain and comply in all material respects with and maintain, any and all licenses, approvals, notifications, registrations or permits required by applicable Environmental Laws except to the extent that failure to do so could not be reasonably expected to have a Material Adverse Effect.

                  (b) Conduct and complete all investigations, studies, sampling and testing, and all remedial, removal and other actions required under Environmental Laws and promptly comply in all material respects with all lawful orders and directives of all Governmental Authorities regarding Environmental Laws except to the extent that the same are being contested in good faith by appropriate proceedings and the pendency of such proceedings could not be reasonably expected to have a Material Adverse Effect.

                          SECTION 6. NEGATIVE COVENANTS

                  The Borrower hereby agrees that, so long as the Commitments remain in effect or any amount is owing to any Lender or the Administrative Agent hereunder or under any other Loan Document, the Borrower shall not and shall not permit any of its Subsidiaries to, directly or indirectly:

                  6.1 Maintenance of Net Worth. Permit Consolidated Net Worth of the Borrower at any time to be less than the sum of (i) $475,000,000 plus (ii) an amount equal to 50% of the sum of Consolidated Net Income (if positive) of the Borrower for each fiscal quarter ending after March 31, 2003.

                  6.2 Limitation on Liens. Create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, except for:

                                CREDIT AGREEMENT

                  (a) Liens for taxes not yet due or which are being contested in good faith by appropriate proceedings, provided that adequate reserves with respect thereto are maintained on the books of the Borrower or its Subsidiaries, as the case may be, in conformity with GAAP;

                  (b) carriers', warehousemen's, mechanics', materialmen's, repairmen's or other like Liens arising in the ordinary course of business which are not overdue for a period of more than 60 days or which are being contested in good faith by appropriate proceedings;

                  (c) pledges or deposits in connection with workers' compensation, unemployment insurance and other social security legislation and deposits securing liability to insurance carriers under insurance or self-insurance arrangements;

                  (d) deposits to secure the performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

                  (e) easements, rights-of-way, restrictions and other similar encumbrances which, in the aggregate, do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of the Borrower and its Subsidiaries taken as a whole;

                  (f) Liens in existence on the date hereof listed on Schedule 6.2(f), provided that no such Lien is spread to cover any additional property after the Closing Date and that the amount of Indebtedness secured thereby is not increased;

                  (g) Liens securing Indebtedness of the Borrower and its Subsidiaries incurred to finance the acquisition of fixed or capital assets, provided that (i) such Liens shall be created substantially simultaneously with the acquisition of such fixed or capital assets and
         (ii) such Liens do not at any time encumber any property other than the property financed by such Indebtedness;

                  (h) bankers' liens arising by operation of law;

                  (i) Liens on the property or assets of a corporation which becomes a Subsidiary on or after the date hereof securing Indebtedness of such corporation, provided that (i) such Liens existed at the time such corporation became a Subsidiary and were not created in anticipation thereof and (ii) any such Lien is not spread to cover any property or assets of such corporation after the time such corporation becomes a Subsidiary;

                  (j) Liens arising out of judgments or awards (x) which are bonded or (y) with respect to which an appeal or a proceeding for review is being prosecuted in good faith and adequate reserves have been provided for the payment of such judgment or award;

                  (k) Liens in favor of the Borrower which secure the obligation of any Subsidiary to the Borrower; and

                                CREDIT AGREEMENT

                  (l) Liens (not otherwise permitted hereunder) which secure obligations not exceeding (as to the Borrower and all Subsidiaries) $20,000,000 in aggregate amount at any time outstanding.

                  6.3 Limitation on Fundamental Changes. Enter into any merger, consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), or convey, sell, lease, assign, transfer or otherwise dispose of, all or substantially all of its property, business or assets, or make any material change in its present method of conducting business (taking the Borrower and its Subsidiaries as a whole), except:

                  (a) any Subsidiary of the Borrower may be merged or consolidated with or into the Borrower or International (provided that the Borrower or International, as the case may be, shall be the continuing or surviving corporation) or with or into any one or more wholly owned Subsidiaries of the Borrower (provided that the wholly owned Subsidiary or Subsidiaries shall be the continuing or surviving corporation);

                  (b) any wholly owned Subsidiary may sell, lease, transfer or otherwise dispose of any or all of its assets (upon voluntary liquidation or otherwise) to the Borrower or International or any other wholly owned Subsidiary of the Borrower, subject, however, to the limitations set forth in Sections 6.4 and 6.6 below; and

                  (c) as permitted by subsection 6.4.

                  6.4 Limitation on Sale of Assets. Convey, sell, lease, assign, transfer or otherwise dispose of any of its property, business or assets (including, without limitation, receivables and leasehold interests), whether now owned or hereafter acquired, or, in the case of any Subsidiary, issue or sell any shares of such Subsidiary's Capital Stock to any Person other than the Borrower or any wholly owned Subsidiary, except:

                  (a) the sale or other disposition of obsolete or worn out property in the ordinary course of business;

                  (b) the sale or other disposition of any property; provided that (i) the aggregate book value of all assets so sold or disposed of pursuant to this clause (b) in any period of twelve consecutive months shall not exceed an amount equal to 20% of consolidated total assets of the Borrower and its Subsidiaries as at the beginning of such twelve-month period; and (ii) the aggregate book value of all assets so sold or disposed of pursuant to this clause (b) to Subsidiaries of the Borrower that are not also Subsidiaries of International by the Borrower and its Subsidiaries (other than by Subsidiaries of Inc. that are not also Subsidiaries of International) during any period of twelve consecutive calendar months commencing with and including May, 2003 shall not exceed an amount equal to 30% of consolidated total assets of International and its Subsidiaries as at the beginning of such twelve-month period;

                  (c) the sale or disposition of the headquarters of the Borrower located at 2000 Purchase Street, Purchase, New York 10577-2509;

                  (d) the sale of inventory in the ordinary course of business;

                                CREDIT AGREEMENT

                  (e) the sale or discount without recourse of accounts receivable arising in the ordinary course of business in connection with the compromise or collection thereof; and

                  (f) as permitted by subsection 6.3(b).

                  6.5 Limitation on Dividends. Declare or pay any dividend exceeding 40% of Consolidated Net Income in any fiscal year (other than dividends payable solely in common stock of the Borrower) on, or make any payment on account of, or set apart assets for a sinking or other analogous fund for, the purchase, redemption, defeasance, retirement or other acquisition of, any shares of any class of Capital Stock of the Borrower or any warrants or options to purchase any such Stock, whether now or hereafter outstanding, or make any other distribution in respect thereof, either directly or indirectly, whether in cash or property or in obligations of the Borrower or any Subsidiary. The provisions hereunder shall in no way limit the ability of any Subsidiary to make dividend payments to the Borrower or any other shareholder of such Subsidiary.

                  6.6 Limitation on Investments, Loans and Advances. Make any advance, loan, extension of credit or capital contribution to, or purchase any stock, bonds, notes, debentures or other securities of or any assets constituting a business unit of, or make any other investment in, any Person, except Permitted Investments.

                  6.7 Limitation on Transactions with Affiliates. Enter into any transaction, including, without limitation, any purchase, sale, lease or exchange of property or the rendering of any service, with any Affiliate (other than any transaction permitted by the terms of this Agreement and any transaction between the Borrower and its consolidated Subsidiaries) unless such transaction is upon fair and reasonable terms.

                  6.8 Limitation on Changes in Fiscal Year. Permit the fiscal year of the Borrower to end on a day other than December 31; provided that, the Borrower may change its fiscal year with the consent of the Administrative Agent, which consent shall not unreasonably be withheld.

                  6.9 Limitation on Lines of Business. Enter into any business, either directly or through any Subsidiary, except for businesses (a) in which the Borrower and its Subsidiaries are engaged on the date of this Agreement or (b) which, after giving effect to such new business, would not result in a change in the primary business of the Borrower and its Subsidiaries, taken as a whole, on the date hereof.

                  6.10 Upstreaming. Permit any of its Domestic Subsidiaries to enter into, create or assume or suffer to exist any indenture, agreement or other contractual arrangement that prohibits any such Subsidiary from declaring or paying dividends or other distributions on any class of stock or membership interest of such Subsidiary other than restrictions existing on the date of this Agreement contained in agreements or arrangements listed on Schedule 6.10 or otherwise disclosed to the Lenders prior to such date (including restrictions in any amendment or replacement of any such agreements or arrangements), and restrictions in future agreements or arrangements substantially similar to such restrictions, it being agreed that customary financial covenants and other agreements affecting maintenance or retention of assets or capital by a Subsidiary shall not be deemed to be restrictions limited by this Section 6.10.

                                CREDIT AGREEMENT

                          SECTION 7. EVENTS OF DEFAULT

                  If any of the following events shall occur and be continuing:

                  (a) The Borrower shall fail to pay any principal of any Loan when due in accordance with the terms thereof or hereof; or the Borrower shall fail to pay any interest on any Loan, or any other amount payable hereunder, within five days after any such interest or other amount becomes due in accordance with the terms thereof or hereof; or

                  (b) Any representation or warranty made or deemed made by either Obligor herein or in any other Loan Document or which is contained in any certificate, document or financial or other statement furnished by it at any time under or in connection with this Agreement shall prove to have been incorrect in any material respect on or as of the date made or deemed made; or

                  (c) The Borrower shall default in the observance or performance of any agreement contained in Section 6; or

                  (d) Either Obligor shall default in the observance or performance of any other term, covenant or agreement contained in this Agreement (other than as provided in paragraphs (a) through (c) of this Section), and such default shall continue unremedied for a period of 30 days after notice to the Borrower by the Administrative Agent or the Required Lenders; or

                  (e) The Borrower or any of its Subsidiaries shall (i) default in any payment of principal of or interest of any Indebtedness (other than the Loans) in excess of $10,000,000 individually or $25,000,000 in the aggregate, beyond the period of grace (not to exceed 30 days), if any, provided in the instrument or agreement under which such Indebtedness was created, or (ii) fail to observe or perform any other agreement or condition relating to any such Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which failure or other event or condition is to cause, or to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders) to cause, with the giving of notice if required, such Indebtedness to become due prior to its stated maturity (provided that failure to observe or perform any such agreement or condition referred to in this clause (ii) shall not be deemed to be an Event of Default until the grace period provided for in such instrument or agreement with respect to such agreement or condition has elapsed or, if no grace period is specified, such failure has continued for five Business Days); or

                  (f) (i) The Borrower or any of its Subsidiaries shall commence any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets, or the Borrower or any

                                CREDIT AGREEMENT
         of its Subsidiaries shall make a general assignment for the benefit of its creditors; or (ii) there shall be commenced against the Borrower or any of its Subsidiaries any case, proceeding or other action of a nature referred to in clause (i) above which (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged or unbonded for a period of 90 days; or (iii) there shall be commenced against the Borrower or any of its Subsidiaries any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets which results in the entry of an order for any such relief which shall not have been vacated, discharged, or stayed or bonded pending appeal within 60 days from the entry thereof; or (iv) the Borrower or any of its Subsidiaries shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause
         (i), (ii), or (iii) above; or (v) the Borrower or any of its Subsidiaries shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due; or

                  (g) (i) Any Person shall engage in any "prohibited transaction" (as defined in Section 406 of ERISA or Section 4975 of the Code) involving any Single Employer Plan, (ii) any "accumulated funding deficiency" (as defined in Section 302 of ERISA), whether or not waived, shall exist with respect to any Plan or any Lien in favor of the PBGC or a Plan shall arise on the assets of any Obligor, (iii) a Reportable Event shall occur with respect to, or proceedings shall commence to have a trustee appointed, or a trustee shall be appointed, to administer or to terminate, any Single Employer Plan, which Reportable Event or commencement of proceedings or appointment of a trustee is likely to result in the termination of such Plan for purposes of Title IV of ERISA, (iv) any Single Employer Plan shall terminate for purposes of Title IV of ERISA, (v) any Obligor or any Commonly Controlled Entity shall incur any liability in connection with a withdrawal from, or the Insolvency or Reorganization of, a Multiemployer Plan or (vi) any other event or condition shall occur or exist with respect to a Plan; and in each case in clauses (i) through
         (vi) above, such event or condition, together with all other such events or conditions, if any, could reasonably be expected to have a Material Adverse Effect; or

                  (h) One or more judgments or decrees shall be entered against the Borrower or any of its Subsidiaries involving a liability (to the extent not paid or fully covered by insurance) of $10,000,000 or more in the case of any one such judgment or $25,000,000 or more in the aggregate for all such judgments and decrees, and all such judgments or decrees shall not have been vacated, discharged, satisfied, stayed or bonded pending appeal within 90 days from the entry thereof; or

                  (i) Any Person or "group" (within the meaning of Section 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended) (i) shall have acquired beneficial ownership of 20% or more of any outstanding class of Capital Stock having ordinary voting power in the election of directors of the Borrower or (ii) shall obtain the power (whether or not exercised) to elect a majority of the Borrower's directors; or the Borrower shall cease to own, beneficially and of record, the sole Class B membership interest in International or shall cease to have power to elect a majority of International's directors;

then, and in any such event, (A) if such event is an Event of Default specified in clause (i) or (ii) of paragraph (f) of this Section with respect to the Borrower, automatically the Commitments

                                CREDIT AGREEMENT

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                                                                              46

shall immediately terminate and the Loans hereunder (with accrued interest thereon) and all other amounts owing under this Agreement shall immediately become due and payable, and (B) if such event is any other Event of Default, either or both of the following actions may be taken: (i) with the consent of the Required Lenders, the Administrative Agent may, or upon the request of the Required Lenders, the Administrative Agent shall, by notice to the Borrower declare the Commitments to be terminated forthwith, whereupon the Commitments shall immediately terminate; and (ii) with the consent of the Required Lenders, the Administrative Agent may, or upon the request of the Required Lenders, the Administrative Agent shall, by notice to the Borrower, declare the Loans hereunder (with accrued interest thereon) and all other amounts owing under this Agreement to be due and payable forthwith, whereupon the same shall immediately become due and payable. Except as expressly provided above in this Section, presentment, demand, protest and all other notices of any kind are hereby expressly waived.

                       SECTION 8. THE ADMINISTRATIVE AGENT

                  8.1 Appointment. Each Lender hereby irrevocably designates and appoints the Administrative Agent as the agent of such Lender under this Agreement and the other Loan Documents, and each such Lender irrevocably authorizes the Administrative Agent, in such capacity, to take such action on its behalf under the provisions of this Agreement and the other Loan Documents and to exercise such powers and perform such duties as are expressly delegated to the Administrative Agent by the terms of this Agreement and the other Loan Documents, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Agreement, the Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Administrative Agent.

                  8.2 Delegation of Duties. The Administrative Agent may execute any of its duties under this Agreement and the other Loan Documents by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Administrative Agent shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care.

                  8.3 Exculpatory Provisions. Neither the Administrative Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates shall be (i) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this Agreement or any other Loan Document (except for its or such Person's own gross negligence or willful misconduct) or (ii) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by either Obligor or any officer thereof contained in this Agreement or any other Loan Document or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent under or in connection with, this Agreement or any other Loan Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document or for any failure of either Obligor to perform its obligations hereunder or thereunder. The Administrative Agent shall not be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions

                                CREDIT AGREEMENT
of, this Agreement or any other Loan Document, or to inspect the properties, books or records of either Obligor or any of its Subsidiaries.

                  8.4 Reliance by Administrative Agent. The Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any Note, writing, resolution, notice, consent, certificate, affidavit, letter, telecopy, or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to either Obligor), independent accountants and other experts selected by the Administrative Agent. The Administrative Agent may deem and treat the payee of any Note as the owner thereof for all purposes unless a written notice of assignment, negotiation or transfer thereof shall have been filed with the Administrative Agent. The Administrative Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Required Lenders as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the other Loan Documents in accordance with a request of the Required Lenders, and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and all future holders of the Loans.

                  8.5 Notice of Default. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless the Administrative Agent has received notice from a Lender or the Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default". In the event that the Administrative Agent receives such a notice, the Administrative Agent shall give prompt notice thereof to the Lenders. The Administrative Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders; provided that unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Lenders.

                  8.6 Non-Reliance on Administrative Agent and Other Lenders. Each Lender expressly acknowledges that neither the Administrative Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates has made any representations or warranties to it and that no act by the Administrative Agent hereinafter taken, including any review of the affairs of the Borrower or any of its Subsidiaries, shall be deemed to constitute any representation or warranty by the Administrative Agent to any Lender. Each Lender represents to the Administrative Agent that it has, independently and without reliance upon the Administrative Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Obligors and made its own decision to make its Loans hereunder and enter into this Agreement. Each Lender also represents that it will, independently and without reliance upon the Administrative Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this

                                CREDIT AGREEMENT

Agreement and the other Loan Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Obligors or any of their Subsidiaries. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent hereunder, the Administrative Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, condition (financial or otherwise), prospects or creditworthiness of either Obligor or any of their Subsidiaries which may come into the possession of the Administrative Agent or any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates.

                  8.7 Indemnification. The Lenders agree to indemnify the Administrative Agent in its capacity as such (to the extent not reimbursed by the Borrower and without limiting the obligation of the Borrower to do so), ratably according to their respective Commitment Percentages in effect on the date on which indemnification is sought, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever which may at any time (including, without limitation, at any time following the payment of the Loans) be imposed on, incurred by or asserted against the Administrative Agent in any way relating to or arising out of, the Commitments, this Agreement, (including, without limitation, enforcement of the Administrative Agent's rights under this subsection) any of the other Loan Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by the Administrative Agent under or in connection with any of the foregoing; provided that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Administrative Agent's gross negligence or willful misconduct. The agreements in this subsection shall survive the payment of the Loans and all other amounts payable hereunder.

                  8.8 Administrative Agent in Its Individual Capacity. The Administrative Agent and its Affiliates may make loans to, accept deposits from and generally engage in any kind of business with the Obligors as though the Administrative Agent were not the Administrative Agent hereunder and under the other Loan Documents. With respect to the Loans made by it, the Administrative Agent shall have the same rights and powers under this Agreement and the other Loan Documents as any Lender and may exercise the same as though it were not the Administrative Agent, and the terms "Lender" and "Lenders" shall include the Administrative Agent in its individual capacity.

                  8.9 Successor Administrative Agent. The Administrative Agent may resign as Administrative Agent upon 10 days' notice to the Lenders, and the Administrative Agent may be removed at any time with or without cause by the Required Lenders. Upon any such resignation or removal, the Required Lenders shall appoint from among the Lenders a successor agent for the Lenders, which successor agent (provided that it shall have been approved by the Borrower (such approval not to be unreasonably withheld)), shall succeed to the rights, powers and duties of the Administrative Agent hereunder. Effective upon such appointment and approval, the term "Administrative Agent" shall mean such successor agent, and the former Administrative Agent's rights, powers and duties as Administrative Agent shall be terminated, without any other or further act or deed on the part of such former Administrative Agent or any of the parties to this Agreement or any holders of the Loans. After any retiring Administrative Agent's resignation or removal as Administrative Agent, the provisions of this
Section 8 shall inure to its benefit as to

                                CREDIT AGREEMENT
any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement and the other Loan Documents.

                  8.10 Substitute Administrative Agent. If at any time Citibank or the Borrower reasonably determines that Citibank is prevented from carrying out its functions as Administrative Agent hereunder as contemplated hereby, Citibank or the Borrower, as the case may be, shall forthwith so notify the Borrower or Citibank, as the case may be, and the Backup Agent (and Citibank shall promptly so notify the Lenders), and the Backup Agent shall thereupon automatically assume and perform all of the functions of the Administrative Agent and shall be entitled to all of the rights and benefits of the Administrative Agent hereunder, until and only until such time as Citibank and the Borrower determine, and notify the Backup Agent (which shall promptly notify the Lenders) that Citibank is no longer prevented from carrying out its functions as Administrative Agent hereunder as contemplated hereby, whereupon Citibank shall automatically resume and perform all of the functions of the Administrative Agent hereunder. Each Lender agrees to the foregoing and authorizes the Backup Agent to assume and perform the functions of the Administrative Agent under the circumstances set forth above.

                              SECTION 9. GUARANTEE

                  The Guarantor agrees, to induce the other parties to enter into this Agreement and for other valuable consideration, receipt of which is hereby acknowledged as follows:

                  (a) Guarantee. The Guarantor hereby guarantees to the Lenders and the Administrative Agent the prompt payment in full when due (whether at stated maturity, by acceleration or otherwise) of the principal of and interest on the Loans and the Notes and all other amounts whatsoever now or hereafter payable or becoming payable by the Borrower under the Loan Documents, in each case strictly in accordance with the terms thereof (collectively, the "Guaranteed Obligations"). The Guarantor hereby further agrees that if the Borrower shall fail to pay in full when due (whether at stated maturity, by acceleration or otherwise) any of the Guaranteed Obligations, the Guarantor will promptly pay the same, without any demand or notice whatsoever, and that in the case of any extension of time of payment or renewal of any of the Guaranteed Obligations, the same will be promptly paid in full when due (whether at extended maturity, by acceleration or otherwise) in accordance with the terms of such extension or renewal. This Section 9(a) is a continuing guaranty and is a guaranty of payment and is not merely a guaranty of collection and shall apply to all Guaranteed Obligations whenever arising.

                  (b) Acknowledgments, Waivers and Consents. The Guarantor agrees that its obligations under clause (a) above shall, to the fullest extent permitted by applicable law, be primary, absolute, irrevocable and unconditional under any and all circumstances and that the guaranty therein is made with respect to any Guaranteed Obligations now existing or in the future arising. Without limiting the foregoing, the Guarantor agrees that:

                           (i) The occurrence of any one or more of the
                  following shall not affect the enforceability or effectiveness of this Section 9 in accordance with its terms or

                                CREDIT AGREEMENT
                  affect, limit, reduce, discharge or terminate the liability of the Guarantor, or the rights, remedies, powers and privileges of the Administrative Agent or any Lender, under this Section 9.1:

                                    (A) any modification or amendment (including
                           without limitation by way of amendment, extension, renewal or waiver), or any acceleration or other change in the time for payment or performance of the terms of all or any part of the Guaranteed Obligations or any Loan Document, or any other agreement or instrument whatsoever relating thereto, or any modification of the Commitments;

                                    (B) any release, termination, waiver,
                           abandonment, lapse or expiration, subordination or enforcement of the liability of any other guarantee of all or any part of the Guaranteed Obligations;

                                    (C) any application of the proceeds of any
                           other guarantee (including without limitation the obligations of any other guarantor of all or any part of the Guaranteed Obligations) to all or any part of the Guaranteed Obligations in any such manner and to such extent as the Administrative Agent may determine;

                                    (D) any release of any other Person
                           (including without limitation any other guarantor with respect to all or any part of the Guaranteed Obligations) from any personal liability with respect to all or any part of the Guaranteed Obligations;

                                    (E) any settlement, compromise, release,
                           liquidation or enforcement, upon such terms and in such manner as the Administrative Agent may determine or as applicable law may dictate, of all or any part of the Guaranteed Obligations or any other guarantee of (including without limitation any letter of credit issued with respect to) all or any part of the Guaranteed Obligations;

                                    (F) the giving of any consent to the merger
                           or consolidation of, the sale of substantial assets by, or other restructuring or termination of the corporate existence of the Borrower or any other Person or any disposition of any shares of the Guarantor;

                                    (G) any proceeding against the Borrower or
                           any other guarantor of all or any part of the Guaranteed Obligations or any collateral provided by any other Person or the exercise of any rights, remedies, powers and privileges of the Administrative Agent and the Lenders under the Loan Documents or otherwise in such order and such manner as the Administrative Agent may determine, regardless of whether the Administrative Agent or the Lenders shall have proceeded against or exhausted any collateral, right, remedy, power or privilege before proceeding to call upon or otherwise enforce this Section 9;

                                CREDIT AGREEMENT

                                    (H) the entering into such other
                           transactions or business dealings with the Borrower, any Subsidiary or Affiliate of the Borrower or any other guarantor of all or any part of the Guaranteed Obligations as the Administrative Agent or any Lender may desire; or

                                    (I) all or any combination of any of the
                           actions set forth in this Section 9(b)(i).

                           (ii) The enforceability and effectiveness of this
                  Section 9 and the liability of the Guarantor, and the rights, remedies, powers and privileges of the Administrative Agent and the Lenders under this Section 9 shall not be affected, limited, reduced, discharged or terminated, and the Guarantor hereby expressly waives to the fullest extent permitted by law any defense now or in the future arising, by reason of:

                                    (A) the illegality, invalidity or
                           unenforceability of all or any part of the Guaranteed Obligations, any Loan Document or any other agreement or instrument whatsoever relating to all or any part of the Guaranteed Obligations;

                                    (B) any disability or other defense with
                           respect to all or any part of the Guaranteed
                           Obligations, including the effect of any statute of limitations that may bar the enforcement of all or any part of the Guaranteed Obligations or the obligations of any such other guarantor;

                                    (C) the illegality, invalidity or
                           unenforceability of any security for or other guarantee (including without limitation any letter of credit) of all or any part of the Guaranteed Obligations or the lack of perfection or continuing perfection or failure of the priority of any Lien on any collateral for all or any part of the Guaranteed Obligations;

                                    (D) the cessation, for any cause whatsoever,
                           of the liability of the Borrower or any other guarantor with respect to all or any part of the Guaranteed Obligations (other than, subject to Section 9.1(d), by reason of the full payment of all Guaranteed Obligations);

                                    (E) any failure of the Administrative Agent
                           or any Lender to marshal assets in favor of the Borrower or any other Person (including any other guarantor of all or any part of the Guaranteed Obligations), to exhaust any collateral for all or any part of the Guaranteed Obligations, to pursue or exhaust any right, remedy, power or privilege it may have against the Borrower or any other guarantor of all or any part of the Guaranteed Obligations or any other Person or to take any action whatsoever to mitigate or reduce such or any other Person's liability, the Administrative Agent and the Lenders being under no obligation to take any such action notwithstanding the fact that all or any part of the Guaranteed Obligations may be due and payable and that the Borrower may be in default of its obligations under any Loan Document;

                                CREDIT AGREEMENT

                                    (F) any counterclaim, set-off or other claim
                           which the Borrower or any other guarantor of all or any part of the Guaranteed Obligations has or claims with respect to all or any part of the Guaranteed Obligations;

                                    (G) any failure of the Administrative Agent
                           or any Lender or any other Person to file or enforce a claim in any bankruptcy or other proceeding with respect to any Person;

                                    (H) any bankruptcy, insolvency,
                           reorganization, winding-up or adjustment of debts, or appointment of a custodian, liquidator or the like of it, or similar proceedings commenced by or against any Person, including any discharge of, or bar or stay against collecting, all or any part of the Guaranteed Obligations (or any interest on all or any part of the Guaranteed Obligations) in or as a result of any such proceeding;

                                    (I) any action taken by the Administrative
                           Agent or any Lender that is authorized by this
                           Section 9(b) or otherwise in this Section 9 or by any other provision of any Loan Document or any omission to take any such action; or

                                    (J) any other circumstance whatsoever that
                           might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor.

                           (iii) To the fullest extent permitted by law, the
                  Guarantor expressly waives, for the benefit of the Administrative Agent and the Lenders, all diligence, presentment, demand for payment or performance, notices of nonpayment or nonperformance, protest, notices of protest, notices of dishonor and all other notices or demands of any kind or nature whatsoever, and any requirement that the Administrative Agent or any Lender exhaust any right, power or remedy or proceed against the Borrower under any Loan Document or other agreement or instrument referred to herein or therein, or against any other Person under any other guarantee of, or security for, any of the Guaranteed Obligations, and all notices of acceptance of this Section 9 or of the existence, creation, incurring or assumption of new or additional Guaranteed Obligations.

                  (c) Reinstatement. The obligations of the Guarantor under this
         Section 9 shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of the Borrower in respect of the Guaranteed Obligations is rescinded or must otherwise be restored by any holder of any of the Guaranteed Obligations, whether as a result of any proceedings in bankruptcy or reorganization or otherwise.

                  (d) Subrogation. The Guarantor hereby agrees that, until the final payment in full of all Guaranteed Obligations and the expiration or termination of the Commitments under this Agreement, it shall not exercise any right or remedy arising by reason of any performance by it of its guarantee in Section 9(a), whether by subrogation, reimbursement, contribution or otherwise, against the Borrower or any other guarantor of any of the Guaranteed Obligations or any security for any of the Guaranteed Obligations.

                                CREDIT AGREEMENT

                  (e) Remedies. The Guarantor agrees that, as between the Guarantor and the Administrative Agent and the Lenders, the obligations of the Borrower under this Agreement, the Notes or any other Loan Documents may be declared to be forthwith due and payable as provided in Section 7 (and shall be deemed to have become automatically due and payable in the circumstances provided in said Section 7) for purposes of Section 9(a), notwithstanding any stay, injunction or other prohibition preventing such declaration (or such obligations from becoming automatically due and payable) as against the Borrower and that, in the event of such declaration (or such obligations being deemed to have become automatically due and payable), such obligations (whether or not due and payable by the Borrower) shall forthwith become due and payable by such Guarantor for purposes of said Section 9(a).

                  (f) Payments. All payments by the Guarantor under this Section 9 shall be made in Dollars, without deduction, set-off or counterclaim at the place specified in Section 2.19 and free and clear of any and all present and future Non-Excluded Taxes.

                  (g) Solvency. The Guarantor represents and warrants to the Administrative Agent and the Lenders that after giving effect to each borrowing hereunder it will be Solvent.

                            SECTION 10. MISCELLANEOUS

                  10.1 Amendments and Waivers. Neither this Agreement nor any other Loan Document, nor any terms hereof or thereof may be amended, supplemented or modified except in accordance with the provisions of this subsection. The Required Lenders may, or, with the written consent of the Required Lenders, the Administrative Agent may, from time to time, (a) enter into with the Borrower and the Guarantor written amendments, supplements or modifications hereto and to the other Loan Documents for the purpose of adding any provisions to this Agreement or the other Loan Documents or changing in any manner the rights of the Lenders or of the Borrower or the Guarantor hereunder or thereunder or (b) waive, on such terms and conditions as the Required Lenders or the Administrative Agent, as the case may be, may specify in such instrument, any of the requirements of this Agreement or the other Loan Documents or any Default or Event of Default and its consequences; provided, however, that no such waiver and no such amendment, supplement or modification shall (i) reduce the amount or extend the scheduled date of maturity of any Loan (provided, that for the purposes of this clause (i) the making of the Term Loans shall not be considered an extension of the scheduled date of maturity), or reduce the stated rate of any interest or fee payable hereunder or extend the scheduled date of any payment thereof or increase the amount or extend the expiration date of any Lender's Commitment, in each case without the written consent of each Lender affected thereby, or (ii) amend, modify or waive any provision of this subsection or subsection 10.6(a) or reduce the percentage specified in the definition of Required Lenders, or consent to the assignment or transfer by any Obligor of any of its rights and obligations under this Agreement and the other Loan Documents, in each case without the written consent of all the Lenders, or
(iii) release the obligations of the Guarantor under Section 9(a) without the written consent of all the Lenders, or (iv) amend, modify or waive any provision of Section 8 without the written consent of the then Administrative Agent. Any such waiver and any such amendment, supplement or modification shall apply equally to each of the Lenders and shall be binding upon

                                CREDIT AGREEMENT
the Borrower, the Guarantor, the Lenders, the Administrative Agent and all future holders of the Loans. In the case of any waiver, the Borrower, the Guarantor, the Lenders and the Administrative Agent shall be restored to their former positions and rights hereunder and under the other Loan Documents, and any Default or Event of Default waived shall be deemed to be cured and not continuing; no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon.

                  10.2 Notices. All notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by facsimile transmission) and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made (a) in the case of delivery by hand, when delivered, (b) in the case of delivery by mail, three Business Days after being deposited in the mails, certified or registered postage prepaid, or (c) in the case of delivery by facsimile transmission, when sent and receipt has been confirmed, addressed as follows in the case of the Borrower and the Administrative Agent, and as set forth in an Administrative Questionnaire delivered to the Administrative Agent in the case of the Lenders, or to such other address as may be hereafter notified by the respective parties hereto:

         Borrower:                  MasterCard Incorporated
                                    2000 Purchase Street
                                    Purchase, New York 10577-2509
                                    Attention: Chris A. McWilton,
                                     Senior Vice President,
                                    Controller and Acting CFO
                                    Fax: 914-249-6230
                                    Telephone: 914-249-6220

         Guarantor:                 MasterCard International Incorporated
                                    2000 Purchase Street
                                    Purchase, New York 10577-2509
                                    Attention: Chris A. McWilton,
                                     Senior Vice President,
                                    Controller and Acting CFO
                                    Fax: 914-249-6230
                                    Telephone: 914-249-6220

         The Administrative
         Agent or the
         Swing Line Lender:         Citibank, N.A.
                                    2 Penns Way, Suite 200
                                    New Castle, Delaware 19720
                                    Attention: ______________
                                    Fax: 302-894-6120
                                    Telephone: 302-894-6017

provided that any notice, request or demand to or upon the Administrative Agent or the Lenders pursuant to subsection 2.2, 2.4, 2.6, 2.8, 2.9, 2.11, 2.19 or
2.20 shall not be effective until received.

                                CREDIT AGREEMENT

                  10.3 No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of the Administrative Agent or any Lender, any right, remedy, power or privilege hereunder or under the other Loan Documents shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

                  10.4 Survival of Representations and Warranties. All representations and warranties made hereunder, in the other Loan Documents and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Agreement and the making of the Loans hereunder.

                  10.5     Payment of Expenses and Taxes. The Borrower agrees
(a) to pay or reimburse the Administrative Agent for all reasonable fees, charges and disbursements of counsel incurred in connection with this Agreement and the other Loan Documents or the amendment, modification or waiver thereof and all reasonable and documented out-of-pocket expenses of the Administrative Agent incurred in connection with any amendment, modification or waiver with respect to this Agreement and the other Loan Documents, (b) to pay or reimburse each Lender and the Administrative Agent for all its costs and expenses incurred in connection with the enforcement or preservation of any rights under this Agreement (including, without limitation, this subsection), the other Loan Documents and any such other documents, including, without limitation, the reasonable fees and disbursements of counsel (including, without limitation, the non-duplicative documented allocated cost of in-house counsel) to each Lender and of counsel to the Administrative Agent, (c) to pay, indemnify, and hold harmless each Lender, the Administrative Agent, their respective affiliates and their respective officers, directors, employees, agents and advisors (each, an "Indemnitee") from, any and all recording and filing fees and any and all liabilities with respect to, or resulting from any delay in paying, stamp, excise and other taxes, if any, which may be payable or determined to be payable in connection with the execution and delivery of, or consummation or administration of any of the transactions contemplated by, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, this Agreement, the other Loan Documents and any such other documents, and (d) to pay, indemnify, and hold harmless each Indemnitee from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever (including, without limitation, reasonable legal fees) with respect to the execution, delivery, enforcement, performance and administration of this Agreement (including, without limitation, this subsection), the other Loan Documents and any such other documents, including, without limitation, any investigative, administrative or judicial proceeding relating to the foregoing or any of the foregoing relating to any actual or proposed use of proceeds of the Loans or the violation of, noncompliance with or liability under, any Environmental Law applicable to the operations of either Obligor, any of their Subsidiaries or any of the Properties or arising out of the Commitments (all the foregoing in this clause (d), collectively, the "indemnified liabilities"), provided that the Borrower shall have no obligation hereunder to any Indemnitee with respect to indemnified liabilities arising from the gross negligence or willful misconduct of such Indemnitee. The Borrower waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section any special, exemplary, punitive or consequential

                                CREDIT AGREEMENT
damages. The agreements in this subsection shall survive repayment of the Loans and all other amounts payable hereunder.

                  10.6     Successors and Assigns; Participations and
Assignments.

                  (a) This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that neither Obligor may assign or transfer any of its rights or obligations under this Agreement without the prior written consent of each Lender.

                  (b) Any Lender may, in the ordinary course of its commercial banking business and in accordance with applicable law, at any time sell to one or more banks or other entities ("Participants") participating interests in any Loan owing to such Lender, any Commitment or Swing Line Commitment of such Lender or any other interest of such Lender hereunder and under the other Loan Documents. In the event of any such sale by a Lender of a participating interest to a Participant, such Lender's obligations under this Agreement to the other parties to this Agreement shall remain unchanged, such Lender shall remain solely responsible for the performance thereof, such Lender shall remain the holder of any such Loan for all purposes under this Agreement and the other Loan Documents, and the Borrower and the Administrative Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and the other Loan Documents. No Lender shall be entitled to create in favor of any Participant, in the participation agreement pursuant to which such Participants participating interest shall be created or otherwise, any right to vote on, consent to or approve any matter relating to this Agreement or any other Loan Document except for those specified in clauses (i), (ii) and (iii) of the proviso to subsection 10.1. The Borrower agrees that if amounts outstanding under this Agreement are due or unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall, to the maximum extent permitted by applicable law, be deemed to have the right of setoff in respect of its participating interest in amounts owing under this Agreement to the same extent as if the amount of its participating interest were owing directly to it as a Lender under this Agreement, provided that, in purchasing such participating interest, such Participant shall be deemed to have agreed to share with the Lenders the proceeds thereof as provided in subsection 10.7(a) as fully as if it were a Lender hereunder. The Borrower also agrees that each Participant shall be entitled to the benefits of subsections 2.19, 2.20, 2.22 and 2.23 with respect to its participation in the Commitments, Swing Line Commitments and the Loans outstanding from time to time as if it was a Lender; provided that, in the case of subsection 2.23, such Participant shall have complied with the requirements of said subsection and provided, further, that no Participant shall be entitled to receive any greater amount pursuant to any such subsection than the transferor Lender would have been entitled to receive in respect of the amount of the participation transferred by such transferor Lender to such Participant had no such transfer occurred.

                  (c) Subject to the provisions of subsection 10.6(d) relating to the assignment of CAF Advances, any Lender may, in the ordinary course of its commercial banking business and in accordance with applicable law, at any time and from time to time assign to one or more banks or other financial institutions (an "Assignee") all or any part of its rights and obligations under this Agreement and the other Loan Documents; provided, however, that

                                CREDIT AGREEMENT

                           (i) except in the case of an assignment (A) to a Lender or subject to giving prior written notice thereof to the Borrower and the Administrative Agent, an Affiliate of a Lender which is a bank or financial institution or (B) of CAF Advances, each of the Administrative Agent and (except when a Default or Event of Default shall have occurred and be continuing) the Borrower must give its consent to such assignment (which in each case shall not be unreasonably withheld or delayed);

                           (ii) the Swing Line Lender may not transfer any portion of the Swing Line Commitment without the consent of the Borrower (such consent not to be unreasonably withheld or delayed);

                           (iii) in the case of any assignment to an additional bank or financial institution that is not a Lender or an Affiliate thereof, the sum of the aggregate principal amount of the Loans and the aggregate amount of the Commitments and Swing Line Commitments being assigned and, if such assignment is of less than all of the rights and obligations of the assigning Lender, the sum of the aggregate principal amount of the Loans and the aggregate amount of the Commitments and Swing Line Commitments remaining with the assigning Lender are each not less than $5,000,000 (or such lesser amount as may be agreed to by the Borrower and the Administrative Agent); and

                           (iv) such assignment shall be evidenced by an Assignment and Acceptance, substantially in the form of Exhibit H, executed by such Assignee, such assigning Lender (and, in the case of an Assignee that is not then a Lender or an Affiliate thereof, by the Borrower and the Administrative Agent) and delivered to the Administrative Agent for its acceptance and recording in the Register.

Upon such execution, delivery, acceptance and recording, from and after the effective date determined pursuant to such Assignment and Acceptance, (x) the Assignee thereunder shall be a party hereto and, to the extent provided in such Assignment and Acceptance, have the rights and obligations of a Lender hereunder with a Commitment or Swing Line Commitment as set forth therein, and (y) the assigning Lender thereunder shall, to the extent provided in such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement such assigning Lender shall cease to be a party hereto). Notwithstanding any provision of this paragraph (c) and paragraph (f) of this subsection, the consent of the Borrower shall not be required, and, unless requested by the Assignee and/or the assigning Lender, new Notes shall not be required to be executed and delivered by the Borrower, for any assignment which occurs at any time when any of the events described in Section 7(f) shall have occurred and be continuing.

                  (d) Any Lender may, in the ordinary course of its commercial banking business and in accordance with applicable law, at any time and from time to time assign to one or more banks or other entities ("CAF Advance Assignees") any CAF Advance owing to such Lender, pursuant to a CAF Advance Assignment, substantially in the form of Exhibit D-4 attached hereto, executed by the assignor Lender and the CAF Advance Assignee. Upon such execution, from and after the date of such CAF Advance Assignment, the CAF Advance Assignee shall, to the extent of the assignment provided for in such CAF Advance Assignment, be deemed to have the same rights and benefits of payment and enforcement with respect to such CAF Advance and

                                CREDIT AGREEMENT
the same rights of set-off and obligation to share pursuant to subsection 10.7 as it would have had if it were a Lender hereunder; provided that unless such CAF Advance Assignment shall otherwise specify and a copy of such CAF Advance Assignment shall have been delivered to the Administrative Agent for its acceptance and recording in the Register in accordance with subsection 10.6(e), the assignor thereunder shall act as collection agent for the CAF Advance Assignee thereunder, and the Administrative Agent shall pay all amounts received from the Borrower which are allocable to the assigned CAF Advance directly to such assignor without any further liability to such CAF Advance Assignee. A CAF Advance Assignee under a CAF Advance Assignment shall not, by virtue of such CAF Advance Assignment, become a party to this Agreement or have any rights to consent to or refrain from consenting to any amendment, waiver or other modification of any provision of this Agreement or any related document; provided that (x) the assignor under such CAF Advance Assignment and such CAF Advance Assignee may, in their discretion, agree between themselves upon the manner in which such assignor will exercise its rights under this Agreement and any related document except no Lender shall sell any CAF Advance pursuant to which the CAF Advance Assignee shall have rights to approve any amendment or waiver to this Agreement except to the extent such amendment or waiver would (i) reduce the principal amount of any CAF Advance which has been assigned to such CAF Advance Assignee, (ii) reduce the rate of interest on any such CAF Advance or any fees payable in connection with such CAF Advance or (iii) extend the time of payment of principal or, or interest on, any such CAF Advance or any other amount owing under this Agreement and in connection with such CAF Advance, and
(y) if a copy of such CAF Advance Assignment shall have been delivered to the Administrative Agent for its acceptance and recording in the Register in accordance with subsection 10.6(e), neither the principal amount of, the interest rate on, nor the maturity date of, any CAF Advance assigned to such CAF Advance Assignee thereunder will be modified without the written consent of such CAF Advance Assignee. If a CAF Advance Assignee has caused a CAF Advance Assignment to be recorded in the Register in accordance with subsection 10.6(e), such CAF Advance Assignee may thereafter, in the ordinary course of its business and in accordance with applicable law, assign the CAF Advance assigned to it to any Lender, to any affiliate or subsidiary of such CAF Advance Assignee or to any other financial institution with the consent of the Borrower (which shall not be unreasonably withheld), and the foregoing provisions of this paragraph
(c) shall apply, mutatis mutandis, to any such assignment by a CAF Advance Assignee. Except in accordance with the preceding sentence, CAF Advances may not be further assigned by a CAF Advance Assignee, subject to any legal or regulatory requirement that the CAF Advance Assignee's assets must remain under its control.

                  (e) The Administrative Agent, on behalf of the Borrower, shall maintain at the address of the Administrative Agent referred to in subsection
10.2 a copy of each Assignment and Acceptance delivered to it and a register (the "Register") for the recordation of the names and addresses of the Lenders and the Commitment of, and principal amount of the Loans owing to, each Lender from time to time. The entries in the Register shall be conclusive, in the absence of manifest error, and the Borrower, the Administrative Agent and the Lenders may (and, in the case of any Loan or other obligation hereunder not evidenced by a Note, shall) treat each Person whose name is recorded in the Register as the owner of a Loan or other obligation hereunder as the owner thereof for all purposes of this Agreement and the other Loan Documents, notwithstanding any notice to the contrary. Any assignment of any Loan or other obligation hereunder not evidenced by a Note shall be effective only upon appropriate entries with respect thereto being made in the Register. The Register shall be available for inspection by the

                                CREDIT AGREEMENT

Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice.

                  (f) Upon its receipt of an Assignment and Acceptance executed by an assigning Lender and an Assignee (and, in the case of an Assignee that is not then a Lender or an affiliate thereof, by the Borrower and the Administrative Agent) together with payment to the Administrative Agent of a registration and processing fee of $3,000 and (if the Assignee is not a Lender) delivery to the Administrative Agent of such Assignee's Administrative Questionnaire, the Administrative Agent shall (i) promptly accept such Assignment and Acceptance and (ii) on the effective date determined pursuant thereto record the information contained therein in the Register and give notice of such acceptance and recordation to the Lenders and the Borrower.

                  (g) The Borrower authorizes each Lender to disclose to any Participant or Assignee (each, a "Transferee") and any prospective Transferee any and all financial information in such Lender's possession concerning the Borrower and its Subsidiaries and Affiliates which has been delivered to such Lender by or on behalf of the Borrower or any of its Subsidiaries pursuant to this Agreement or which has been delivered to such Lender by or on behalf of the Borrower or any of its Subsidiaries in connection with such Lender's credit evaluation of the Borrower and its Subsidiaries and Affiliates prior to becoming a party to this Agreement.

                  (h) For avoidance of doubt, the parties to this Agreement acknowledge that the provisions of this subsection concerning assignments of Loans and Notes relate only to absolute assignments and that such provisions do not prohibit assignments creating security interests, including, without limitation, any pledge or assignment by a Lender of any Loan or Note to any Federal Reserve Bank in accordance with applicable law.

                  10.7 Adjustments; Set-off. (a) If any Lender (a "benefitted Lender") shall at any time receive any payment of all or part of its Loans, or interest thereon, or receive any collateral in respect thereof (whether voluntarily or involuntarily, by set-off, pursuant to events or proceedings of the nature referred to in Section 7(f), or otherwise), in a greater proportion than any such payment to or collateral received by any other Lender, if any, in respect of such other Lender's Loans, or interest thereon, such benefitted Lender shall purchase for cash from the other Lenders a participating interest in such portion of each such other Lender's Loan, or shall provide such other Lenders with the benefits of any such collateral, or the proceeds thereof, as shall be necessary to cause such benefitted Lender to share the excess payment or benefits of such collateral or proceeds ratably with each of the Lenders; provided, however, that if all or any portion of such excess payment or benefits is thereafter recovered from such benefitted Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest.

                  (b) In addition to any rights and remedies of the Lenders provided by law, each Lender shall have the right, without prior notice to either Obligor, any such notice being expressly waived by each of them to the extent permitted by applicable law, upon any amount becoming due and payable by either Obligor hereunder (whether at stated maturity, by acceleration or otherwise) to set off and appropriate and apply against such amount any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such Lender or any branch or

                                CREDIT AGREEMENT
agency thereof to or for the credit or the account of such Obligor; provided that no such set-off and application may be made against deposits in the accounts listed on Schedule 10.7(b) attached hereto. Each Lender agrees promptly to notify such Obligor and the Administrative Agent after any such set-off and application made by such Lender, provided that the failure to give such notice shall not affect the validity of such set-off and application.

                  10.8 Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts (including by facsimile transmission), and all of said counterparts taken together shall be deemed to constitute one and the same instrument. A set of the copies of this Agreement signed by all the parties shall be lodged with International and the Administrative Agent.

                  10.9 Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

                  10.10 Integration. This Agreement and the other Loan Documents represent the entire agreement of the Obligors, the Administrative Agent and the Lenders with respect to the subject matter hereof, and there are no promises, undertakings, representations or warranties by the Administrative Agent or any Lender relative to subject matter hereof not expressly set forth or referred to herein or in the other Loan Documents.

                  10.11 Termination of Commitments and Swing Line Commitments. The Commitments and Swing Line Commitments shall terminate if the conditions to closing set forth in subsection 4.1 shall not be satisfied on or before June 30, 2003.

                  10.12 GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

                  10.13 Submission To Jurisdiction; Waivers. Each Obligor hereby irrevocably and unconditionally:

                  (a) submits for itself and its property in any legal action or proceeding relating to this Agreement and the other Loan Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the Courts of the State of New York, the courts of the United States for the Southern District of New York, and appellate courts from any thereof;

                  (b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

                  (c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar

                                CREDIT AGREEMENT
         form of mail), postage prepaid, to it at its address set forth in subsection 10.2 or at such other address of which the Administrative Agent shall have been notified pursuant thereto;

                  (d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

                  (e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this subsection any special, exemplary, punitive or consequential damages.

                  10.14 Acknowledgements. Each Obligor hereby acknowledges that:

                  (a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Loan Documents;

                  (b) neither the Administrative Agent nor any Lender has any fiduciary relationship with or duty to it arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between Administrative Agent and Lenders, on one hand, and the Obligors, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

                  (c) no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the Lenders or among the Obligors and the Lenders.

                  10.15 WAIVERS OF JURY TRIAL. EACH OBLIGOR, THE ADMINISTRATIVE AGENT AND THE LENDERS HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

                  10.16 Confidentiality. Neither the Administrative Agent nor any Lender shall disclose any Confidential Information to any Person without the consent of the Borrower, other than (a) to the Administrative Agent's or such Lender's Affiliates and their respective officers, directors, employees, agents and advisors and, subject to the execution of an agreement for the benefit of the Borrower to comply with the provisions of this Section, to actual or prospective assignees and participants, (b) to the extent required by any applicable law, rule or regulation or judicial process, (c) to any rating agency when required by it, (d) to any other party hereto, (e) in connection with the exercise of any remedies hereunder and (f) as requested or required by any state, federal or foreign authority or examiner regulating banks or banking. Notwithstanding the foregoing and any other provision herein, the party subject to confidentiality obligations hereunder or under any other related documents and each employee, representative or other agent of such party may disclose to any and all Persons, without limitation of any kind, such party's U.S. federal income tax treatment and the U.S. federal income tax structure of the transactions contemplated by this Agreement relating to such party and all materials of any kind (including opinions or other tax analyses) that are provided to it relating to such tax treatment and tax structure. However, no such party shall disclose any information relating to such tax treatment or tax structure to the extent nondisclosure is reasonably necessary in order to comply with applicable securities laws.

                                CREDIT AGREEMENT

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

                                      MASTERCARD INCORPORATED

                                      By: /s/ STEVEN SKLAR
                                          --------------------------------------
                                          Name:  Steven Sklar
                                          Title: Senior Vice President

                                      MASTERCARD INTERNATIONAL INCORPORATED

                                      By: /s/ STEVEN SKLAR
                                          --------------------------------------
                                          Name:  Steven Sklar
                                          Title: Senior Vice President

                                      CITIBANK, N.A.
                                      as Administrative Agent and as Lender

                                      By: /s/ CHRISTINE ALCRUZ
                                          --------------------------------------
                                          Name:  Christine Alcruz
                                          Title: Vice President

                                      JPMORGAN CHASE BANK,
                                      as Backup Agent and as Lender

                                      By: /s/ ROGER PARKER
                                          --------------------------------------
                                          Name:  Roger Parker
                                          Title: Vice President

                                CREDIT AGREEMENT

                                    LENDERS

                                    FLEET NATIONAL BANK

                                    By: /s/ TODD MESIUK
                                        ---------------------------------
                                        Name:  Todd Mesiuk
                                        Title: Vice President

                                CREDIT AGREEMENT

                                    HSBC BANK USA

                                    By: /s/ JOHAN SORENSSON
                                        -----------------------------
                                        Name:  Johan Sorensson
                                        Title: First Vice President

                                CREDIT AGREEMENT

                                    ROYAL BANK OF SCOTLAND PLC, New York Branch

                                    By: /s/ DIANE FERGUSON
                                        ------------------------------
                                        Name:  Diane Ferguson
                                        Title: Senior Vice President

                                CREDIT AGREEMENT

                                    BMO NESBITT BURNS FINANCING, INC.

                                    By: /s/ AMY K. DUMSER
                                        --------------------------
                                        Name:  Amy K. Dumser
                                        Title: Vice President

                                CREDIT AGREEMENT

                                    COMMONWEALTH BANK OF AUSTRALIA--GRAND
                                    CAYMAN BRANCH

                                    By: /s/ PHILIP PELBRIDGE
                                        ----------------------------
                                        Name:  Philip Pelbridge
                                        Title: Risk Manager

                                CREDIT AGREEMENT

                                    LLOYDS TSB BANK PLC

                                    By: /s/ MICHAEL J. GILLIGAN
                                        ---------------------------
                                        Name:  Michael J. Gilligan
                                        Title: Director


                                    By: /s/ MATTHEW S.R. TUCK
                                        ---------------------------
                                        Name:  Matthew S.R. Tuck
                                        Title: Vice President


                                CREDIT AGREEMENT

                                    BAYERISCHE HYPO - UND VEREINSBANK AG,
                                    NEW YORK BRANCH

                                    By: /s/ SESSA VON RICHTHOFEN
                                        -------------------------------
                                        Name:  Sessa von Richthofen
                                        Title: Relationship Manager,
                                                 Financial Institutions


                                    By: /s/ PAUL DOLAN
                                        -------------------------------
                                        Name:  Paul Dolan
                                        Title: Director, Credit


                                CREDIT AGREEMENT

                                    BANK ONE, NA

                                    By: /s/ GARY HEUR
                                        -----------------------
                                        Name:  Gary Heur
                                        Title:

                                CREDIT AGREEMENT

                                    PNC BANK, NATIONAL ASSOCIATION

                                    By: /s/ DONALD V. DAVIS
                                        -----------------------------
                                        Name:  Donald V. Davis
                                        Title: Vice President

                                CREDIT AGREEMENT

                                    WELLS FARGO BANK

                                    By: /s/ ROY H. ROBERTS
                                        -------------------------
                                        Name:  Roy H. Roberts
                                        Title: Vice President

                                CREDIT AGREEMENT

                                    FIFTH THIRD BANK

                                    By: /s/ ANN PIERSON
                                        --------------------------------
                                        Name:  Ann Pierson
                                        Title: Corporate Banking Officer

                                CREDIT AGREEMENT

                                    WESTPAC BANKING CORPORATION

                                    By: /s/ RICHARD BATTEN
                                        -------------------------------
                                        Name:  Richard Batten
                                        Title: Assistant Vice President

                                CREDIT AGREEMENT

                                                                 SCHEDULE 1.1(a)

                                   MASTERCARD
                              PERMITTED INVESTMENTS
                           CASH EQUIVALENTS @ 3/31/03

                        [TO BE SUPPLIED BY THE BORROWER]

                                                                 SCHEDULE 1.1(b)

                                   MASTERCARD
                              PERMITTED INVESTMENTS
                MUNICIPAL BONDS AND EQUITY INVESTMENTS @ 3/31/03

                        [TO BE SUPPLIED BY THE BORROWER]

                                                                    SCHEDULE 1.2

                                   COMMITMENTS

LENDER                                                                COMMITMENT
Citibank, N.A.                                                        $
JPMorgan Chase Bank                                                   $

                                                                    SCHEDULE 3.1

                                   MASTERCARD
                            INTEREST RATE PROTECTION
                          INTEREST RATE SWAP @ 3/31/02

                        [TO BE SUPPLIED BY THE BORROWER]

                               CURRENCY PROTECTION
                          UNHEDGED POSITIONS @ 3/31/02

                        [TO BE SUPPLIED BY THE BORROWER]

                                                                    SCHEDULE 3.6

                               MATERIAL LITIGATION

         MasterCard Incorporated is a party to litigation with respect to a variety of matters in the ordinary course of business. Except as described below, MasterCard does not believe that any litigation to which it is a party may have a material adverse impact on its business or prospects.

         1.       Department of Justice Antitrust Litigation.

         In October 1998, the United States Department of Justice ("DOJ") filed suit against MasterCard International, Visa U.S.A., Inc. and Visa International Corp ("Visa") in the U.S. District Court for the Southern District of New York alleging that both MasterCard's and Visa's governance structure and policies violated U.S. federal antitrust laws. First, the DOJ claimed that "dual governance" -- the situation where a financial institution has a representative on the board of directors of MasterCard or Visa while a portion of its card portfolio is issued under the brand of the other association-- was anti-competitive and acted to limit innovation within the payment card industry. At the same time, the DOJ conceded that "dual issuance"-- a term describing the structure of the bank card industry in the United States in which a single financial institution can issue both MasterCard and Visa branded cards-- was pro-competitive. Second, the DOJ challenged MasterCard's Competitive Programs Policy ("CPP") and a Visa bylaw provision that prohibit financial institutions participating in the respective associations from issuing competing proprietary payment cards (such as American Express or Discover). The DOJ alleged that MasterCard's CPP and Visa's bylaw provision acted to restrain competition.

         MasterCard denied the DOJ's allegations. MasterCard believes that both "dual governance" and the CPP are pro-competitive and fully consistent with U.S. federal antitrust law.

         A bench trial concerning the DOJ's allegations was concluded on August 22, 2000. On October 9, 2001, the district court judge issued an opinion upholding the legality and pro-competitive nature of dual governance. In so doing, the judge specifically found that MasterCard and Visa have competed vigorously over the years, that prices to consumers have dropped dramatically, and that MasterCard has fostered rapid innovations in systems, product offerings and services.

         However, the judge also held that MasterCard's CPP and the Visa bylaw constitute unlawful restraints of trade under the federal antitrust laws. The judge found that the CPP and Visa bylaw weakened competition and harmed consumers by preventing competing proprietary payment card networks such as American Express and Discover from entering into agreements with banks to issue cards on their networks. In reaching this decision, the judge found that two distinct markets-- a credit and charge card issuing market and a network services market-- existed in the United States, and that both MasterCard and Visa had market power in the network market. MasterCard strongly disputes these findings and believes that the DOJ failed, among other things, to demonstrate that U.S. consumers have been harmed by the CPP.

         On November 26, 2001, the judge issued a final judgment that orders MasterCard to repeal the CPP insofar as it applies to issuers and enjoins MasterCard from enacting or enforcing any bylaw, rule, policy or practice that prohibits its issuers from issuing general purpose credit or debit cards in the United States on any other general purpose card network. The judge also concluded that during the period in which the CPP was in effect, MasterCard was able to "lock up" certain members by entering into long-term agreements with them pursuant to which the members committed to maintain a certain percentage of their general purpose card volume, new card issuance or total number of cards in force in the United States on MasterCard's network. Accordingly, the final judgment provides that there will be a period (commencing on the effective date of the judgment and ending on the later of two years from that date or two years from the resolution of any final appeal) during which MasterCard will be required to permit any issuer with which it entered into such an agreement prior to the effective date of the final judgment to terminate that agreement without penalty, provided that the reason for the termination is to permit the issuer to enter into an agreement with American Express or Discover. MasterCard would be free to apply to the district court to recover funds paid but not yet earned under any terminated agreement. The final judgment imposes parallel requirements on Visa. The judge explicitly provided that MasterCard and Visa would be free to enter into new partnership or member business agreements in the future.

         MasterCard believes that is has a strong legal basis to challenge the judge's ruling with respect to the CPP, and has appealed the decision on that count. On February 6, 2002, the judge issued an order granting MasterCard's and Visa's motion to stay the final judgment pending appeal. MasterCard, the DOJ and other parties to the DOJ antitrust litigation completed their submission of appellate briefs to the Second Circuit Court of Appeals in late August 2002. Oral argument on the appeal of the U.S. District Court's decision in this case was held on May 8, 2003. The three-judge panel of the Second Circuit reserved decision.

         2.       Merchant Antitrust Litigation.

         Commencing in October 1996, several putative class action suits were brought by a number of U.S. merchants-- including Wal-Mart Stores, Inc., Sears Roebuck & Co., Inc., The Limited Inc. and Safeway, Inc.--against MasterCard International and Visa U.S.A., Inc. challenging certain aspects of the payment card industry under U.S. federal antitrust law. Those suits were later consolidated in the U.S. District Court for the Eastern District of New York. The plaintiffs challenged MasterCard's "Honor All Cards" rule (and a similar Visa rule), which ensures universal acceptance for consumers by requiring merchants who accept MasterCard cards to accept for payment every validly presented MasterCard card. Plaintiffs claimed that MasterCard and Visa unlawfully tied acceptance of debit cards to acceptance of credit cards. In essence, the merchants desired the ability to reject off-line, signature-based debit transactions (for example, MasterCard card transactions) in favor of other payment forms, including on-line, PIN-based debit transactions (for example, Maestro or regional ATM network transactions) which generally impose lower transaction costs for merchants. The plaintiffs also claimed that MasterCard and Visa conspired to monopolize what they characterized as the point-of-sale debit card market, thereby suppressing the growth of regional networks such as ATM payment systems. Plaintiffs alleged that the plaintiff class had been forced to pay unlawfully high prices for debit and credit card transactions as a result of the alleged tying arrangement and monopolization practices.

         MasterCard denies the merchant allegations. MasterCard believes that the "Honor All Cards" rule and MasterCard practices with respect to debit card programs in the United States are pro-competitive and fully consistent with U.S. federal antitrust law.

         On February 22, 2000, the district court granted the plaintiffs' motion for class certification. MasterCard and Visa subsequently appealed the decision to the Second Circuit Court of Appeals. On October 17, 2001, a three-judge panel affirmed the lower court decision by a two-to-one majority. MasterCard filed a petition for a writ of certiorari to the U.S. Supreme Court on April 3, 2002., which was denied on June 6, 2002. A trial date of April 28, 2003 was set for the commencement of this litigation.

         Based upon publicly available information, the plaintiffs previously have asserted damage claims in this litigation of approximately $8 billion, before any trebling under U.S. federal antitrust law. Other public estimates (including estimates set forth in the dissenting opinion of the Second Circuit) place the plaintiffs' estimated damage claims at approximately $50 billion to $100 billion, depending on the source. In addition, the plaintiffs' damage claims could have been materially higher than these amounts as a result of the passage of time and substantive changes in the theory of damages presented by the plaintiffs.

         On April 30, 2003, in lieu of proceeding with trial, MasterCard signed a Memorandum of Understanding ("MOU") with plaintiffs in this litigation. In the MOU, MasterCard and plaintiffs reached an agreement in principle, subject to execution of a final settlement agreement and approval by the Court, to settle all claims against MasterCard and its affiliates and members resulting from this lawsuit. As part of the settlement, MasterCard agreed to take the following actions:

         - MasterCard will pay into a settlement fund $100 million per year over the next ten years. These payments are due by December 22 of each year, except for the first year in which $10 million is due within thirty days of execution of the final settlement agreement and the balance is due by December 22, 2003.

         - MasterCard will permit merchants to elect not to accept MasterCard-branded, signature-based debit cards issued in the United States, while still accepting MasterCard-branded credit and charge cards. Notwithstanding the foregoing, MasterCard may adopt and enforce an "honor all cards rule" that requires merchants who choose to accept MasterCard-branded debit cards to accept all MasterCard-branded debit cards. In addition, MasterCard may implement an "honor all cards" rule with respect to all MasterCard-branded cards not coming within the definition of debit cards, including credit and charge cards. MasterCard must adopt rules implementing these requirements as of forty-five days after the effective date of the Court order approving the settlement or January 1, 2004, whichever is earlier.

         - MasterCard will require issuers of MasterCard-branded debit cards to place the word "Debit" or a similar term on the face of those cards and to allow those cards to be identified through electronic terminals. MasterCard must adopt rules implementing these requirements as of forty-five days after the effective date of the Court order approving the settlement or January 1, 2004, whichever is earlier. The rules must require issuers to make the changes within the normal reissuance cycles for existing cards, provided that MasterCard must cause 80 percent of all outstanding MasterCard-branded debit cards to be compliant with these requirements within 18 months of the earlier of the effective date of the Court order approving the settlement or January 1, 2004, and the remainder to be compliant within 36 months of such time. MasterCard remains free to adopt a new brand or program name for MasterCard-branded debit cards, provided that this is done in a uniform and consistent manner.

         - MasterCard will provide acquiring banks, upon request, signage for merchant use at the point of sale and at the entrance to stores communicating the fact that a given merchant accepts MasterCard-branded debit cards. The signage must be provided as of ninety days after the effective date of the Court order approving the settlement or January 1, 2004, whichever is earlier.

         - On or before August 1, 2003, MasterCard will set a separate interchange rate for MasterCard-branded debit cards that reduces current interchange rates by at least one-third. MasterCard expects to adopt a new interchange rate by this deadline that will incent both issuance and acceptance of MasterCard- branded debit cards. To compensate merchants for the time it will take MasterCard to implement the new interchange rates, MasterCard will pay $25 million into the settlement account in 2003, in addition to the payment amounts described above.

         - MasterCard will not enact rules that prohibit merchants from encouraging or steering MasterCard-branded debit cardholders to use other forms of payment or that prohibit merchants from providing a discount to consumers who pay by any other form of payment. Presently MasterCard does not have such rules in force.

         MasterCard denies all claims in the lawsuit and nothing in the MOU constitutes an admission of wrongdoing or liability by MasterCard.

         MasterCard entered into a final settlement agreement with plaintiffs in this litigation on June 4, 2003 on substantially the same terms as described above. On or about June 9, 2003, plaintiffs filed a motion seeking preliminary approval of the settlement by the judge. Provided preliminary approval is granted, notice will then be sent to class members, giving them the opportunity to object to the settlement. New merchants who were not previously sent a copy of class notice in 2002 will be given the opportunity to opt out of the class. A hearing on the fairness of the proposed settlement has been set for September 25, 2003.

         There are consumer class actions pending in three state courts related to the merchant antitrust lawsuit that have been stayed pending developments in this litigation. In addition, several lawsuits have been commenced by merchants who have opted not to participate in the merchant antitrust lawsuit, including CVS, Meijer Stores, Toys "R" Us, Giant Eagle and Home Depot. MasterCard is seeking to have all of these cases transferred to the U.S. District Court for the Eastern District of New York. Neither the consumer class actions nor the "opt out" merchant litigations are covered by the terms of the final settlement agreement.

         3.       Currency Conversion Litigation.

         MasterCard International, together with Visa U.S.A., Inc. and Visa International Corp., are defendants in a state court lawsuit pending in California. The lawsuit alleges that MasterCard and Visa wrongfully imposed an asserted one percent currency conversion "fee" on every credit card transaction by U.S. MasterCard and Visa cardholders involving the purchase of goods or services in a foreign country, and that such alleged "fee" is unlawful. This action, titled Schwartz v. Visa Int'l Corp., et al., was brought in the Superior Court of California in February 2000, purportedly on behalf of the general public. Trial of the Schwartz matter commenced on May 20, 2002 and concluded on November 27, 2002. The Schwartz action claims that the alleged "fee" grossly exceeds any costs the defendants might incur in connection with currency conversions relating to credit card purchase transactions made in foreign countries and is not properly disclosed to cardholders. Plaintiffs seek to prevent defendants from continuing to engage in, use or employ the alleged practice of charging and collecting the asserted one percent currency conversion "fee" and from charging any type of purported currency conversion "fee" without providing a clear, obvious and comprehensive notice that a fee will be charged. Plaintiffs also request an order (1) requiring defendants to fund a corrective advertising campaign; and (2) awarding restitution of the monies allegedly wrongfully acquired by imposing the purported currency conversion "fee". The complaints assert that, during the four-year period that preceded the respective lawsuits, MasterCard collected approximately $200 million as a result of allegedly imposing the claimed one percent currency conversion "fee". MasterCard denies these allegations.

         On February 5, 2003, the trial court judge issued a preliminary decision in the Schwartz matter. In his decision, the trial judge found that MasterCard's currency conversion process does not violate the Truth In Lending Act or regulations, nor is it unconscionably priced under California law. However, the judge found that the practice is deceptive under California state law, and ordered that MasterCard mandate that members disclose the currency conversion process to cardholders in cardholder agreements, applications, solicitations and monthly billing statements. The judge also ordered unspecified restitution to California cardholders. Following objections and a hearing, on April 8, 2003 the trial court judge issued a final decision containing substantially the same terms as the preliminary decision. The final decision does not specify a monetary amount of restitution to be paid to plaintiffs. On May 13, 2003, MasterCard submitted its proposed plan for restitution, advocating a "claims made" approach whereby cardholders would be required to come forward and demonstrate that they believe they are entitled to restitution. Plaintiffs are permitted to take up to five additional depositions of MasterCard witnesses on topics related to the restitution plan, and must file their responsive papers in July 2003. A hearing will be held on the restitution process in August 2003. MasterCard presently intends to appeal the decision on a number of grounds once a final judgment is entered.

         In addition, MasterCard has been served with complaints in state courts in New York, Arizona, Texas, Florida, Arkansas, Kentucky, Tennessee and Illinois seeking to, in effect, extend the judge's decision in the Schwartz matter to MasterCard cardholders outside of California.

         MasterCard International, Visa U.S.A., Inc., Visa International Corp., several member banks including Citibank (South Dakota), N.A., Citibank (Nevada), N.A., Chase Manhattan Bank USA, N.A., Bank of America, N.A. (USA), MBNA, and Diners Club are defendants in a number of federal putative class actions that allege, among other things, violations of federal antitrust laws based on the asserted one percent currency conversion "fee".

         Pursuant to an order of the Judicial Panel on Multidistrict Litigation, the federal complaints have been consolidated in MDL No. 1409 before Judge William H. Pauley III in the U.S. District Court for the Southern District of New York. In January 2002, the federal plaintiffs filed a Consolidated Amended Complaint ("MDL Complaint") adding MBNA Corporation and MBNA America Bank, N.A. as defendants. This pleading asserts two theories of antitrust conspiracy under Section 1 of the Sherman Act, 15 U.S.C. Section 1: (i) an alleged "inter-association" conspiracy among MasterCard (together with its members), Visa (together with its members) and Diners Club to fix currency conversion "fees" allegedly charged to cardholders of "no less than 1% of the transaction amount and frequently more;" and (ii) two alleged "intra-association" conspiracies, whereby each of Visa and MasterCard is claimed separately to have conspired with its members to fix currency conversion "fees" allegedly charged to cardholders of "no less than 1% of the transaction amount" and "to facilitate and encourage institution -- and collection -- of second tier currency conversion surcharges." The MDL Complaint also asserts that the alleged currency conversion "fees" have not been disclosed as required by the Truth In Lending Act and Regulation Z.

         Defendants have moved to dismiss the MDL Complaint. Oral argument on that motion was held on June 21, 2002 and Judge Pauley reserved decision. Pending determination of defendants' motion to dismiss, the parties may engage in discovery except for non-custodial depositions. No trial date has been set.

         4.       Global Interchange Proceedings.

         Interchange fees represent a sharing of payment system costs among the financial institutions participating in a four-party payment card system such as MasterCard's. Generally, interchange fees are paid by the merchant bank (the "acquirer") to the cardholder bank (the "issuer") in connection with transactions initiated with the payment system's cards. These fees reimburse the issuer for a portion of the costs incurred by it in providing services which are of benefit to all participants in the system, including acquirers and merchants. MasterCard establishes a multilateral interchange fee ("MIF") in certain circumstances as a default fee that applies when there is no other interchange fee arrangement between the issuer and the acquirer. MasterCard establishes a variety of MIF rates depending on such considerations as the location and the type of transaction, and collects the MIF on behalf of the institutions entitled to receive it, but does not itself receive the MIF. As described more fully below, MIFs are subject to regulatory or legal review and/or challenges in a number of jurisdictions.

         European Union. In September 2000, the European Commission issued a "Statement of Objections" challenging Visa International's cross-border MIF under European Community competition rules. On July 24, 2002, the European Commission announced its decision to exempt the Visa MIF from these rules based on certain changes proposed by Visa to its MIF. Among other things, in connection with the exemption order, Visa agreed to adopt a cost-based methodology for calculating its MIF similar to the methodology employed by MasterCard, which considers the costs of certain specified services provided by issuers, and to reduce its MIF rates for debit and credit transactions to amounts at or below certain specified levels.

         Although MasterCard Europe is not an addressee of the Statement of Objections, its rules also contain a cross-border MIF. MasterCard Europe intends to engage in discussions with the European Commission in order to determine under what conditions the European Commission would grant a formal exemption or comfort letter for MasterCard Europe's MIF. Because the cross-border MIF constitutes an essential element of MasterCard Europe's operations, changes to it could significantly impact MasterCard International's European members and the MasterCard business in Europe. At this time, it is not possible to determine what action the European Commission will take with respect to MasterCard Europe's MIF.

         United Kingdom Office of Fair Trading. On September 25, 2001, the Office of Fair Trading of the United Kingdom ("OFT") issued a Statement of Objections ("SOO") under the U.K. Competition Act 1998 challenging the MasterCard MIF, the fee paid by the acquiring bank to the issuing bank in connection with point of sale transactions and multilateral service fee ("MSF"), the fee paid by issuing banks to acquiring banks when a customer uses a MasterCard-branded card in the United Kingdom either at an ATM or over the counter to obtain a cash advance, established by MasterCard U.K. Members Forum Limited (formerly MEPUK) for domestic credit card transactions in the United Kingdom. The SOO contained preliminary conclusions to the effect that the MasterCard U.K. MIF and MSF may infringe U.K. competition law and do not qualify for an exemption in their present forms. In January, 2002, MasterCard, MEPUK and several MasterCard U.K. members responded to the SOO, and an oral hearing concerning the matter was held on February 5, 2002. On February 11, 2003, the OFT issued an amended SOO, which also contains preliminary conclusions that challenge MasterCard's U.K. MIF under the Competition Act. On May 2, 2003, MasterCard and MMF responded to the supplemental SOO.

         Because the MIF and MSF constitute essential elements of MasterCard's U.K. operations, changes to these fees could significantly impact MasterCard's U.K. members and the MasterCard business in the U.K. At this time, it is not possible to determine what action the OFT will take with respect to the MasterCard MIF and MSF.

         Australia. On August 27, 2002, the Reserve Bank of Australia ("RBA") announced regulations under the Payments Systems (Regulation) Act 1998 (the "Act") applicable to four-party credit card payment systems in Australia, including MasterCard's. The RBA regulations would impose a number of changes on the operation of four-party credit card systems that could significantly impact MasterCard International's Australian members and the MasterCard business in Australia. Among other things, the RBA regulations permit non-deposit-taking institutions to issue credit cards and acquire credit card transactions in Australia, mandate a formula for calculating interchange fees that fails to account for certain costs incurred by issuers (such as credit losses) and effectively requires a reduction in domestic interchange fees, and prohibit MasterCard and other four-party credit card systems from enforcing their respective "no surcharge" and "net issuer" rules. The no surcharge rule generally prevents merchants from charging supplemental fees for the use of payment cards at the point of sale, and the net issuer rule requires institutions participating in the relevant system to issue payment cards in addition to conducting merchant acquiring activities.

         On September 20, 2002, MasterCard filed an application with the Federal Court of Australia seeking to overturn the RBA regulations. MasterCard believes that in implementing the regulations the RBA has failed to comply with the obligations imposed upon it by the Act. Among other things, MasterCard believes that the RBA regulations fail to satisfy the public interest test mandated by the Act because they can be expected to impose additional costs on Australian consumers, place small businesses at a competitive disadvantage to larger retailers, and encourage small or regional banks to exit the credit card business in Australia. Visa International Corp. filed a similar application with the Federal Court of Australia on September 19, 2002. A hearing on the matter commenced on May 19, 2003. At this time, it is not possible to determine the outcome of MasterCard's legal challenge to the RBA regulations.

         United States. In July 2002, a putative class action lawsuit was filed by a group of merchants in the U.S. District Court for the Northern District of California against MasterCard

International, Visa U.S.A., Inc., Visa International Corp. and several member banks in California, alleging, among other things, that MasterCard's and Visa's interchange fees contravene the Sherman Act. The suit seeks treble damages in an unspecified amount, attorney's fees and injunctive relief, including the divestiture of bank ownership of MasterCard and Visa, and the elimination of MasterCard and Visa marketing activities. Defendants filed a motion to dismiss the complaint on September 10, 2002. The motion has been fully briefed. The case was recently reassigned to a new judge in federal district court in San Francisco. An oral argument date on the motion was held on April 18, 2003. On April 21, 2003, the judge issued a decision that dismissed several of plaintiffs' claims and significantly narrowed the scope of the remaining claims in the case. No trial date has been set in this matter.

         Other Jurisdictions. MasterCard is aware that regulatory authorities in certain other jurisdictions, including Poland, Hong Kong and Switzerland, are reviewing MasterCard's and/or its members interchange fee practices and may seek to regulate the establishment of such fees.

         5.       Other Challenges

         The following matters are in their early procedural stages and are presented for completeness only. MasterCard has not yet determined whether these matters may have a material adverse impact on its business or prospects.

         Paycom. In May 2003, a complaint was filed against MasterCard in the U.S. District Court for the Central District of California (Los Angeles) by a merchant aggregator who sells adult entertainment website content and who has been assessed for exceeding excessive chargeback program standards. The complaint alleges antitrust, breach of contract, fraud and other theories of damages against MasterCard. No trial date has been set in this matter.

         North Carolina Action. In May 2003, a purported class action complaint was filed by a group of non-face-to-face merchants in federal court in North Carolina against MasterCard, Visa, American Express and Discover. The claims involve theories under RICO, federal antitrust law, state antitrust law, fraud, civil conspiracy, unfair/deceptive trade practices and related claims, including claims for breach of fiduciary duty. The federal antitrust claims include the claim that MasterCard's purported monopoly power forces plaintiffs to bear risks and costs of fraud and forces plaintiffs to pay excessive interchange. Plaintiffs claim defendants have earned monopolistic and unjust profits from chargeback fees/penalties and credit penalty fees. Other antitrust claims include group boycott and a conspiracy to profit from fraud in the card-not-present industry. No trial date has been set in this matter.

                                                                   Schedule 3.15

                    MASTERCARD INCORPORATED AND SUBSIDIARIES

Name                                                              PERCENT OWNED**
----                                                              -------------
MasterCard Incorporated                                                 NA

Cirrus Systems, LLC                                                     100%

MasterCard Europe S.A. (formerly Europay International S.A.)            100%

European Payment System Services S.A.                                   100%

Euro Travellers Cheque International S.A.                               100%

Europay U.S. Inc                                                        100%

Eurocard Limited                                                        100%

Eurocard U.S.A., Inc.                                                   100%

MasterCard/Europay U.K. Limited                                         100%

Maestro International Incorporated                                      100%

Maestro Asia/Pacific Ltd.                                               100%

Maestro Canada, Inc.                                                    100%

Maestro Latin America, Inc.                                             100%

Maestro Middle East/Africa, Inc.                                        100%

Maestro U.S.A., Inc.                                                    100%

MasterCard International Incorporated                                   100%

MasterCard (India) Private Limited                                      100%

MasterCard A/P Payment Services Inc.                                    100%

MasterCard Asia/Pacific Pte Ltd.                                        100%

MasterCard Australia Ltd.                                               100%

MasterCard Brasil S/C Ltda.                                             100%

MasterCard Brasil Solucoes de Pagamento Ltda.                           100%

MasterCard Canada, Inc.                                                 100%

MasterCard Cardholder Solutions, Inc.                                   100%

MasterCard Chip Standards Holdings, Inc.                                100%

MasterCard Colombia, Inc.                                               100%

MasterCard EMEA, Inc.                                                   100%

MasterCard Foreign Sales Corporation                                    100%

MasterCard Global Holding LLC                                           100%

MasterCard Global Key Centre Limited                                    100%

MasterCard Global Promotions & Sponsorships Annex, Inc.                 100%

MasterCard Holding Incorporated                                         100%

MasterCard Hong Kong Ltd.                                               100%

MasterCard International Far East Ltd.                                  100%

MasterCard International Holding LLC                                    100%

MasterCard International Japan Inc.                                     100%

MasterCard International Korea Ltd.                                     100%

MasterCard International Philippines, Inc.                              100%

MasterCard International Services, Inc.                                 100%

MasterCard International, LLC                                           100%

MasterCard Korea Ltd.                                                   100%

MasterCard Mercosur, Inc.                                               100%

MasterCard Middle East, Inc                                             100%

MasterCard Originator SPC, Inc.                                         100%

MasterCard Peru, Inc.                                                   100%

MasterCard Services SPC, Inc.                                           100%

MasterCard Singapore Ltd.                                               100%

MasterCard Southern Africa, Inc.                                        100%

MasterCard Taiwan Ltd.                                                  100%

MasterCard Travelers Cheque, Inc.                                       100%

MasterCard UK, Inc.                                                     100%

MasterCard Uruguay Limitada                                             100%

MasterCard Venezuela, Inc.                                              100%

MC Indonesia, Inc.                                                      100%

Mondex International Limited                                            100%

MAOSCO, Ltd.                                                            100%

Mondex International Americas, Inc.                                     100%

Mondex Asia Pte. Ltd.                                                    51%

Mondex China Pte. Ltd.                                                   51%

Mondex India Pte. Ltd.                                                   51%

Mondex International (Australia) Pty Ltd.                               100%

MXI Management Limited                                                  100%

Bright Skies LLC                                                        100%

Clear Skies LLC                                                         100%

CSI Holdings Inc.                                                       100%

                           EMVCo, LLC                                  66.6%

GVP Risk Management Insurance Incorporated                              100%

GVP Holding Incorporated                                                100%

Japan Network Services Co., Ltd.                                        100%

JNS Corporation Yugen Kaisha                                            100%

Mascon-MasterCard GTS Holdings Private Ltd.                              49%

Mastermanager LLC                                                       100%

MasterCard Beneficiary Trust                                            100%

MTS Holdings, Inc.                                                      100%

SET Secure Electronic Transaction LLC                                    50%

Transactional Data Solutions LLC                                         70%

** Percentages reflect direct ownership and indirect ownership through intermediate companies.

                                                                 SCHEDULE 6.2(f)

                                      LIENS

None.

                                                                   SCHEDULE 6.10

                                 DIVIDEND BLOCKS

MasterCard International Incorporated is subject to minimum net worth covenants pursuant to the following agreements, which are filed as exhibits to the Borrower's filings with the U.S. Securities and Exchange Commission identified in parentheses below:

     - Form of MasterCard International Incorporated Note Purchase Agreement, dated as of June 30, 1998, regarding $80,000,000 of 6.67% Subordinated Notes due June 30, 2008 (see Exhibit 4 to Pre-Effective Amendment No. 2 to the Borrower's Registration Statement on Form S-4 filed November 9, 2001 (No. 333-67544)).

     - Guarantee, dated as of August 31, 1999, made by MasterCard International Incorporated in favor of State Street Bank and Trust Company of Missouri, N.A., as Indenture Trustee for the Noteholders under the Indenture, dated as of August 31, 1999 between MasterCard International O'Fallon 1999 Trust and the Indenture Trustee (see
         Exhibit 10.4 to Pre-Effective Amendment No. 2 to the Borrower's Registration Statement on Form S-4 filed November 9, 2001 (No. 333-67544)).

                                                                SCHEDULE 10.7(b)

                                   MASTERCARD
         FIDUCIARY ACCOUNTS WITH BANKS PARTICIPATING IN THIS SYNDICATION
                                    @ 3/31/03

BANK NAME                     ACCOUNT NUMBER                            CURRENCY

                                                                       EXHIBIT A

                         [FORM OF REVOLVING CREDIT NOTE]

THIS NOTE MAY NOT BE TRANSFERRED EXCEPT IN COMPLIANCE WITH THE TERMS AND PROVISIONS OF THE CREDIT AGREEMENT REFERRED TO BELOW. TRANSFERS OF THIS NOTE MUST BE RECORDED IN THE REGISTER MAINTAINED BY THE ADMINISTRATIVE AGENT PURSUANT TO THE TERMS OF SUCH CREDIT AGREEMENT.

                              REVOLVING CREDIT NOTE

$____________                                                 New York, New York
                                                                   June __, 2003

                  FOR VALUE RECEIVED, the undersigned, MASTERCARD INCORPORATED, a Delaware corporation (the "Borrower"), hereby unconditionally promises to pay to the order of _________ (the "Lender") at the office of Citibank, N.A., located at 2 Penns Way, Suite 200, New Castle, Delaware, 19720, in lawful money of the United States and in immediately available funds, on the Revolving Credit Termination Date the principal amount of _________ DOLLARS ($__________), or, if less, the aggregate unpaid principal amount of all Revolving Credit Loans made by the Lender to the Borrower pursuant to subsection 2.1 of the Credit Agreement (as defined below). The Borrower further agrees to pay interest in like money at such office on the unpaid principal amount of Revolving Credit Loans made by the Lender from time to time outstanding at the rates and on the dates specified in the Credit Agreement.

                  The holder of this Note is authorized to record on the schedules annexed hereto and made a part hereof or on a continuation thereof which shall be attached hereto and made a part hereof the date, Type and amount of each Revolving Credit Loan made by the Lender and the date and amount of each payment or prepayment of principal thereof, each conversion of all or a portion thereof to another Type, each continuation of all or a portion thereof as the same Type and, in the case of LIBOR Loans, the length of each Interest Period and the London Interbank Offered Rate with respect thereto. Each such recordation shall, to the extent permitted by applicable law, constitute prima facie evidence of the accuracy of the information so recorded, provided that the failure to make any such recordation shall not affect the obligation of the Borrower to repay (with applicable interest) Revolving Credit Loans made by the Lender pursuant to the Credit Agreement.

                  This Note (a) is one of the Revolving Credit Notes referred to in the Credit Agreement, dated as of the date hereof (as the same may be amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among MasterCard Incorporated, a Delaware corporation, MasterCard International Incorporated, a Delaware corporation, the Borrower, the Lender, the other banks and financial institutions from time to time parties thereto, JPMorgan Chase Bank, as back-up administrative agent and Citibank, N.A., as administrative agent, (b) is subject to the provisions of the Credit Agreement and (c) is subject to optional and mandatory prepayment in whole or in part as provided in the Credit Agreement.

                  Upon the occurrence of any one or more of the Events of Default, all amounts then remaining unpaid on this Note shall become, or may be declared to be, immediately due and payable, all as provided in the Credit Agreement.

                  All parties now and hereafter liable with respect to this Note, whether maker, principal, surety, guarantor, endorser or otherwise, hereby waive presentment, demand, protest and all other notices of any kind.

                  Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

                  THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK.

                                          MASTERCARD INCORPORATED

                                          By: __________________________________

                                          Name: ________________________________

                                          Title: _______________________________

         LOANS, CONTINUATIONS, CONVERSIONS AND REPAYMENTS OF LIBOR LOANS

----------------------------------------------------------------------------------------------------------------
                                                Amount
                                            Converted to or     Interest Period and
                       Amount of LIBOR       Continued as     London Interbank Offered    Amount of Principal of
      Date                  Loans             LIBOR Loans     Rate with Respect Thereto     LIBOR Loans Repaid
----------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------


----------------------------------------------------------------------------------

                 Amount of LIBOR
                Loans Converted to        Unpaid Principal
      Date           ABR Loans         Balance of LIBOR Loans     Notation Made By
----------------------------------------------------------------------------------

----------------------------------------------------------------------------------

----------------------------------------------------------------------------------

----------------------------------------------------------------------------------

----------------------------------------------------------------------------------

----------------------------------------------------------------------------------

----------------------------------------------------------------------------------

----------------------------------------------------------------------------------

----------------------------------------------------------------------------------

----------------------------------------------------------------------------------

----------------------------------------------------------------------------------

----------------------------------------------------------------------------------

----------------------------------------------------------------------------------

----------------------------------------------------------------------------------

----------------------------------------------------------------------------------

----------------------------------------------------------------------------------

----------------------------------------------------------------------------------

----------------------------------------------------------------------------------

----------------------------------------------------------------------------------

----------------------------------------------------------------------------------

----------------------------------------------------------------------------------

----------------------------------------------------------------------------------

                                                                       EXHIBIT B

THIS NOTE MAY NOT BE TRANSFERRED EXCEPT IN COMPLIANCE WITH THE TERMS AND PROVISIONS OF THE CREDIT AGREEMENT REFERRED TO BELOW. TRANSFERS OF THIS NOTE MUST BE RECORDED IN THE REGISTER MAINTAINED BY THE ADMINISTRATIVE AGENT PURSUANT TO THE TERMS OF SUCH CREDIT AGREEMENT.

                                 TERM LOAN NOTE

$___________                                                  New York, New York
                                                             ____________, 200__

                  FOR VALUE RECEIVED, the undersigned, MASTERCARD INCORPORATED, a Delaware corporation (the "Borrower"), hereby unconditionally promises to pay to the order of ________________ (the "Lender") at the office of Citibank, N.A., located at 2 Penns Way, Suite 200, New Castle, Delaware, 19720, in lawful money of the States of America and in immediately available funds, on the Termination Date the principal amount of _______________ DOLLARS ($________), or, if less, the aggregate unpaid principal amount of the Lender's interest in the Term Loan made to the Borrower pursuant to subsection 2.5 of the Credit Agreement (as defined below). The Borrower further agrees to pay interest in like money at such office on the unpaid principal amount of the Term Loan made by the Lender from time to time outstanding at the rates and on the dates specified in the Credit Agreement.

                  The holder of this Note is authorized to record on the schedules annexed hereto and made a part hereof or on a continuation thereof which shall be attached hereto and made a part hereof the date, Type and amount of the Term Loan made by the Lender and the date and amount of each payment or prepayment of principal thereof, each conversion of all or a portion thereof, each continuation thereof each conversion of all or a portion thereof to another Type and, in the case of LIBOR Loans, the length of each Interest Period and the London Interbank Offered Rate with respect thereto. Each such recordation shall, to the extent permitted by applicable law, constitute prima facie evidence of the accuracy of the information so recorded, provided that the failure to make any such recordation shall not affect the obligation of the Borrower to repay (with applicable interest) the Term Loan made by the Lender pursuant to the Credit Agreement.

                  This Note (a) is one of the Term Loan Notes referred to in the Credit Agreement, dated as of June 20, 2003 (as the same may be amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among MasterCard Incorporated, a Delaware corporation, MasterCard International Incorporated, a Delaware corporation, the Lender, the other banks and financial institutions from time to time parties thereto, JPMorgan Chase Bank, as back-up administrative agent and Citibank, N.A., as administrative agent, (b) is subject to the provisions of the Credit Agreement and (c) is subject to optional and mandatory prepayment in whole or in part as provided in the Credit Agreement.

                  Upon the occurrence of any one or more of the Events of Default, all amounts then remaining unpaid on this Note shall become, or may be declared to be, immediately due and payable, all as provided in the Credit Agreement.

                  All parties now and hereafter liable with respect to this Note, whether maker, principal, surety, guarantor, endorser or otherwise, hereby waive presentment demand, protest and all other notices of any kind.

                  Unless otherwise defined herein terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

                  THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

                                          MASTERCARD INCORPORATED

                                          By: __________________________________

                                          Name: ________________________________

                                          Title: _______________________________

                                                                      SCHEDULE A
                                                                    TO TERM LOAN

             CONTINUATIONS, CONVERSIONS AND REPAYMENTS OF TERM LOAN

---------------------------------------------------------------------------------------------------------------
                                                                Interest Period and
                                                                  London Interbank
                     Amount of the Term     Amount Continued     Offered Rate with      Amount of Principal of
      Date                  Loan              as Term Loan        Respect Thereto          Term Loan Repaid
---------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------


----------------------------------------------------------------------------

                                          Unpaid Principal
                    Amount of the Term     Balance of the       Notation
      Date            Loan Converted          Term Loan          Made By
----------------------------------------------------------------------------
----------------------------------------------------------------------------

----------------------------------------------------------------------------

----------------------------------------------------------------------------

----------------------------------------------------------------------------

----------------------------------------------------------------------------

----------------------------------------------------------------------------

----------------------------------------------------------------------------

----------------------------------------------------------------------------

----------------------------------------------------------------------------

----------------------------------------------------------------------------

----------------------------------------------------------------------------

----------------------------------------------------------------------------

----------------------------------------------------------------------------

----------------------------------------------------------------------------

                                                                       EXHIBIT C

                            [FORM OF SWING LINE NOTE]

THIS NOTE MAY NOT BE TRANSFERRED EXCEPT IN COMPLIANCE WITH THE TERMS AND PROVISIONS OF THE CREDIT AGREEMENT REFERRED TO BELOW. TRANSFERS OF THIS NOTE MUST BE RECORDED IN THE REGISTER MAINTAINED BY THE ADMINISTRATIVE AGENT PURSUANT TO THE TERMS OF SUCH CREDIT AGREEMENT.

                                 SWING LINE NOTE

$_____________                                                New York, New York
                                                                   June 20, 2003

                  FOR VALUE RECEIVED, the undersigned, MASTERCARD INCORPORATED, a Delaware corporation (the "Borrower"), hereby unconditionally promises to pay to the order of CITIBANK, N.A. (the "Swing Line Lender"), at its office located at 2 Penns Way, Suite 200, New Castle, Delaware, 19720, in lawful money of the United States and in immediately available funds, on the Revolving Credit Termination Date, the principal amount of _________ DOLLARS ($____) or, if less, the aggregate unpaid principal amount of the Swing Line Loans made by the Swing Line Lender to the Borrower pursuant to subsection 2.20 of the Credit Agreement (as defined below). The Borrower further agrees to pay interest in like money at said office on the unpaid principal amount of Swing Line Loans from time to time outstanding at the rates and on the dates specified in the Credit Agreement.

                  The Swing Line Lender is authorized to record the date and the amount of each Swing Line Loan made by the Swing Line Lender to the Borrower pursuant to subsection 2.20 of the Credit Agreement and the date and amount of each payment or prepayment of principal thereof on Schedule A annexed hereto and made a part hereof and any such recordation shall, to the extent permitted by applicable law, constitute prima facie evidence of the accuracy of the information so recorded, provided that any failure by the Swing Line Lender to make such recordation shall not affect the obligation of the Borrower to repay (with applicable interest) the Swing Line Loans made by the Swing Line Lender pursuant to the Credit Agreement.

                  This Note (a) is the Swing Line Note referred to in the Credit Agreement, dated as of the date hereof (as the same may be amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among MasterCard Incorporated, a Delaware corporation, MasterCard International Incorporated, a Delaware corporation, the Swing Line Lender, the other banks and financial institutions from time to time parties thereto, JPMorgan Chase Bank, as back-up administrative agent and Citibank, N.A., as administrative agent, (b) is subject to the provisions of the Credit Agreement and (c) is subject to optional and mandatory prepayment in whole or in part as provided in the Credit Agreement.

                  Upon the occurrence of any one or more of the Events of Default, all amounts then remaining unpaid on this Note shall become, or may be declared to be, immediately due and payable, all as provided in the Credit Agreement.

                  All parties now and hereafter liable with respect to this Note, whether maker, principal, surety, guarantor, endorser or otherwise, hereby waive presentment, demand, protest and all other notices of any kind.

                  Unless otherwise defined herein terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

                  THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

                                            MASTERCARD INCORPORATED

                                            By: ________________________________
                                                Name:
                                                Title:

                                                                   SCHEDULE A TO
                                                                 SWING LINE NOTE

                              LOANS AND REPAYMENTS

----------------------------------------------------------------------------------------------------------------------
                                                                                  Unpaid
                                                        Amount of               Principal
                               Amount of                Swing Line              Balance of
                               Swing Line                  Loans                Swing Line           Notation Made
         Date                  Loans Made                 Repaid                   Loans                  By
----------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------

                                                                     EXHIBIT D-1

                                     FORM OF
                               CAF ADVANCE REQUEST

                                                            _____________, 200__

Citibank, N.A., as Administrative Agent
2 Penns Way, Suite 200
New Castle, Delaware 19720

JPMorgan Chase Bank, as Backup Agent
[               ]

Ladies and Gentlemen:

                  Reference is made to the Credit Agreement, dated as of June 20, 2003, among the MasterCard Incorporated, a Delaware corporation, MasterCard International Incorporated, a Delaware corporation, the Lenders named therein, JPMorgan Chase Bank, as Backup Agent, and Citibank, N.A., as Administrative Agent (as the same may be amended, supplemented or otherwise modified from time to time, the "Credit Agreement"). Terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

                  This is a [Fixed Rate] [LIBOR] CAF Advance Request pursuant to subsection 2.11 of the Credit Agreement requesting offers for the following CAF
Advances:

                  [NOTE: Pursuant to the Credit Agreement, a CAF Advance Request may be transmitted in writing, by facsimile transmission, or by telephone, immediately confirmed by facsimile transmission. In any case, a CAF Advance Request shall contain the information specified in the second paragraph of this form.]

--------------------------------------------------------------------------------------------------------
                                             Loan 1                   Loan 2                 Loan 3
--------------------------------------------------------------------------------------------------------
Aggregate Principal Amount              $                         $                       $
--------------------------------------------------------------------------------------------------------

Borrowing Date
--------------------------------------------------------------------------------------------------------

CAF Advance Maturity Date
--------------------------------------------------------------------------------------------------------

CAF Advance Interest Payment
Dates
--------------------------------------------------------------------------------------------------------

                                                     Very truly yours,
                                                     MASTERCARD INCORPORATED

                                                     By _______________________
                                                        Name:
                                                        Title:

                                                                     EXHIBIT D-2

                                     FORM OF
                                CAF ADVANCE OFFER

                                                              _____, 200__

Citibank, N.A., as Administrative Agent
2 Penns Way, Suite 200
New Castle, Delaware 19720

JPMorgan Chase Bank, as Backup Agent
[                  ]

Dear Sirs:

                  Reference is made to the Credit Agreement, dated as of June 20, 2003, among MasterCard Incorporated, a Delaware corporation (the "Borrower"), MasterCard International Incorporated, a Delaware corporation, the Lenders named therein, JPMorgan Chase Bank, as Backup Agent for such Lenders, and Citibank, N.A., as Administrative Agent for such Lenders (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"). Terms defined in the Credit Agreement are used herein as therein defined.

                  In accordance with subsection 2.10 of the Credit Agreement, the undersigned Lender offers to make CAF Advances thereunder to the Borrower in the following amounts with the following maturity dates:

====================================================================================================
Borrowing Date: ________, 200__                              Aggregate Maximum Amount: $_________
====================================================================================================
Maturity Date 1:                                             Maximum Amount: $_______
           ____________, 200__                               $_______ offered at ________*
                                                             $_______ offered at ________*
====================================================================================================
Maturity Date 2:                                             Maximum Amount: $_______
           ____________, 200__                               $_______ offered at ________*
                                                             $_______ offered at ________*
====================================================================================================
Maturity Date 3:                                             Maximum Amount: $_______
           ____________, 200__                               $_______ offered at ________*
                                                             $_______ offered at ________*
====================================================================================================

         [NOTE: Insert the interest rate offered for the specified CAF Advance where indicated by an asterisk (*). In the case of LIBOR CAF Advances, insert a margin bid. In the case of Fixed Rate CAF Advances, insert a fixed rate bid.]

                                                     Very truly yours,

                                                     [NAME OF LENDER]

                                                     By__________________
                                                        Title:
                                                        Telephone No.:
                                                        Telecopy No.:

                                                                     EXHIBIT D-3

                                     FORM OF
                            CAF ADVANCE CONFIRMATION

                                                         ________ __, 200__

Citibank, N.A.,
as Administrative Agent
2 Penns Way, Suite 200
New Castle, Delaware 19720

JPMorgan Chase Bank,
as Backup Agent
[            ]

Ladies and Gentlemen:

                  Reference is made to the Credit Agreement, dated as of June 20, 2003, among the undersigned, MasterCard International Incorporated, the Lenders named therein, JPMorgan Chase Bank, as Backup Agent, and Citibank, N.A., as Administrative Agent (as the same may be amended, supplemented or otherwise modified from time to time, the "Credit Agreement"). Terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

                  In accordance with subsection 2.11 of the Credit Agreement, the undersigned accepts and confirms the offers by the CAF Advance Lender(s) to make CAF Advances to the undersigned on _____, 200__ under subsection 2.11 in the (respective) amount(s) set forth on the attached list of CAF Advances offered.

                                                     Very truly yours,

                                                     MASTERCARD INCORPORATED

                                                     By__________________
                                                        Name:
                                                        Title:

[Borrower to attach CAF Advance offer list prepared by the Administrative Agent with accepted amount entered by the Borrower to the right of each CAF Advance Offer].

                                                                     EXHIBIT D-4

                                     FORM OF
                             CAF ADVANCE ASSIGNMENT

                  CAF Advance ASSIGNMENT, dated as of the date set forth in Item 1 of Schedule I hereto, among the Assignor Lender set forth in Item 2 of
Schedule I hereto (the "Assignor Lender"), the CAF Advance Assignee set forth in
Item 3 of Schedule I hereto (the "CAF Advance Assignee"), and CITIBANK, N.A., as Administrative Agent for the Lenders under the Credit Agreement described below (in such capacity, the "Administrative Agent").

                              W I T N E S S E T H :

                  WHEREAS, this CAF Advance Assignment is being executed and delivered in accordance with subsection 10.6(c) of the Credit Agreement, dated as of June 20, 2003, among MasterCard Incorporated, a Delaware corporation (the "Borrower"), MasterCard International Incorporated, a Delaware corporation, the Assignor Lender and the other Lenders parties thereto, JPMorgan Chase Bank, as Backup Agent for the Lenders, and the Administrative Agent (as from time to time amended, supplemented or otherwise modified in accordance with the terms thereof, the "Credit Agreement"; terms defined therein being used herein as therein defined); and

                  WHEREAS, the Assignor Lender has advanced to the Borrower the CAF Advance described in Item 5 of Schedule I hereto (the "CAF Advance"), and the Assignor Lender is assigning the CAF Advance to the CAF Advance Assignee pursuant to this CAF Advance Assignment;

                  NOW, THEREFORE, the parties hereto hereby agree as follows:

                  1. The Assignor Lender acknowledges receipt from the CAF Advance Assignee of an amount equal to the purchase price, as agreed between the Assignor Lender and the CAF Advance Assignee, of the outstanding principal amount of, and accrued interest on, the CAF Advance. The Assignor Lender hereby irrevocably sells, assigns and transfers to the CAF Advance Assignee without recourse, representation or warranty, except as set forth in subsection 4(i) hereof and the CAF Advance Assignee hereby irrevocably purchases, takes and acquires from the Assignor Lender, the CAF Advance, together with all instruments and documents pertaining thereto.

                  2.       (a) From and after the date set forth in Item 4 of
Schedule I hereto (the "Transfer Effective Date"), principal and interest that would otherwise be payable to or for the account of the Assignor Lender pursuant to the CAF Advance shall, instead, be payable to or for the account of the CAF Advance Assignee, whether such amounts have accrued prior to the Transfer Effective Date or accrue subsequent to the Transfer Effective Date.

                  (b) If Item 6 of Schedule I hereto contains payment instructions for the CAF Advance Assignee and if the CAF Advance Assignee delivers a copy of this CAF Advance Assignment to the Administrative Agent in accordance with subsection 10.6(f) of the Credit Agreement at least 5 Business Days prior to the due date of any payment to the CAF Advance Assignee, the CAF Advance Assignee hereby instructs the Administrative Agent to pay all such amounts payable to it pursuant to the provision of subparagraph (a) of this paragraph 2, in accordance with such payment instructions. If Item 6 of Schedule I hereto does not contain payment instructions for the CAF Advance Assignee (or a copy hereof is not delivered to the Administrative Agent as aforesaid), the Assignor Lender and the CAF Advance Assignee agree that, notwithstanding the provisions of subparagraph
(a) of this paragraph 2, the Assignor Lender is hereby appointed by the CAF Advance Assignee as its collection agent to receive from the Administrative Agent, for and on behalf of and for the account of the CAF Advance Assignee, all amounts payable to or for the account of the CAF Advance Assignee under the CAF Advance; the Assignor Lender will immediately pay over to the CAF Advance Assignee any such amounts received by it, in like funds as received.

                  3. Each of the parties to this CAF Advance Assignment agrees that at any time and from time to time upon the written request of any other party, it will execute and deliver such further documents and do such further acts and things as such other party may reasonably request in order to effect the purposes of this CAF Advance Assignment.

                  4. By executing and delivering this CAF Advance Assignment, the Assignor Lender and the CAF Advance Assignee confirm to and agree with each other and the Administrative Agent and the Lenders as follows:
(i) other than the representation and warranty that it is the legal and beneficial owner of the interest being assigned hereby free and clear of any adverse claim and has the corporate power and authority, and the legal right to sell, assign and transfer the CAF Advance to the CAF Advance Assignee, the Assignor Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement or any other instrument or document furnished pursuant thereto or with respect to the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement or such other instrument or document furnished pursuant thereto; (ii) the Assignor Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower or the performance or observance by the Borrower of any of its obligations under the Credit Agreement or any other instrument or document furnished pursuant thereto;
(iii) the CAF Advance Assignee confirms that it has received a copy of the Credit Agreement, together with copies of the financial statements referred to in subsection 3.1, the financial statements delivered pursuant to subsection 5.1, if any, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this CAF Advance Assignment; (iv) the CAF Advance Assignee will, independently and without reliance upon the Administrative Agent the Assignor Lender or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in respect of the Credit Agreement; and (v) the CAF Advance Assignee appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under the Credit Agreement as are delegated to the Administrative Agent by the terms thereof, together with such powers as are reasonably incidental thereto, all in accordance with Section 8 of the Credit Agreement.

                  5. Each party hereto represents and warrants to and agrees with the Administrative Agent that it is aware of and will comply with the provisions of subsection 10.6(h) of the Credit Agreement.

                  6. THIS CAF ADVANCE ASSIGNMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

                  IN WITNESS WHEREOF, the parties hereto have caused this CAF Advance Assignment to be executed by their respective duly authorized officers on Schedule I hereto as of the date set forth in Item 1 of Schedule I hereto.

                                                                 Schedule to CAF
                                                              Advance Assignment

Item 1 (Date of CAF Advance                    [Insert date of CAF Advance
Assignment):                                   Assignment]

Item 2 (Assignor Lender):                [Insert name of Assignor Lender]

Item 3 (CAF Advance Assignee):           [Insert name, address and telephone
                                         numbers and name of contact party of
                                         CAF Advance Assignee]

Item 4 (Transfer Effective Date):              [Insert Transfer Effective Date]
                                               [To be a date not less than five
                                               business days after date of CAF
                                               Advance Assignment]

Item 5 (Description of CAF Advance):

               a.  Date:

               b.  Principal Amount:

Item 6 (Payment Instructions):           [Complete only if payments are to be
                                         made by Administrative Agent to CAF
                                         Advance Assignee rather than to
                                         Assignor Lender as collection agent for
                                         CAF Advance Assignee; leave blank if
                                         Assignor Lender is to act as such
                                         collection agent]

Item 7 (Signatures):

                                         ______________________________, as
                                            Assignor Lender

                                         By:_____________________________
                                            Name:
                                            Title:

                                         ___________________________, as Bid
                                            Loan Assignee

                                         By:_____________________________
                                            Name:
                                            Title:

ACCEPTED FOR RECORDATION
IN REGISTER:

CITIBANK, N.A.,
   as Administrative Agent

By:________________________
   Name:
   Title:

                                                                       EXHIBIT E

                    SWING LINE LOAN PARTICIPATION CERTIFICATE

                                                           ___________ __, 200__

[Name of Lender]
_________________
_________________
_________________

Ladies and Gentlemen:

                  Pursuant to subsection 2.13(e) of the Credit Agreement, dated as of June 20, 2003 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"; unless otherwise defined herein, terms defined in the Credit Agreement are used herein as therein defined), among MasterCard Incorporated, MasterCard International Incorporated, the several banks and other financial institutions from time to time parties thereto (the "Lenders"), JPMorgan Chase Bank, as back-up administrative agent for the Lenders thereunder (in such capacity, the "Backup Agent") and Citibank, N.A., as administrative agent for the Lenders thereunder (in such capacity, the "Agent"), the undersigned, as Swing Line Lender under the Credit Agreement, hereby acknowledges receipt from you on the date hereof of ___________ DOLLARS ($____) as payment for a participating interest in the following Swing Line Loan:

         Date of Swing Line Loan:                           ______________

         Principal Amount of Swing Line Loan
           Participating Interest:                         $_____________

                                                     Very truly yours,

                                                     CITIBANK, N.A.

                                         By:__________________________________
                                            Name:
                                            Title:

                                                                       EXHIBIT F

             [FORM OF OPINION OF GENERAL COUNSEL TO THE BORROWER AND
                                 INTERNATIONAL]

                                                              _________, 2003

To (a) the several banks and other financial institutions parties on the date hereof to the Agreement referred to below, (b) JPMorgan
   Chase Bank, as Backup Agent under said Agreement and (c) Citibank, N.A., as Administrative
   Agent under said Agreement.

Dear Sirs:

                  I am General Counsel of MasterCard Incorporated, a Delaware corporation (the "Borrower") and MasterCard International Incorporated, a Delaware corporation ("International" and together with the Borrower, the "Obligors"), and am familiar with the Credit Agreement, dated as of June 20, 2003 (the "Agreement"), among the Borrower, MasterCard International the banks and other financial institutions parties thereto (the "Lenders"), JPMorgan Chase Bank, as Backup Agent for the Lenders (in such capacity, the "Backup Agent"), and Citibank, N.A., as Administrative Agent for the Lenders (in such capacity, the "Administrative Agent"). This opinion is delivered to you pursuant to subsection 4.1(h) of the Agreement. Terms used herein which are defined in the Agreement shall have the respective meanings set forth in the Agreement, unless otherwise defined herein.

                  In connection with this opinion, I have examined an executed copy of the Agreement, and such corporate documents and records of each Obligor and its Subsidiaries and certificates of public officials and officers of each Obligor and its Subsidiaries, and such other documents, as I have deemed necessary or appropriate for the purposes of this opinion. For the purposes of this opinion, I have assumed (i) the genuineness of all signatures of, and the authority of, Persons signing the Agreement on behalf of parties thereto other than the Obligors, (ii) the authenticity of all documents submitted to me as originals and (iii) the conformity to authentic original documents of all documents submitted to me as certified, conformed or photostatic copies.

                  Based upon the foregoing, I am of the opinion that:

                  i. Each Obligor and its Subsidiaries (a) is an entity duly organized, validly existing and in good standing (to the extent applicable) under the laws of the jurisdiction of its incorporation, (b) has the power and authority, and the legal right, to own and operate its property, to lease the property it operates as lessee and to conduct the business in which it is currently engaged and (c) is duly qualified as a foreign entity and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification, except where the failure to be so qualified and in good standing could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

                  ii. The execution, delivery and performance by each Obligor of the Agreement are within the corporate powers of such Obligor, have been duly authorized by all necessary corporate action (including any necessary shareholder approval), require no governmental approval, and do not contravene any law or regulation applicable to, including, without limitation, Regulation T, U or X of the Board, or any contractual restriction binding on, each Obligor.

                  iii. The Agreement has been duly executed and delivered by each Obligor and constitutes a legal, valid and binding obligation of each Obligor enforceable against in accordance with its terms except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law). No consent or authorization of, filing with, notice to or other act by or in respect of any Governmental Authority or any other Person is required in connection with the borrowings hereunder or with the execution, delivery, performance or validity of the Agreement other than those expressly required by the terms of the Agreement.

                  iv. To the best of my knowledge after due inquiry, except to the extent set forth in Schedule 3.6 attached to the Agreement, there are no pending or threatened actions or proceedings affecting either Obligor or any of its Subsidiaries which, if determined adversely to either Obligor or such Subsidiary, would have a Material Adverse Effect.

                  v. Neither Obligor is an "investment company" or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended. Neither Obligor is a "Holding Company" or a "Subsidiary Company" of a "Holding Company" or an "Affiliate" of a "Holding Company", as such terms are defined in the Public Utility Holding Company Act of 1935, as amended.

                  I am a member of the Bar of the State of New York and express no opinion on any laws other than the laws of the State of New York and the federal laws of the United States.

                                                     Very truly yours,

                                                                       EXHIBIT G

                                     FORM OF
                                BORROWING NOTICE

Citibank, N.A.,
as Administrative Agent
2 Penns Way, Suite 200
New Castle, Delaware 19720
Attention: Agency Department

JPMorgan Chase Bank,
as Backup Agent
[               ]

Dear Sirs:

                  This Borrowing Notice is delivered to you by the undersigned (the "Borrower") in connection with subsection 2.2 of the Credit Agreement, dated as of June 20, 2003 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among the Borrower, MasterCard International Incorporated, the several banks and other financial institutions from time to time parties thereto (the "Lenders"), JPMorgan Chase Bank, as Backup Agent for the Lenders, and Citibank, N.A., as Administrative Agent for the Lenders. Unless otherwise defined herein, capitalized terms used herein have the meanings provided in the Credit Agreement.

                  The Borrower hereby requests that Loans be made in the aggregate principal amount of $_________ on __________, 200__ (the "Borrowing Date"). The Borrower requests that such Loans be made as1 [LIBOR Loans in a principal amount of $______ having an initial Interest Period of _____ months] [ABR Loans in a principal amount of $____________]. The Borrower requests that the Loans requested be paid into account at [bank].

                  The Borrower hereby certifies that the representations and warranties contained in Section 3 [(other than subsections 3.5 and 3.6)]2 of the Credit Agreement will be true as of the Borrowing Date with the same effect as if made on and as of such date both before and after giving effect to the Loans to be made on the Borrowing Date and that no event has occurred, or will result from the making of the Loans to be made on the Borrowing Date, which constitutes a Default or an Event of Default.

----------------------

(1) Insert appropriate interest rate option, and, if applicable, number of months. If Loans are to be a combination of LIBOR and ABR Loans, specify the respective amounts of each type.

(2) Insert only for borrowings other than the initial borrowing.

                  IN WITNESS WHEREOF, the Borrower has caused this request and certificate to be executed and delivered by its duly authorized officer this ________ day of _________, 200__.

                                              MasterCard Incorporated

                                              By:___________________________
                                                  Name:
                                                  Title:

                                                                       EXHIBIT H

                            ASSIGNMENT AND ACCEPTANCE

                  Reference is made to the Credit Agreement, dated as of June 20, 2003 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among MasterCard Incorporated, a Delaware corporation (the "Borrower"), MasterCard International Incorporated, a Delaware corporation, the several banks and other financial institutions from time to time parties thereto (the "Lenders"), JPMorgan Chase Bank, as back-up administrative agent for the Lenders (in such capacity, the "Backup Agent"), and Citibank, N.A., as administrative agent for the Lenders (in such capacity, the "Administrative Agent"). Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

                  __________ (the "Assignor") and _______ (the "Assignee") agree as follows:

                  i. The Assignor hereby irrevocably sells and assigns to the Assignee without recourse to the Assignor, and the Assignee hereby irrevocably purchases and assumes from the Assignor without recourse to the Assignor, as of the Effective Date (as defined below) (but not prior to the registration of the information contained herein in the Register pursuant to subsection 10.6(e) of the Credit Agreement), an interest (the "Assigned Interest") in and to the Assignor's rights and obligations under the Credit Agreement with respect to those credit facilities contained in the Credit Agreement as are set forth on Schedule 1 (individually, an "Assigned Facility"; collectively, the "Assigned Facilities"), in a principal amount for each Assigned Facility as set forth on Schedule 1.

                  ii. The Assignor (a) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement, any other Loan Document or any other instrument or document furnished pursuant thereto, or with respect to the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement, any other Loan Document or any other instrument or document furnished pursuant thereto, other than that the Assignor has not created any adverse claim upon the interest being assigned by it hereunder and that such interest is free and clear of any such adverse claim;
(b) makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower, any of its Subsidiaries or any other obligor or the performance or observance by the Borrower, any of its Subsidiaries or any other obligor of any of their respective obligations under the Credit Agreement or any other Loan Document or any other instrument or document furnished pursuant hereto or thereto; and (c) (i) requests that the Administrative Agent, upon request by the Assignee, (a) exchange any attached Notes for a new Note or Notes payable to the Assignee or, (b) if the Assignor does not hold any Notes, issue a new Note or Notes payable to the Assignee and
(ii) if (A) the Assignor has retained any interest in the Assigned Facility and
(B) the Assignor holds any Notes, requests that the Administrative Agent exchange the attached Notes for a new Note or Notes payable to the Assignor, in each case in amounts which reflect the assignment being made hereby (and after giving effect to any other assignments which have become effective on the Effective Date).

                  iii. The Assignee (a) represents and warrants that it is legally authorized to enter into this Assignment and Acceptance; (b) confirms that it has received a copy of the Credit

Agreement, together with copies of the financial statements referred to in or delivered pursuant to subsections 3.1 and 5.1 thereof and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance; (c) agrees that it will, independently and without reliance upon the Assignor, the Administrative Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement, the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto; (d) appoints and authorizes the Administrative Agent to take such action as administrative agent on its behalf and to exercise such powers and discretion under the Credit Agreement, the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto as are delegated to the Administrative Agent by the terms thereof, together with such powers as are incidental thereto; and (e) agrees that it will be a party to and bound by the provisions of the Credit Agreement and will perform in accordance with its terms all the obligations which by the terms of the Credit Agreement are required to be performed by it as a Lender including, if it is organized under the laws of a jurisdiction outside the United States, its obligations pursuant to subsection
2.21 (b) of the Credit Agreement.

                  iv. The effective date of this Assignment and Acceptance shall be ____, 200_ (the "Effective Date"). Following the execution of this Assignment and Acceptance and the consent hereto by the Borrower to the extend required under the Credit Agreement, it will be delivered to the Administrative Agent for acceptance by it and recording by the Administrative Agent pursuant to the Credit Agreement, effective as of the Effective Date (which shall not, unless otherwise agreed to by the Administrative Agent, be earlier than five Business Days after the date of such acceptance and recording by the Administrative Agent).

                  v. Upon such acceptance and recording, from and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor and Assignee. The Assignor and the Assignee shall make all appropriate adjustments in payments by the Administrative Agent for periods prior to the Effective Date or with respect to the making of this assignment directly between themselves.

                  vi. From and after the Effective Date, (a) the Assignee shall be a party to the Credit Agreement and, to the extent provided in this Assignment and Acceptance, have the rights and obligations of a Lender thereunder and under the other Loan Documents and shall be bound by the provisions thereof and (b) the Assignor shall, to the extent provided in this Assignment and Acceptance, relinquish its rights (except pursuant to subsections 2.20, 2.21 and 10.5 of the Credit Agreement) and be released from its obligations under the Credit Agreement.

                  vii. This Assignment and Acceptance shall be governed by and construed in accordance with the law of the State of New York.

                  viii. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts (including by facsimile transmission), and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

                  IN WITNESS WHEREOF, the parties hereto have caused this Assignment and Acceptance to be executed as of the date first above written by their respective duly authorized officers on Schedule 1 hereto.

                                                                      Schedule 1
                                                    to Assignment and Acceptance

Re: Assignment and Acceptance relating to the Credit Agreement, dated as of June 20, 2003 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among MasterCard Incorporated, a Delaware corporation (the "Borrower"), MasterCard International Incorporated, a Delaware corporation, the several banks and other financial institutions from time to time parties thereto (the "Lenders"), JPMorgan Chase Bank, as back-up administrative agent for the Lenders (in such capacity, the "Backup Agent"), and Citibank, N.A., as administrative agent for the Lenders (in such capacity, the "Administrative Agent" ).

Name of Assignor:

Name of Assignee:

Effective Date of Assignment:

     Credit                               Principal
Facility Assigned                       Amount Assigned
-----------------                       ---------------
Revolving Credit                          $_________

The terms set forth above are hereby agreed to by:

[NAME OF ASSIGNEE]                                       [NAME OF ASSIGNOR]

By___________________________                            By____________________
Name:                                                    Name:
Title:                                                   Title:

Accepted:                                                Consented To:

CITIBANK, N.A., as                                       MASTERCARD INCORPORATED
Administrative Agent

By___________________________                            By____________________
Name:                                                    Name:
Title:                                                   Title:

                                                                       EXHIBIT I

                          [FORM OF CLOSING CERTIFICATE]

                               CLOSING CERTIFICATE

                  Pursuant to subsections 4.1 (c), 4.1(d), 4.1(e), 4.1(f) and 4.1(g) of the Credit Agreement, dated as of June 20, 2003 (as the same may be amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among MasterCard Incorporated, a Delaware corporation ("the "Borrower"), MasterCard International Incorporated, a Delaware corporation ("International"), the several banks and other financial institutions from time to time parties thereto (the "Lenders"), JPMorgan Chase Bank, as back-up administrative agent for the Lenders, and Citibank, N.A., as administrative agent for the Lenders, the undersigned, ________ of [Borrower] [International] ______________, hereby certifies as follows:

                  1. The representations and warranties of [Borrower] [International] set forth in the Credit Agreement and each of the other Loan Documents to which it is a party are true and correct on and as of the date hereof as if made on and as of the date hereof;

                  2. No Default or Event of Default has occurred and is continuing as of the date hereof or will occur after giving effect to the making of the Loans on the date hereof or the consummation of each of the transactions contemplated by the Loan Documents; and

                  3.       ____________ is and at all times since _______ __,
         _____, has been the duly elected and qualified [Assistant] Secretary of [Borrower] [International] and the signature set forth on the signature line for such officer below is such officer's true and genuine signature;

                  and the undersigned [Assistant] Secretary of [Borrower] [International] hereby certifies as follows:

                  4. There are no liquidation or dissolution proceedings pending or to my knowledge threatened against [Borrower]
         [International] or any of its Subsidiaries, nor has any other event occurred affecting or threatening the corporate existence of [Borrower] [International] or any of its Subsidiaries;

                  5. [Borrower] [International] is a corporation duly incorporated, validly existing and in good standing under the laws of Delaware;

                  6. (i) Attached hereto as Exhibit A is a true and complete copy of resolutions duly adopted by the Board of Directors of [Borrower] [International] on __________ __, _____; such resolutions have not in any way been amended, modified, revoked or rescinded and have been in full force and effect since their adoption to and including the date hereof and are now in full force and effect; such resolutions are the only corporate proceedings of [Borrower] [International] now in force relating to or affecting the matters referred to therein;

                           (ii) attached hereto as Exhibit B is a true and complete copy of the by-laws of [Borrower] [International] as in effect at all times since ______ __, _____, to and including the date hereof, and

                           (iii) attached hereto as Exhibit C is a true and complete copy of the certificate of incorporation of [Borrower] [International], as amended or restated on or prior to the date hereof and as in effect at all times since _______ __, _____, to and including the date hereof; and

                  7. The following persons are now duly elected and qualified officers of [Borrower] [International], holding the offices indicated next to their respective names below, and such officers have held such offices with [Borrower] [International] at all times since _______ __, _____, to and including the date hereof, and the signatures appearing opposite their respective names below are the true and genuine signatures of such officers, and each of such officers is duly authorized to execute and deliver on behalf of [Borrower] [International], the Credit Agreement and the other Loan Documents to which it is a party and any certificate or other document to be delivered by [Borrower] [International] pursuant to the Credit Agreement or any such Loan Document:

 Name                       Office                  Signature
[     ]              [    ] ---------------

[     ]              [    ] ---------------

                  Unless otherwise defined herein, capitalized terms which are defined in the Credit Agreement and used herein are so used as so defined.

                  IN WITNESS WHEREOF, the undersigned have hereunto set our names and affixed the corporate seal.

MASTERCARD INCORPORATED                  MASTERCARD INTERNATIONAL
                                         INCORPORATED

By:___________________________           By:___________________________
   Name:                                    Name:
   Title: [Vice] President                  Title: [Assistant] Secretary

Date: __________, 2003

                                                                       EXHIBIT J

                        [FORM OF COMPLIANCE CERTIFICATE]

                  Pursuant to subsection 5.2(b) of the Credit Agreement, dated as of June 20, 2003 (as the same may be amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among MasterCard Incorporated, a Delaware corporation (the "Borrower"), MasterCard International Incorporated, a Delaware corporation, the several banks and other financial institutions from time to time parties thereto (the "Lenders"), JPMorgan Chase Bank, as back-up administrative agent for the Lenders, and Citibank, N.A., as administrative agent for the Lenders, the undersigned, ______________ of the Borrower, hereby certifies that during the period [_______] to [_________], except as set forth on Schedule I hereto:

                  1. The representations and warranties of the Borrower set forth in the Credit Agreement and each of the other Loan Documents or which are contained in any certificate, document or financial or other statement furnished pursuant to or in connection with the Credit Agreement were true and correct in all material respects on and as of the date hereof with the same effect as if made on the date hereof, except for representations and warranties expressly stated to relate to a specific earlier date, in which case such representations and warranties were true and correct as of such earlier date;

                  2. The negative covenant set forth in subsection 6.1 of the Credit Agreement regarding the Maintenance of Net Worth has been calculated as follows:

                  $475,000,000

                  + 50% of [$________] Consolidated Net Income (if positive)] of the Borrower for each quarter ending after March 31, 2003

                  = TOTAL [$_____]

                  [$__________] [Consolidated Net Worth] must be greater than or equal to

                  TOTAL [$_____]

                  3. No Default or Event of Default has occurred and is continuing as of the date hereof;

                  4. There have been no liquidation or dissolution proceedings pending or to my knowledge threatened against the Borrower, any of its Subsidiaries, nor to my knowledge has there been any other event occurred affecting or threatening the existence of the Borrower or any Subsidiary, except as permitted by the Credit Agreement;

                  5. No litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to my knowledge, threatened by or against the Borrower any of its Subsidiaries or against any of its or their respective properties or revenues (a) with respect to any of the Loan Documents or any of the transactions contemplated hereby or thereby, or (b) which could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;

                  Unless otherwise defined herein, capitalized terms which are defined in the Credit Agreement and used herein are so used as so defined.

                  IN WITNESS WHEREOF, the undersigned has hereunto set his or her name and affixed the corporate seal.

                                         MASTERCARD INCORPORATED

                                         By:________________________________
                                         Name:______________________________
                                         Title:_____________________________

Date: __________ __, 200__

                                                                   Schedule I to
                                                          Compliance Certificate

                                  [DISCLOSURE]

                                                                     EXHIBIT K-1

                         [FORM OF NEW LENDER SUPPLEMENT]

                  SUPPLEMENT, dated ___________, to the Credit Agreement dated as of June 20, 2003 (as the same may be amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among MASTERCARD INCORPORATED, a Delaware corporation (the "Borrower"), MASTERCARD INTERNATIONAL INCORPORATED, a Delaware corporation, the several banks and other financial institutions parties thereto (the "Lenders"), JPMORGAN CHASE BANK, as back-up administrative agent (in such capacity, the "Backup Agent") and CITIBANK, N.A., as administrative agent (in such capacity, the "Administrative Agent") for the Lenders.

                              W I T N E S S E T H :

                  WHEREAS, the Credit Agreement provides in subsection 2.25(b) thereof that any bank, financial institution or other entity, although not originally a party thereto, may become a party to the Credit Agreement with the consent of the Borrower and the Administrative Agent by executing and delivering to the Borrower and the Administrative Agent a supplement to the Credit Agreement in substantially the form of this Supplement; and

                  WHEREAS, the undersigned was not an original party to the Credit Agreement but now desires to become a party thereto;

                  NOW, THEREFORE, the undersigned hereby agrees as follows:

                  1. The undersigned agrees to be bound by the provisions of the Credit Agreement, and agrees that it shall, on the date this Supplement is accepted by the Borrower and the Administrative Agent, become a Lender for all purposes of the Credit Agreement to the same extent as if originally a party thereto, with a Commitment of $____.

                  2. The undersigned (a) represents and warrants that it is legally authorized to enter into this Supplement; (b) confirms that it has received a copy of the Credit Agreement, together with copies of the financial statements delivered pursuant to subsection 3.1 thereof and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Supplement; (c) agrees that it has made and will, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement or any instrument or document furnished pursuant hereto or thereto; (d) appoints and authorizes the Administrative Agent to take such action as administrative agent on its behalf and to exercise such powers and discretion under the Credit Agreement or any instrument or document furnished pursuant hereto or thereto as are delegated to the Administrative Agent by the terms thereof, together with such powers as are incidental thereto; and (e) agrees that it will be bound by the provisions of the Credit Agreement and will perform in accordance with its terms all the obligations which by the terms of the Credit Agreement are required to be performed by it as a Lender including, without limitation, if it is organized under the laws of a jurisdiction outside the United States, its obligation pursuant to subsection 2.23(b) of the Credit Agreement.

                  3. The undersigned's address for notices for the purposes of the Credit Agreement is as follows:

                  4. Terms defined in the Credit Agreement shall have their defined meanings when used herein.

                  IN WITNESS WHEREOF, the undersigned has caused this Supplement to be executed and delivered by a duly authorized officer on the date first above written.

                                                     [INSERT NAME OF LENDER]

                                                     By_________________________
                                                       Name:
                                                       Title:

Accepted this ___ day of
____________, ___.

MASTERCARD INCORPORATED

By_______________________
  Name:
  Title:

Accepted this _____ day of
____________, ____.

CITIBANK, N.A., as Administrative Agent

By_____________________
  Name:
  Title:

                                                                     EXHIBIT K-2

                    [FORM OF COMMITMENT INCREASE SUPPLEMENT]

                  SUPPLEMENT, dated ____________, to the Credit Agreement dated as of June 20, 2003 (as the same may be amended, supplemented otherwise modified from time to time, the "Credit Agreement"), among MASTERCARD INCORPORATED, a Delaware corporation (the "Borrower"), MASTERCARD INTERNATIONAL INCORPORATED, a Delaware corporation, the several banks and other financial institutions parties thereto (the "Lenders"), JPMORGAN CHASE BANK, as back-up agent (in such capacity, the "Backup Agent") and CITIBANK, N.A., as administrative administrative agent (in such capacity, the "Administrative Agent") for the Lenders.

                              W I T N E S S E T H :

                  WHEREAS, the Credit Agreement provides in subsection 2.25(c) thereof that any Lender with (when applicable) the consent of the Borrower may increase the amount of its Commitment by executing and delivering to the Borrower and the Administrative Agent a supplement to the Credit Agreement in substantially the form of this Supplement; and

                  WHEREAS, the undersigned now desires to increase the amount of its Commitment under the Credit Agreement;

                  NOW THEREFORE, the undersigned hereby agrees as follows:

                  1. The undersigned agrees, subject to the terms and conditions of the Credit Agreement, that on the date this Supplement is accepted by the Borrower and the Administrative Agent it shall have its Commitment increased by $ ________, thereby making the amount of its Commitment $________.

                  2. Terms defined in the Credit Agreement shall have their defined meanings when used herein.

                  IN WITNESS WHEREOF, the undersigned has caused this Supplement to be executed and delivered by a duly authorized officer on the date first above written.

                                                     [INSERT NAME OF LENDER]

                                                     By_________________________
                                                       Name:
                                                       Title:

Accepted this ________ day of
________________, ____.

MASTERCARD INCORPORATED

By____________________
  Name:
  Title:

Accepted this ________ day of
_____________, ____.

CITIBANK, N.A., as Administrative Agent

By_____________________
  Name:
  Title: